TABLE OF CONTENTS

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT dated as of March 30, 2007 (this "**Agreement**"), by and between CIBT School of Business & Technology Corp., a corporation organized under the laws of British Columbia ("**CIBT**"), Capital Alliance Group Inc., a corporation organized under the laws of British Columbia ("**CAG**"), and Shane Corporation S.à.r.l., a private limited liability company (*société à responsabilité limitée*) under the laws of the Grand-Duchy of Luxembourg (the "**Purchaser**").

W I T N E S S E T H:

WHEREAS, CIBT proposes, subject to the terms and conditions set forth herein, to issue and sell to the Purchaser the Debenture (as defined below);

WHEREAS, to induce the Purchaser to acquire the Debenture and as consideration hereunder, CAG has agreed to execute and deliver the Guaranty (as defined in Section 7.2(i));

WHEREAS, to induce the Purchaser to acquire the Debenture and as consideration hereunder, CIBT has agreed to grant to the Purchaser a warrant in the form attached hereto as Exhibit A (the "**Warrant**") to purchase an aggregate of 5,361,667 common shares without par value of CIBT ("**Common Shares**") pursuant to this Agreement and the Warrant; and

WHEREAS, the Purchaser wishes to purchase from CIBT the Warrant and the Debenture.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

ARTICLE 1

DEFINITIONS

Section 1.1 Defined Terms.

(a) As used in this Agreement, the following terms shall have the following meanings:

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" has meanings correlative to the foregoing.

"Applicable Law" means any applicable federal, provincial, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority.

"BC Securities Laws" means the Securities Act (British Columbia), and the rules and regulations promulgated thereunder, as amended, as well as all applicable rules, policy statements, notices, blanket rulings, instruments and orders issued by the British Columbia Securities Commission.

"BMO" means Harris Nesbitt Corp. or any entity succeeding to its rights under the letter agreement with CIBT dated October 29, 2004 that is issued the "Warrants" as defined in such letter agreement.

"Business Day" means any day other than a Saturday, a Sunday, or a day when banks in New York, New York or British Columbia, Canada are authorized by Applicable Law to be closed.

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock or share capital of such Person and (ii) with respect to any other Person, any and all partnership, membership, joint venture or other equity interests of such Person.

"Commission" means the United States Securities and Exchange Commission.

"Contract" means any contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, instrument, or other agreement or arrangement (whether written or oral).

"Debenture" means CIBT's debenture to be issued to the Purchaser on the date hereof in the aggregate original principal amount of Five Million Dollars ($5,000,000). Such Debenture shall be substantially in the form attached hereto as Exhibit B.

"Debenture Indebtedness" means all principal, accrued and unpaid interest and all other obligations arising under the Debenture.

"Disclosure Schedule" means CIBT's and CAG's disclosure schedule delivered to the Purchaser concurrently with the date hereof.

"Employee Plan" means any plan, program, agreement, policy or arrangement that is a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan or any other deferred-compensation, severance pay, salary continuation, retirement, pension, profit sharing, welfare-benefit, bonus, incentive or fringe benefit plan, program, fund or arrangement of any kind.

"Financing Documents" means this Agreement, the Registration Rights Agreement, the Debenture, the Warrant, the Guaranty Agreement, the Shareholders Agreement, the Management Rights Letter, the Pledge Agreement and each certificate, instrument and agreement delivered in connection with any of the foregoing.

"GAAP" means, as of any date, Canadian generally accepted accounting principles, consistently applied, as in effect on such date.

"Governmental Authority" means (i) any federal, provincial, state, local, or foreign court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any stock exchange or trading market on which securities issued by CAG are listed or quoted.

"Indebtedness" means the aggregate amount of all obligations of CIBT or its Subsidiaries (i) for borrowed money or with respect to deposits or advances of any kind to CIBT or its Subsidiaries, and all prepayment premiums, penalties and any other fees and expenses payable to satisfy such obligations; (ii) evidenced by bonds, debentures, indentures, notes or similar instruments; (iii) upon which interest charges are customarily paid (excluding trade accounts payable); (iv) all obligations of CIBT or its Subsidiaries under conditional sale or other title retention agreements relating to property purchased by CIBT or its Subsidiaries; (v) issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable); (vi) under capitalized leases; (vii) secured by any Lien on property or assets owned by CIBT or its Subsidiaries, (viii) under interest rate or currency swap transactions (valued at the termination value thereof); and (ix) under guarantees and other arrangements having the economic effect of a guarantee by CIBT or its Subsidiaries of any indebtedness of any other Person.

"Intellectual Property" means domestic and foreign patents and patent applications, inventions, patent licenses, software licenses, know-how licenses, trade names, trademarks (registered or unregistered), copyrights (registered or unregistered), service marks (registered or unregistered), uniform resource locators, Internet domain names, trade secrets and other confidential and proprietary information.

"ITA" means the *Income Tax Act* (Canada), as amended from time to time, and including all regulations thereunder.

"Lien" means any adverse claim, mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal or first offer, preemptive right, conversion, put, call or other claim or right, restriction on transfer, community property interest, or preferential arrangement of any kind or nature whatsoever, restriction of any kind (including any restriction on the transfer of any assets, voting, or any other attribute of ownership), any conditional sale or other title retention agreement and any financing lease involving substantially the same economic effect as any of the foregoing.

"Management Rights Letter" means that certain Management Rights Letter, to be dated as of the Closing Date, by and among CIBT and the Purchaser, substantially in the form attached hereto as Exhibit C.

"Material Adverse Effect" means any material adverse change, event, circumstance, or development with respect to or material adverse effect on the properties, liabilities, business, results of operations or financial condition of CIBT and its Subsidiaries, taken as a whole, *provided, however*, that Material Adverse Effect shall not include any such material adverse change, event, circumstance, or development resulting from economic conditions in the industry in which CIBT conducts its business, so long as such conditions do not adversely affect CIBT in

a disproportionate manner relative to other similarly situated participants in CIBT's industry and in the markets in which they operate.

"Material Subsidiary" means Beijing Fenghua Education Consulting Co. and CIBT Weifang Education Management, Inc.

"Permitted Business" means (i) any business engaged in by CIBT or its Subsidiaries on the Closing Date; and (ii) any business substantially related to the business of CIBT or its Subsidiaries on the Closing Date.

"Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

"Registration Rights Agreement" means the Registration Rights Agreement, to be dated as of the Closing Date, to be entered into by and among CIBT, the Purchaser and the other parties thereto, in the form attached hereto as Exhibit D.

"Securities" means, collectively, the Debenture, the Warrant and the Warrant Shares.

"Shareholders Agreement" means the Shareholders Agreement, to be dated as of the Closing Date, to be entered into by and among CIBT, the Purchaser and the other parties thereto, in the form attached hereto as Exhibit E.

"Subsidiary" means all direct and indirect subsidiaries of CIBT whether now existing or arising hereafter.

"Tax Ruling" means a ruling obtained from the applicable Governmental Authorities in Luxembourg to the effect that the convertible preferred equity certificates to be issued by the Purchaser will qualify as debt for income tax purposes in Luxembourg and any tax return, including that the repurchase and redemption of the Debenture and Warrant will be deductible against income and gains realized on the exercise or sale of the Warrant or sale of shares underlying such Warrant.

"Transactions" means the transactions contemplated by the Financing Documents.

"Warrant Shares" means Common Shares to be issued upon exercise of the Warrant.

Section 1.2 Additional Defined Terms.

As used in this Agreement, the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:

TERM	SECTION
Agreement	Preamble
Asset Disposition	Section 6.2
Audited Financial Statements	Section 3.5(a)

Section 1.3 Knowledge.Where any representation or warranty contained in this Agreement is expressly qualified to the knowledge of CIBT, knowledge of CIBT shall mean the actual knowledge of Toby Chu, Tim Leong, Troy Rice, Yang Shuai, or David An as well as any knowledge or any fact or circumstance that would have or should have come to the attention of any of them in the course of discharging his or her duties in a reasonable and prudent manner consistent with sound business practices.

Section 1.4 Currency.References herein to "$" or "dollars" herein shall be deemed to refer to United States dollars.

ARTICLE 2

SALE AND PURCHASE

Section 2.1 Agreement to Sell and to Purchase; Purchase Price.On the Closing Date, and upon the terms and subject to the conditions set forth in this Agreement:

(a) the Purchaser shall deliver to CIBT:

(i) against delivery of the Debenture and the Warrant being issued to the Purchaser, $5,000,000 via wire transfer of immediately available funds to such

bank account as CIBT shall designate not later than two (2) Business Days prior to the Closing Date; and

(ii) each document, instrument, agreement and certificate referenced in Section 7.1.

(b) CIBT shall deliver to the Purchaser:

(i) against payment of $5,000,000 therefor, the Debenture and the Warrant; and

(ii) each document, instrument, agreement and certificate referenced in Section 7.2.

(c) CIBT shall deliver to the Purchaser evidence of the payment of all costs and expenses of the Purchaser required to be reimbursed by CIBT pursuant to Section 8.9 hereof.

Section 2.2 Closing.Subject to the satisfaction or written waiver of the conditions set forth in this Agreement, the issuance and sale of the Securities hereunder (the "**Closing**") shall take place on the date of this Agreement at the offices of WilmerHale, 1875 Pennsylvania Ave., Washington D.C. (the date of the Closing is the "**Closing Date**"), or on such other date hereafter and at such other location as may be mutually agreed.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF CIBT AND CAG

CIBT and CAG, jointly and severally, hereby represent and warrant to the Purchaser as of the date hereof and as of the Closing Date as follows:

Section 3.1 Organization and Standing; Subsidiaries.

(a) Each of CAG, CIBT and its Subsidiaries is duly organized, validly existing and in corporate and tax good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted. Each of CAG, CIBT and its Subsidiaries is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary. CIBT has delivered to the Purchaser true and complete copies of CIBT's notice of articles and articles of incorporation, as amended to date and as in effect on the date hereof, and the certificates of incorporation, articles, bylaws or other similar organizational and governing documents of CAG and each of the Subsidiaries, in each case, as amended through the date hereof and as in effect on the date hereof.

(b) Schedule 3.1(b) of the Disclosure Schedule sets forth: (i) the name of each Subsidiary; (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of

the officers and directors of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business.

(c) None of CAG, CIBT or its Subsidiaries are in default under or in violation of any provision of its certificates or articles of incorporation, bylaws or other organizational or governing documents.

(d) Except as set forth on Schedule 3.1(d) of the Disclosure Schedule, CIBT does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary.

Section 3.2 Capital Stock; Warrants.

(a) As of the date hereof, the authorized Capital Stock of CIBT consists solely of 100,000,000 Common Shares, of which 17,757,888 shares are issued and outstanding on the date hereof and 17,753,321 will be issued and outstanding on the Closing Date. Each share of Capital Stock of CIBT that is issued and outstanding was duly authorized and validly issued in accordance with Applicable Laws and is fully paid and nonassessable. The Common Shares are owned of record and beneficially by the shareholders in the amounts set forth on Schedule 3.2(a) of the Disclosure Schedule, free and clear of all Liens (other than restrictions under BC Securities Laws and other Applicable Laws relating to securities).

(b) Except as set forth on Schedule 3.2(b) of the Disclosure Schedule, as of the date of this Agreement, there are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of CIBT or any Subsidiary, and (ii) no restrictions upon, or Contracts or understandings of CIBT or any Subsidiary, or, to the knowledge of CIBT, Contracts or understandings of any other Person, with respect to, the voting or transfer of any shares of Capital Stock of CIBT or any Subsidiary.

(c) The Debenture has been duly authorized by CIBT and, when issued and delivered by CIBT in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of CIBT, enforceable in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles, and will be issued free and clear of all Liens or transfer restrictions other than those in the Financing Documents.

(d) The Warrant has been duly authorized by CIBT and, when issued and delivered by CIBT in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of CIBT, enforceable in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles, and will be issued free and clear of all Liens or transfer restrictions other than those in the Financing Documents.

(e) The Warrant Shares have been duly and validly authorized and validly reserved for issuance in contemplation of the exercise of the Warrant and, when issued and delivered in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable, and will be free and clear of all Liens or transfer restrictions other than those in the Financing Documents, and the issuance thereof will not have been subject to any preemptive rights or made in violation of Applicable Law.

(f) Except as set forth on Schedule 3.2(f) of the Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Subsidiary are held directly, or indirectly by CIBT and are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either CIBT or any other Subsidiary are held or owned free and clear of any Liens (other than restrictions under applicable securities laws). Except as set forth on Schedule 3.2(f) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which CAG, CIBT or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any Capital Stock of any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

Section 3.3 Authorization; Enforceability.

Each of CIBT and CAG has all necessary corporate power and authority to execute, deliver and perform its obligations under the Financing Documents, and has taken all corporate action necessary to authorize the execution, delivery and performance by it of each of the Financing Documents and to consummate the Transactions. No other corporate or shareholder proceeding on the part of CIBT or CAG is necessary for such authorization, execution, delivery and consummation. CIBT and CAG have duly executed and delivered this Agreement and the other Financing Documents. Each of the Financing Documents constitutes a legal, valid and binding obligation of CIBT and CAG, enforceable against CIBT and CAG in accordance with its terms, except (i) to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization or similar Applicable Laws affecting the enforcement of creditors' rights generally and to general equitable principles under Applicable Law, (ii) as limited by Applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by Applicable Laws relating to securities.

Section 3.4 No Violation; Consents.

(a) The execution, delivery and performance by CIBT and CAG of each of the Financing Documents and the consummation by CIBT and CAG of the Transactions do not contravene any Applicable Law. Except as set forth on Schedule 3.4(a) of the Disclosure Schedule, the execution, delivery and performance by CIBT and CAG of each of the Financing Documents and the consummation of the Transactions (i) will not (A) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which CAG, CIBT or any Subsidiary is a party or by which CAG, CIBT or any such Subsidiary is bound or to which any of their respective assets are subject, or (B) result in the creation or imposition of any Lien

upon any of the assets of CAG, CIBT or any Subsidiary, except for any such violations, breaches, defaults or Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the ability of CIBT or CAG to perform its or their obligations under the Financing Documents and (ii) does not conflict with or violate any provision of the certificate of incorporation, articles or resolutions of CAG or CIBT or the certificate or articles of incorporation, by-laws or other similar organizational or governing documents of the Subsidiaries.

(b) Except for such consents as shall have been obtained prior to the Closing Date and all of which are as set forth on Schedule 3.4(b) of the Disclosure Schedule, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by CIBT or CAG for the execution, delivery and performance of the Financing Documents or the consummation by CIBT and CAG of the Transactions.

Section 3.5 Financial Statements; Indebtedness.

(a) Set forth on Schedule 3.5 of the Disclosure Schedule are:

(i) a complete copy of the consolidated audited balance sheets of CIBT for the years ended December 31, 2005 and June 30, 2006, and the related audited consolidated statements of income, shareholders' equity and cash flows, together with a copy of the reports on such audited information by CIBT's auditors (collectively, the "**Audited Financial Statements**"); and

(ii) the unaudited consolidated balance sheet of CIBT, dated as of December 31, 2006 and the related statement of income for the six-month period ended December 31, 2006, together with consolidated statement of income and budget comparison for the seven months ended January 31, 2007, all prepared by CIBT's management (the "**Unaudited Financial Statements**").

(b) The Audited Financial Statements and the Unaudited Financial Statements have been prepared in accordance with the books and records of CIBT and GAAP and present fairly in all material respects the financial position, results of operations, equity and cash flows of CIBT and its Subsidiaries on a consolidated basis as of the dates and for the periods indicated, *provided* that the Unaudited Financial Statements omit footnotes and exclude certain adjustments ordinarily made only on year-end financial statements.

(c) Since June 30, 2006, there have been no material changes in the accounting policies of CIBT or its Subsidiaries (including any change in depreciation or amortization policies or rates) and no revaluation of any of CIBT's or its Subsidiaries material assets other than revaluations in the ordinary course of business, in each case and in the aggregate, that are not material and there has been no material adverse change in the financial position of CIBT on a consolidated basis. CIBT has delivered to the Purchaser true and complete copies of all management letters, if any, relating to any audit of the Financial Statements, and all letters or documentation, if any, relating to the internal controls or other accounting practices of CIBT or its Subsidiaries.

(d) Neither CIBT nor its Subsidiaries has any Indebtedness other than as set forth on Schedule 3.5(d) of the Disclosure Schedule.

(e) CIBT and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability. Except as set forth on Schedule 3.5(e) of the Disclosure Schedule, there are no significant deficiencies in the design or operation of the internal Controls of CIBT or its Subsidiaries which have adversely affected or could adversely affect CIBT's or its Subsidiaries ability to record, process, summarize and report financial data. There has been no incidence of fraud, whether or not material, involving management or other employees of CAG, CIBT or its Subsidiaries who have a role in the internal controls of CAG, CIBT or its Subsidiaries.

Section 3.6 Absence of Certain Changes.

Except as disclosed on Schedule 3.6 of the Disclosure Schedule, since June 30, 2006, (i) there has not been any event, occurrence, circumstances or facts (or the failure of any of the foregoing to occur) that has had, or could reasonably be expected to have (a) a Material Adverse Effect or (b) a material adverse effect on the ability of CIBT or CAG to perform their respective obligations under the Financing Documents; (ii) the business of CIBT and its Subsidiaries has been conducted only in the ordinary course; (iii) neither CIBT nor any of its Subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction outside of the ordinary course of business or entered into any material agreement outside of the ordinary course of business; (iv) CIBT and its Subsidiaries have not increased the compensation of any officer or director or granted any general salary or benefits increase, other than in the ordinary course of business; (v) neither CIBT nor any of its Subsidiaries has taken any action referred to in Section 5.1; (vi) there has been no declaration, setting aside or payment of any dividend or distribution with respect to any Capital Stock of CIBT or any of its Subsidiaries; and (vii) there has been no change by CIBT or any of its Subsidiaries in accounting principles, practices or methods.

Section 3.7 Private Offering.

Assuming the accuracy of the representations of the Purchaser, the offer and sale of the Securities are each exempt from the applicable registration and prospectus delivery requirements of the BC Securities Act and any other applicable securities law.

Section 3.8 Provided Information.

All financial projections and other estimates concerning CIBT, its Subsidiaries and the Transactions that have been prepared by CAG, CIBT or its Subsidiaries or any of CIBT's or CAG's authorized representatives and that have been made available to the Purchaser or any of their authorized representatives in connection with the Transactions have been prepared in good faith on a basis reflecting the reasonable estimates, assumptions and judgments of CIBT's management as to the future financial performance of CIBT and its Subsidiaries and were

prepared based on assumptions of fact and opinion as to future events which CAG and CIBT, at the date of the issuance of such projections and estimates, believed to be reasonable, but which neither CAG nor CIBT can or does assure or guarantee the attainment of in any manner. CIBT does not make any other representation with respect to any other information contained in such projections and estimates.

Section 3.9 Litigation.

Except as set forth in Schedule 3.9 of the Disclosure Schedule, since December 31, 2004, there have been no actions, suits, proceedings at law or in equity, or any arbitration or any administrative or other proceeding ("**Proceeding**") by or before (or, to the knowledge of CIBT, any investigation by) any Governmental Authority, pending, or, to the knowledge of CIBT, threatened, against or affecting CAG, CIBT, or any of its Subsidiaries, or any of their properties. There are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of CIBT, threatened, seeking to prevent or challenging the Transactions. Except as set forth in Schedule 3.9 of the Disclosure Schedule, since December 31, 2004, none of CAG, CIBT or its Subsidiaries have been subject to any judgment, order, decree or other adverse determination entered in any Proceeding.

Section 3.10 Compliance with Laws; Permits and Licenses.

Each of CIBT and its Subsidiaries is in compliance in all material respects with each Applicable Law. CIBT and each of its Subsidiaries has obtained from each applicable Governmental Authority all governmental permits, licenses, franchises and authorizations required for CIBT and each of its Subsidiaries to conduct its business as currently conducted (collectively, "**Governmental Licenses**"), except where the failure to obtain such Governmental Licenses could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. CIBT and each of its Subsidiaries is in compliance in all material respects with the terms and conditions set forth in all such Governmental Licenses and all Governmental Licenses are valid and in full force and effect. None of CAG, CIBT or its Subsidiaries has received any notice of Proceedings relating to the revocation or modification of any such Governmental Licenses. To CIBT's knowledge, there exists no reason or cause that could justify the variation, suspension, cancellation or termination of any such Governmental Licenses held by CIBT or any of its Subsidiaries with respect to the current or contemplated operation of their respective businesses.

Section 3.11 Intellectual Property.

In the operation of its business, CIBT and its Subsidiaries have used, and currently use, certain Intellectual Property. Except as set forth on Schedule 3.11 of the Disclosure Schedule, CIBT or its Subsidiaries owns the entire right, title and interest in and to, free and clear of any Liens, or has the right to use under valid license, all Intellectual Property necessary to conduct the business of CIBT and its Subsidiaries as presently conducted and as presently proposed to be conducted. No business operations of CIBT or its Subsidiaries now infringes or has infringed upon any Intellectual Property rights of any other Person. No Intellectual Property of CIBT and its Subsidiaries has been canceled, abandoned, adjudicated invalid, or to CIBT's knowledge become subject to any outstanding judgment, order, decree, ruling, injunction, writ or consent

restricting their use or adversely affecting CIBT's or any Subsidiary's rights thereto. Except as set forth in Schedule 3.11 of the Disclosure Schedule, there are no pending or, to the knowledge of CIBT, threatened Proceedings or claims adversely affecting the Intellectual Property of CIBT and its Subsidiaries. To the knowledge of CIBT, no Person is infringing, misappropriating or misusing any of the Intellectual Property of CIBT or its Subsidiaries.

Section 3.12 Employee Benefit Plans and Employment Matters.

(a) Schedule 3.12(a) of the Disclosure Schedule sets forth as of the date hereof a true and complete list of each of the Employee Plans of CIBT and its Subsidiaries in which current or former employees, agents, directors, or independent contractors of CIBT or its Subsidiaries ("**Employees**") participate or pursuant to which CIBT or any of its Subsidiaries has a liability with respect to Employees (each, a "**Company Plan**"), except those prescribed by Applicable Law in China. Except as disclosed on Schedule 3.12(a) of the Disclosure Schedule, neither CIBT nor any of its Subsidiaries has any commitment to establish any Employee Plans or to modify or change materially any existing Company Plan. CIBT has made available to the Purchaser with respect to each Company Plan: (i) a true and complete copy of all material written documents comprising such Company Plan (including amendments and individual agreements relating thereto); and (ii) the most recent financial statements, if any.

(b) Each Company Plan has been established and maintained in compliance in all material respects with its terms and the requirements of all Applicable Law, and all contributions required to be made to the Company Plans have been made in a timely fashion.

(c) Neither CIBT nor its Subsidiaries has an Employee Plan which is intended to be registered under the ITA or under any other Applicable Law comparable to the ITA.

(d) Except as set forth on Schedule 3.12(d) of the Disclosure Schedule, none of the execution or delivery of the Financing Documents or the consummation of the Transactions, constitutes an event under any Company Plan, loan to, or individual agreement or contract with, an Employee that may reasonably be expected to result in any payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any Company Plan, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any Employee, or the forgiveness of any loan or other commitment of any Employees.

(e) There are no Proceedings (other than routine claims for benefits) pending or, to CIBT's knowledge, threatened, with respect to any Company Plan.

(f) No amounts paid or payable by CAG, CIBT or any Subsidiary to or with respect to any Employee (including any such amounts that may be payable as a result of the execution and delivery of the Financing Documents or the consummation of the transactions contemplated hereby or thereby) will fail to be deductible under the ITA.

(g) CIBT and its Subsidiaries are in compliance in all material respects with and have never been the subject of any inspection or investigation relating to its compliance with or violation of any, Canadian or Chinese immigration laws, nor have they been warned, fined or

otherwise penalized by reason of any such failure to comply with Canadian or Chinese immigration laws, nor is any such Proceeding pending or to CIBT's knowledge, threatened.

(h) Except as set forth on Schedule 3.12(h) of the Disclosure Schedule, CIBT and its Subsidiaries are in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions and wages and hours.

(i) Neither CIBT nor any of its Subsidiaries has experienced any labor disputes or work stoppages due to labor disagreements. Neither CIBT nor any of its Subsidiaries is, or has ever been, a party to any collective bargaining agreements and, to the knowledge of CIBT, neither CIBT nor any of its Subsidiaries has been the subject of any organizational activity.

Section 3.13 Taxes.

Except as set forth on Schedule 3.13 of the Disclosure Schedule:

(a) CAG, CIBT and its Subsidiaries have timely filed or caused to be timely filed all federal, provincial, municipal, state, county, local and foreign Tax Returns required to be filed by or with respect to them. Such Tax Returns have accurately reflected all material liability for Taxes of CAG, CIBT and its Subsidiaries for the periods covered thereby. All Taxes have been paid in full on a timely basis other than Taxes which are being contested in good faith by appropriate proceedings, diligently pursued, and which have been fully reserved on the balance sheet of CIBT. The amount of the liability of CIBT and each of its Subsidiaries for unpaid Taxes for all periods (or portions thereof) ending on or before June 30, 2006, does not, in the aggregate, materially exceed the amount of the current liability accrual for Taxes (excluding reserves for deferred Taxes) reflected on CIBT's June 30, 2006 audited balance sheet; and all Tax liabilities of CAG, CIBT and each of its Subsidiaries since such time have been incurred in the ordinary course of business of CIBT or its Subsidiaries; and all material Tax liabilities since such time have been set forth on the books and records of CIBT or each of its Subsidiaries, as the case may be, and disclosed to the Purchaser prior to the date hereof.

(b) There are no material Tax assessments or adjustments that have been asserted in writing against CIBT or any of its Subsidiaries for any period.

(c) There are no audits, examinations, actions, suits, proceedings, investigations, claims or assessments pending or, to the knowledge of CIBT, threatened, against CIBT or any of its Subsidiaries for any alleged deficiency or unpaid liability in any Tax (a "**Tax Controversy**") and neither CIBT nor or any of its Subsidiaries has been notified in writing of any proposed Tax Controversy against CIBT or any of its Subsidiaries. Neither CIBT nor any of its Subsidiaries have been included in any "consolidated," "unitary" or "combined" Tax Return provided for under the law of the United States, Canada, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired with any Person other than CIBT and its Subsidiaries. CIBT and each of its Subsidiaries has made available to the Purchaser correct and complete copies of all income Tax Returns (to the extent filed as of the date hereof or, if not filed, correct and complete copies of extensions thereof), examination reports, assessments, reassessments, statements of deficiencies assessed

against or agreed to by CIBT or any of its Subsidiaries, or any other similar correspondence from a taxing authority, relating to taxable years 2004, 2005 and 2006.

(d) There are no Liens for Taxes on the assets of CIBT or any of its Subsidiaries, except for (i) statutory liens for current Taxes not yet due and payable or (ii) which have been validly reserved for under GAAP, are being validly contested, and are set forth in Schedule 3.13(d) of the Disclosure Schedule.

(e) There are no Tax sharing, allocation, indemnification or similar agreements in effect as between or among CAG, CIBT and its Subsidiaries or any predecessors or affiliates thereof and any other party under which CIBT, any of its Subsidiaries, or the Purchaser could be liable for material Taxes or other material claims of any third party.

(f) For purposes of this Agreement, the term "**Tax**" means any federal, state, county or local, or foreign or provincial income, gross receipts, profits, capital gains, capital stock, occupation, employment, severance, stamp, withholding, property, sales, goods and services, use, license, excise, franchise, occupation, employment, payroll, Canadian pension plan and provincial plan contributions, value added, alternative or added minimum, *ad valorem* or transfer tax, or any other tax, levy, custom, duty or governmental fee or other like assessment or charge of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), together with all estimated taxes, deficiency assessments, additions to tax, interest or penalties imposed by any Governmental Authority, and shall include any liability for such amounts as a result either of being or having been a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity. The term "**Tax Return**" means a report, return, form, election, designation or other information (including any attached schedules or any amendments to such report, return, form, election, designation or other information) required to be supplied to or filed with any Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

Section 3.14 Title to Assets.

CIBT and each of its Subsidiaries has good and valid title to (i) all of its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of June 30, 2006 (except as indicated in the notes thereto), and (ii) all the tangible properties and assets purchased by CIBT and any of its Subsidiaries since June 30, 2006 except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business; in each case subject to no Lien, except for Permitted Liens. "**Permitted Liens**" means: (i) Liens for Taxes not yet due or payable or which have been validly reserved for under GAAP and are being validly contested; (ii) Liens reflected in CIBT's audited balance sheet dated as of June 30, 2006 or the notes thereto; (iii) Liens imposed by Applicable Law and incurred in the ordinary course of business for obligations not yet due and payable to laborers, materialmen and the like; (iv) zoning and other restrictions, variances, covenants, rights-of-way, encumbrances, easements and or other minor irregularities of title, none of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the value of any of the real property of CIBT or its Subsidiaries, or would impair in any material respect the ability of CIBT or the relevant Subsidiary to sell such

property for its current use; (v) Liens in respect of capital leases or purchase money indebtedness incurred by CIBT or any of its Subsidiaries in connection with its business in the ordinary course; (vi) existing and future mortgages secured by real property used by CIBT or any of its Subsidiaries with its business in the ordinary course, and (vii) restrictions under applicable securities laws.

Section 3.15 Contracts.

Schedule 3.15 of the Disclosure Schedule sets forth the following Contracts to which CIBT or any of its Subsidiaries is a party or are bound or to which CAG is party that relates to the business of CIBT or its Subsidiaries:

(a) any agreement (or group of related agreements, with the same third party or any of its Affiliates) for the lease of personal property providing for lease payments in excess of Fifty Thousand Dollars ($50,000) per annum;

(b) any single agreement for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which involve consideration in excess of Fifty Thousand Dollars ($50,000) for any one such agreement per annum;

(c) any agreement concerning a partnership, collaboration or joint venture;

(d) any agreement (or group of related agreements, with the same third party or any of its Affiliates) under which CIBT or any of its Subsidiaries has created, incurred, assumed, or guaranteed any Indebtedness in excess of Fifty Thousand Dollars ($50,000) per annum or under which it has imposed a Lien on any of its material assets, tangible or intangible;

(e) any agreement with an employee of CIBT or any of its Subsidiaries, providing for a base salary per annum in excess of One Hundred Thousand Dollars ($100,000) and any employment agreement with each of Toby Chu, Tim Leong, Troy Rice, Yang Shuai, and David An;

(f) any agreement (or group of related agreements with the same third party or any of its Affiliates) in respect of any loan or advance to, or investment in, any other Person, or any commitment to make any of the foregoing, by CIBT or any of its Subsidiaries in an amount in excess of Fifty Thousand Dollars ($50,000);

(g) any agreement, indenture or other instrument which contains restrictions on CIBT's or its Subsidiaries' ability to pay dividends or otherwise make distributions with respect to their Capital Stock;

(h) any agreement, contract or commitment limiting the ability of CIBT or any Subsidiary to compete with any Person or engage in any line of business, except for any such agreement, contract or commitment entered into in the ordinary course of business;

(i) any agreement contract or commitment offering a customer or other party "most favored nation" status, a right of first offer or refusal, exclusivity or other similar terms;

(j) any agreement, contract or commitment with any Affiliate (other than a wholly-owned Subsidiary) of CIBT or relative to of or related party to any Affiliate other than those set forth in Schedule 3.15(j) of the Disclosure Schedule; and

(k) any other material Contract of CIBT or its Subsidiaries not entered into in the ordinary course of business, including, without limitation, any side letter agreement with an employee, director, investor of CIBT or its Subsidiaries, and any other agreement, contract or commitment of CIBT or its Subsidiaries, a breach or termination of which could reasonably be expected to have a Material Adverse Effect. The foregoing are referred to hereafter as the "**Scheduled Contracts**." With respect to the Scheduled Contracts, except as set forth in Schedule 3.15(k) of the Disclosure Schedule or as could not reasonably be expected to have a Material Adverse Effect (i) all are in full force and effect; (ii) neither CIBT nor any of its Subsidiaries nor, to the knowledge of CIBT, any other party thereto, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by CIBT, or permit termination, modification, or acceleration, under any such Scheduled Contract; (iii) neither CIBT nor any of its Subsidiaries has assigned any of its rights or obligations under any of the Scheduled Contracts; and (iv) neither CIBT nor any of its Subsidiaries has received any outstanding notice of cancellation or termination in connection with any of the Scheduled Contracts.

Section 3.16 Insurance.

CIBT and its Subsidiaries have obtained and maintain in full force and effect insurance (including director's and officer's liability insurance) with insurance companies or associations in such amounts, on such terms and covering such risks as disclosed in Schedule 3.16 of the Disclosure Schedule.

Section 3.17 Investment Company.

None of CIBT or its Subsidiaries are an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

Section 3.18 Environmental Laws and Regulations.

CIBT and its Subsidiaries (including, without limitation, its assets) are in compliance in all material respects with all Environmental Laws or Environmental Permits. CIBT and its Subsidiaries possesses and are in compliance with all Environmental Permits which are required for the operation of their business. During the last five years, neither CIBT nor any Subsidiary has received any notice, citation, inquiry or complaint of any alleged violation of any Environmental Law or Environmental Permit. "**Environmental Laws**" means all Applicable Laws that pertain to environmental matters or contamination of any type whatsoever; and "**Environmental Permits**" means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws.

Section 3.19 Brokers and Finders.

Except as set forth on Schedule 3.19 of the Disclosure Schedule, no agent, broker, Person or firm acting on behalf of CIBT is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with the Financing Documents or any of the Transactions.

Section 3.20 Solvency.

As of the date hereof and after giving effect to the Transactions: (i) the property of CIBT and its Subsidiaries, taken as a whole at a fair valuation, will exceed its Indebtedness; (ii) the capital of CIBT will not be unreasonably small to conduct its business; and (iii) CIBT will not have incurred Indebtedness beyond its ability to pay such obligations as they mature.

Section 3.21 Business.

CIBT and its Subsidiaries are exclusively engaged in the business of providing for-profit, post-secondary education, corporate and professional training programs, and related educational services.

Section 3.22 Management History.

Except as set forth in Schedule 3.22 of the Disclosure Schedule, to CIBT's knowledge, no director or officer of CAG, CIBT or any of its Subsidiaries has been (a) convicted of any criminal offense (excluding traffic violations and other minor offenses), or (b) has been the subject of a bankruptcy or similar insolvency proceeding, or (c) has been a general partner or executive officer of a business entity which has filed a petition under any bankruptcy or insolvency laws, or had a receiver or similar officer appointed by a court to administer the business or property of such entity while such person was a general partner or executive officer of such entity at or within two (2) years before the time of such filing.

Section 3.23 Certain Business Relationships With Affiliates.

Except as set forth on Schedule 3.23 of the Disclosure Schedule, no Affiliate of CIBT or its Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of CIBT or its Subsidiaries, (b) has any claim or cause of action against CIBT or its Subsidiaries, or (c) owes any money to, or is owed any money by, CIBT or its Subsidiaries. Schedule 3.23 of the Disclosure Schedule describes any commercial transactions or relationships between CIBT or its Subsidiaries and any Affiliate thereof which occurred or have existed since December 31, 2005.

Section 3.24 Books and Records; Bank Accounts.

The books and records of CIBT and its Subsidiaries accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of CIBT or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

Section 3.25 Improper Practices.

None of CAG, CIBT or its Subsidiaries (including any of their officers or directors) has taken any action which would cause it to be in violation of any Canadian law, rules or regulations relating to bribery or improper influence, the Foreign Corrupt Practices Act of 1977, or any other similar foreign law, rules or regulations.

Section 3.26 Disclosure.

No representation or warranty by CIBT or CAG contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of CIBT or CAG pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. CIBT has provided the Purchaser with all the information the Purchaser has requested for deciding whether to purchase the Securities.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to CIBT as of the date hereof and as of the Closing Date as follows:

Section 4.1 Organization; Authorization; Enforceability.

The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser has the power to execute, deliver and perform its obligations under each of the Financing Documents to which it is a party and has taken all corporate, limited liability company or partnership, as applicable, action necessary to authorize the execution, delivery and performance by it of such Financing Documents and to consummate the transactions contemplated hereby and thereby. No other proceedings on the part of the Purchaser are necessary for such authorization, execution, delivery and consummation. This Agreement constitutes, and each of the other Financing Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute, a legal, valid and binding obligation of the Purchaser, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

Section 4.2 Private Placement.

(a) The Purchaser understands that (i) the offering and sale of the Securities in the Transactions by CIBT is intended to be exempt from the prospectus and registration requirements of the BC Securities Laws; (ii) there is no existing public or other market for the Debenture or the Warrant; and (iii) CIBT has made no assurances that a public market will ever exist for the Securities.

(b) The Purchaser (i) is an "accredited investor" as defined in National Instrument 45-106 – Prospectus and Registration Exemptions, (ii) has sufficient knowledge and experience in financial and business matters (either alone or together with its advisors) so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Securities and to protect its own interest in connection with such investment and (iii) can bear the economic risk of (A) an investment in the Securities indefinitely and (B) a total loss in respect of such investment.

(c) The Purchaser is acquiring the Securities to be acquired hereunder (and will acquire the Warrant Shares) for its own account, for investment and not with a view to the public resale or distribution thereof in violation of any securities law.

(d) The Purchaser understands that the Securities will be issued in a transaction exempt from the prospectus and registration requirements of the BC Securities Laws and that such securities may not be resold by the Purchaser in British Columbia except in compliance with such registration and prospectus requirements or subject to exemptions from such requirements.

(e) The Purchaser (i) has been furnished with or has had access to or has been given the opportunity to review all of the information that it considers necessary or appropriate to make an informed investment decision with respect to the Securities and that it has requested from CIBT, and (ii) has had an opportunity to discuss with management of CIBT the business and financial affairs of CIBT and to obtain information (to the extent CIBT possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access.

(f) The Purchaser has been advised to consult its own legal advisors with respect to the applicable Canadian laws regarding (a) the holding periods imposed in respect of the Securities by BC Securities Laws and (b) the income tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.

(g) The Purchaser understands and agrees that so long as applicable, each Debenture shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend set forth in or required by the other Financing Documents or required under applicable foreign and state securities laws):

> UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (i) [insert the distribution date], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

The Purchaser further understands and agrees that so long as applicable, each certificate representing any Warrant or Warrant Shares shall be stamped or otherwise imprinted with a legend as set forth in the Warrant Agreement.

Section 4.3 <u>No Violation; Consents</u>.

(a) The execution, delivery and performance by the Purchaser of each of the Financing Documents to which it is a party and the consummation of the Transactions do not and will not contravene any Applicable Law except where any such contravention by the Purchaser could not reasonably be expected to have a material adverse effect on the Purchaser. The execution, delivery and performance by the Purchaser of each of the Financing Documents to which it is a party and the consummation of the Transactions contemplated therein (i) will not violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Purchaser is party or by which the Purchaser is bound or to which any of its assets is subject, except for any such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement, and (ii) will not conflict with or violate any provision of the organizational documents of the Purchaser.

(b) No consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Purchaser for the execution, delivery and performance of any of the Financing Documents to which it is a party or the consummation by Purchaser of any of the transactions contemplated therein, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

Section 4.4 Brokers and Finders.

Except as set forth on Schedule 4.4 of the Disclosure Schedule, no agent, broker, Person or firm acting on behalf of any of the Purchaser is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the Transactions.

ARTICLE 5

AFFIRMATIVE COVENANTS

The covenants set forth below in this Article 5 (other than Section 5.3) will continue, unless otherwise provided below, so long as any Debenture Indebtedness remains outstanding. The covenant set forth below in Section 5.3 will continue so long as the Warrant or any portion thereof remain outstanding.

Section 5.1 Maintain Existence.

CIBT and CAG each agrees that, except as approved in writing by the Purchaser, CIBT shall, and shall cause its Subsidiaries to, to take all appropriate, commercially reasonable actions to preserve and keep in full force and effect the existence of CIBT and its Subsidiaries and to maintain their right to do business in all jurisdictions necessary for the conduct of business in the ordinary course. Notwithstanding the foregoing, CIBT may liquidate or dissolve any of its

Subsidiaries in compliance with Applicable Law, *provided* that all of the assets of any such Subsidiary shall be distributed to CIBT or its other Subsidiaries.

Section 5.2 Information Rights.

(a) CIBT and CAG shall, and shall cause the Subsidiaries to, upon the reasonable prior written request of a Purchaser, furnish to the Purchaser all information in CAG's or CIBT's or its Subsidiaries possession pertaining to CIBT or its Subsidiaries or CAG to enable the Purchaser to file any reports or other documents required by any Governmental Authority in connection with the Transactions.

(b) CIBT shall, and shall cause the Subsidiaries to, upon the reasonable prior written request of the Purchaser, afford to a designee of the Purchaser and such accountants, counsel and representatives designated by the Purchaser, reasonable access at reasonable time intervals, at CIBT's or its Subsidiaries' facilities during normal business hours to all of its relevant and material properties, books and records (including, but not limited to, Tax Returns).

(c) CIBT shall deliver to the Purchaser within one hundred ten (110) days after the end of each fiscal year, beginning with the fiscal year ended June 30, 2007, consolidated audited statements of income and cash flows of CIBT for such fiscal year, and the audited balance sheet of CIBT as of the end of such fiscal year, all prepared in accordance with GAAP and audited by an accounting firm of national reputation in Canada or the United States.

(d) CIBT shall deliver to the Purchaser within sixty (60) days after the end of each of the first, second and third fiscal quarters consolidated unaudited statements of income and cash flows of CIBT for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, revenue and gross profit information for such fiscal quarter, comparisons to the previous fiscal year's financial results for such fiscal quarter, a comparison of such fiscal quarter's financial results to the budget for such fiscal quarter, and the balance sheet of CIBT as of the end of such fiscal quarter. Each quarterly statement shall be accompanied by management's discussion and analysis with respect to such quarter.

(e) CIBT shall deliver to the Purchaser within forty-five (45) days after the end of each month consolidated unaudited statements of income and cash flows of CIBT for such calendar month and for the period from the beginning of the fiscal year to the end of such calendar month, revenue and gross profit information for such calendar month, comparisons to the previous fiscal year's financial results for such calendar month, a comparison of such calendar month's financial results to the budget for such calendar month, and the balance sheet of CIBT as of the end of such calendar month. Each monthly statement shall be accompanied by a brief management executive summary report with respect to such month.

(f) CIBT shall deliver to the Purchaser promptly following the acceptance of a monthly budget for a fiscal year by the Board of Directors the monthly budget of CIBT for such fiscal year and projections for the next three (3) years.

Section 5.3 Reservation of Shares.

At all times during which any of the Warrant remain outstanding, CIBT shall: (i) cause to be authorized and reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Capital Stock, solely for the purpose of effecting the exercise of the Warrant, sufficient Common Shares (or, at the direction of the Purchaser, such other class as may be provided under the terms of the Warrant) to provide for the issuance of the maximum number of shares issuable upon exercise of the Warrant; (ii) issue and cause the transfer agent to deliver such Common Shares as required upon exercise of the Warrant, and take all actions necessary to ensure that all such shares will, when issued and paid for pursuant to the exercise of the Warrant, be duly and validly issued, fully paid and nonassessable and not subject to any preemptive rights or in violation of any Applicable Law; and (iii) if any Common Shares reserved for the purpose of issuance upon exercise of the Warrant require registration with or approval of any Governmental Authority under any Applicable Law before such shares may be validly issued or delivered, use its commercially reasonable efforts to secure such registration or approval, as the case may be, and maintain such registration or approval in effect so long as so required.

Section 5.4 Use of Proceeds.

CIBT shall use the proceeds from the Transactions, net of up to $750,000 in fees and expenses related to the Transactions, to acquire new, and expanded existing, teaching centers and schools.

Section 5.5 No Default Certificates.

Contemporaneously with the delivery of financial statements in Section 5.2(d), CIBT and CAG shall deliver a certificate of an officer of CIBT and CAG stating that no default has occurred or is occurring under any of the Financing Documents.

Section 5.6 Material Litigation.

Within thirty (30) days of CIBT's knowledge thereof, CIBT shall provide the Purchaser with written notice of, and copies of all pleadings related to, any material lawsuits filed by or against CIBT or any of its Subsidiaries or against CAG with respect to the business of CIBT or its Subsidiaries.

Section 5.7 Default and Tax Notices.

CIBT will provide the Purchaser with written notice of and copies of any notification received of any defaults on, any material loans, leases, partnership, or joint venture agreements to which CIBT or any of its Subsidiaries is a party or by which any of them are bound within ten (10) days of the receipt thereof.

Section 5.8 Other Notices.

CIBT shall deliver to the Purchaser written notice and copies of any notification or other correspondence received from a Governmental Authority regarding a material tax liability or any potential regulatory action or claim within ten (10) days of receipt thereof.

Section 5.9 Insurance.

CIBT will, and will cause its Subsidiaries to, maintain liability, hazard and business interruption insurance in form, amounts, coverages and basis determined by the Board of Directors of CIBT to be adequate to protect the assets and business of CIBT and its Subsidiaries. Notwithstanding the foregoing, CIBT will maintain directors and officers liability insurance of at least $1 million.

ARTICLE 6

NEGATIVE COVENANTS

The covenants set forth below in this Article 6 will continue, unless otherwise provided below, so long as any Debenture Indebtedness remains outstanding, *provided* that the covenants set forth below in Sections 6.3 and 6.6 will continue for such longer period, if any, as the Warrant or any portion thereof remain outstanding.

Section 6.1 Transactions with Related Parties.

CIBT will not, and will cause its Subsidiaries not to, enter into any transaction with any current director, officer or Affiliate of CAG, CIBT or any of its Subsidiaries or any relative of or related party to any of the foregoing, except for Contracts that are determined by a majority of the disinterested members of the Board of Directors of CIBT to be at arm's length on terms no less favorable to CIBT or such Subsidiary as those that could be obtained from any unaffiliated third party.

Section 6.2 Sale of Assets.

CIBT shall not, and shall cause the Subsidiaries not to, sell, transfer, pledge or otherwise dispose of any assets (an "**Asset Disposition**") unless such assets are obsolete or no longer needed; *provided* that CIBT may make Asset Dispositions if such Asset Disposition is to an un-affiliated third party in an arms'-length transaction and CIBT receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value as determined in the good faith judgment of the Board of Directors of CIBT of the assets subject to such Asset Disposition.

Section 6.3 No Dividends, Repurchases, Etc.

CIBT shall not, and shall cause the Subsidiaries not to:

(a) declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its Capital Stock (other than dividends payable with respect to any stock splits and similar recapitalizations that affect all shareholders equally, or by any Subsidiary to CIBT);

(b) reduce the paid up capital on any of its Capital Stock; or

(c) repurchase or redeem any of its Capital Stock or the Capital Stock of any Subsidiary or any equity interest in CIBT or any Subsidiary.

Section 6.4 No Subsidiaries.

CIBT will not, and will cause the Subsidiaries not to, establish any Subsidiaries unless the Subsidiary becomes a co-borrower of the Debenture or CIBT or its Subsidiary pledges all of its equity or other interest in such new Subsidiary pursuant to the Pledge Agreement. CIBT shall not permit any Subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any Subsidiary may merge into or sell or transfer assets to CIBT or any other Subsidiary. CIBT shall not sell or otherwise transfer any Capital Stock of any Subsidiary or permit any Subsidiary to issue, sell or otherwise transfer any of its Capital Stock or the Capital Stock of any Subsidiary, except, in each case, to CIBT or any other Subsidiary. CIBT will cause each Subsidiary to comply with the covenants in Article 5 and this Article 6 and the protective provisions of the Financing Documents as if such covenants and protective provisions applied directly to such Subsidiary.

Section 6.5 Additional Indebtedness.

CIBT will not, and will cause the Subsidiaries not to, incur any additional indebtedness or other liabilities for borrowed money, or create or incur any contingent liability or act as guarantor for any such indebtedness or other liabilities for borrowed money in excess of $5,000,000 other than (i) the Debenture; (ii) all existing and future capital leases and purchase money indebtedness incurred by CIBT in connection with its business in the ordinary course; (iii) all existing and future mortgages secured by real property used by CIBT or any of its Subsidiaries with its business in the ordinary course; (iv) indebtedness for borrowed money existing as of the Closing Date and disclosed on Schedule 6.5 of the Disclosure Schedule ("**Existing Debt**"); and (v) indebtedness for money borrowed in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by CIBT or its Subsidiaries in the ordinary course of business (collectively, the "**Permitted Indebtedness**").

Section 6.6 Nature of Business.

CIBT shall not, and shall cause its Subsidiaries not to, change (i) the fundamental nature of its business operations from that of providing profit, post-secondary education, corporate and professional training programs and related educational services; or (ii) its form of entity in a manner that imposes unlimited liability on the equity holders of CIBT.

Section 6.7 No Encumbrances.

CIBT shall not and shall cause the Subsidiaries not to, permit to exist against any of its material assets any Lien, except for Permitted Liens.

ARTICLE 7

CONDITIONS PRECEDENT TO CLOSING

Section 7.1 Conditions to CIBT's Obligations at the Closing.

The obligations of CIBT with respect to the Purchaser required to be performed on the Closing Date shall be subject to the satisfaction or waiver in writing, at or prior to the Closing, of the following conditions:

(a) The representations and warranties of the Purchaser contained in this Agreement which are qualified by any "materiality", "material adverse effect" or any similar qualifier shall be true and correct in all respects and the representations and warranties of the Purchaser which are not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date except for representations and warranties made as of a specific date which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date.

(b) The Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by the Purchaser at or prior to the Closing Date.

(c) No provision of any Applicable Law shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

(d) The Purchaser shall have executed and delivered the Registration Rights Agreement and the Shareholders Agreement.

(e) CIBT shall have received the purchase price payable in respect of the Debenture and the Warrant purchased by the Purchaser.

(f) CAG shall have received approval for the transactions contemplated hereby from the TSX Venture Exchange.

Section 7.2 Conditions to Purchaser's Obligations at the Closing.

The obligations of the Purchaser required to be performed on the Closing Date shall be subject to the satisfaction or waiver in writing, at or prior to the Closing, of the following conditions:

(a) The representations and warranties of CIBT and CAG contained in this Agreement which are qualified by any "materiality", "material adverse effect" or any similar qualifier shall be true and correct in all respects and the representations and warranties of CIBT and CAG which are not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date except for representations and warranties made as of a specific date which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date.

(b) CIBT and CAG shall have performed all of its obligations, agreements and covenants contained in the Financing Documents to be performed and complied with at or prior to the Closing Date.

(c) No provision of any Applicable Law shall be in effect which has the effect of making the Transactions illegal or shall otherwise restrain or prohibit the consummation of the Transactions.

(d) CIBT and CAG shall have delivered to Purchaser a certificate executed by it or on its behalf by duly authorized representative, dated the Closing Date, to the effect that each of the conditions specified in this Section 7.2 has been satisfied.

(e) CIBT, CAG, and BMO shall have executed and delivered to the Purchaser the Registration Rights Agreement and the Shareholders Agreement.

(f) CIBT shall have executed and delivered to the Purchaser the Warrant to be issued at the Closing.

(g) The Purchaser shall have received an opinion of counsel to CIBT, dated the Closing Date, and addressed to the Purchaser, in form and substance reasonably acceptable to the Purchaser.

(h) CIBT shall have executed and delivered the Debenture to be issued at the Closing.

(i) CAG shall have executed and delivered to the Purchaser the guaranty agreement in the form attached as Exhibit F (the "**Guaranty Agreement**").

(j) Prior to April 30, 2007, there shall not have occurred any event, circumstance, condition, fact, effect or other matter which has had or would reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of CIBT to perform on a timely basis any obligation under this Agreement or to consummate the Transactions.

(k) CIBT shall have delivered to the Purchaser a certificate of the secretary of CIBT setting forth (i) a copy of the notice of articles and certificate of incorporation of CIBT and all amendments thereto as in effect on the date hereof and on the Closing Date, (ii) a copy of the by-laws of CIBT, as in effect on the date hereof and on the Closing Date, (iii) copies of all resolutions of CIBT authorizing the Transactions; and (iv) an incumbency certificate setting forth the name, title and authorized signature of each officer of CIBT who will execute documents in connection with the Transactions.

(l) CIBT shall have executed and delivered to the Purchaser the Management Rights Letter.

(m) CAG and CIBT shall have entered into a sublease agreement with respect to CIBT's offices in British Columbia in a form acceptable to the Purchaser.

(n) CIBT shall have entered into amendments to employee agreements for Toby Chu and Troy Rice in a form acceptable to the Purchaser.

(o) Purchaser shall have obtained from the applicable Governmental Authorities in Luxembourg a Tax Ruling, on terms satisfactory to the Purchaser, in its sole discretion, in connection with the purchase, and any subsequent exercise or sale, of the Warrant contemplated herein.

(p) CAG shall have received approval for the transactions contemplated hereby from the TSX Venture Exchange.

(q) CIBT shall have executed and delivered to the Purchaser the Pledge Agreement effecting the pledge of all of CIBT's equity or other interest in its subsidiaries in a form acceptable to the Purchaser (the "**Pledge Agreement**").

ARTICLE 8

MISCELLANEOUS

Section 8.1 Survival.

All representations and warranties contained in this Agreement or in any certificate delivered in connection with the Closing shall survive the Closing for 24 months (except representations contained in Sections 3.1 through 3.4, 3.12, and Section 3.13, which shall survive for each applicable statute of limitation, including extensions thereof). Notwithstanding the foregoing, with respect to claims asserted before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally adjudicated or otherwise resolved. The covenants in Articles 5 and 6 shall survive until terminated as provided in such Articles.

Section 8.2 Notices.

All notices, demands, requests, consents, approvals or other communications (collectively, "**Notices**") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by personal delivery, or overnight courier, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of personal delivery or the next business day if sent by overnight courier. Notices shall be delivered as follows:

If to CIBT or CAG:

CIBT School of Business & Technology Corp.
1200 – 777 West Broadway
Vancouver BC, Canada V5Z 4J7
Telephone: (604) 871-09909
Attn: Toby Chu

with a copy (which shall
not constitute notice) to:

Heller Ehrman LLP
Times Square Tower
7 Times Square
New York, New York 10036
Telephone: (212) 847-8732
Attn: Salvatore J. Vitiello, Esq.

and

Maitland & Company
625 Howe Street, Suite 700
Vancouver, British Columbia
V6C 2T6, Canada
Attn: Ron Paton, Esq.

If to the Purchaser:

Shane Corporation S.à r.l.
c/o Camden Partners
500 East Pratt Street
Suite 1200
Baltimore, MD 21202
Attn: David Warnock

with a copy to (which shall not constitute notice hereunder):

WilmerHale
1875 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
Attn: Gerry Cater

Section 8.3 Governing Law.

This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of British Columbia, Canada, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

Section 8.4 Entire Agreement.

As among CIBT, CAG and the Purchaser, this Agreement and the other Financing Documents (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, warranties, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 8.5 Modifications and Amendments.

No amendment, modification or termination of this Agreement as among CIBT, CAG and the Purchaser shall be binding unless executed in writing by CIBT, CAG and the Purchaser.

Section 8.6 Waivers and Extensions.

Any party to this Agreement may waive any condition, right, breach or default that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. The Purchaser (or its successors in interest that represent at least a majority in interest of the Debenture and the Warrant) may waive any condition, right, breach or default that the Purchaser have the right to waive, and such waiver shall be effective against all the Purchaser, *provided* that such manner will not be effective against all the Purchaser unless it is in writing signed by the Purchaser and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 8.7 Titles and Headings.

Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

Section 8.8 Exhibits and Schedules.

Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

Section 8.9 Expenses.

All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; *provided, however*, that CIBT shall reimburse the Purchaser for (i) up to $125,000 of expenses of the Purchaser incurred in connection with the Transactions, including fees and expenses of WilmerHale and Stikeman Elliot, counsel to the Purchaser, and (ii) fees and expenses related to the Purchaser's filing and maintenance fees and related expenses as a Luxembourg entity in excess of $25,000 in any one calendar year.

Section 8.10 Press Releases and Public Announcements.

All public announcements or disclosures relating to the Transactions or this Agreement shall be made only if mutually agreed upon by CIBT and the Purchaser, except to the extent such disclosure is required by Applicable Law, *provided* that (a) any such required disclosure shall only be made to the extent consistent with Applicable Law and (b) CIBT shall promptly notify the Purchaser if such disclosure or announcement identifies the Purchaser or an Affiliate of the Purchaser.

Section 8.11 Assignment; No Third Party Beneficiaries.

Subject to the BC Securities Laws and the express terms of the Financing Documents, the Purchaser may assign any or all of its rights and obligations under this Agreement to any one or more of its Affiliates or to non-Affiliate transferees of the Debenture and the Warrant. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than the parties hereto.

Section 8.12 Severability.

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 8.13 Counterparts; Fax Signatures.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

Section 8.14 Further Assurances.

As among CIBT, CAG and the Purchaser, each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be reasonably necessary or desirable to carry out the Transactions, including, in the case of CIBT and CAG, such acts, instruments and documents as may be reasonably necessary or desirable to convey and transfer to the Purchaser the Debenture and the Warrant to be purchased by it hereunder.

Section 8.15 Remedies Cumulative.

The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

Section 8.16 Specific Performance.

The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that among CIBT, CAG and the Purchaser, any party by whom the Financing Documents are enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court

may deem just and proper in order to enforce the Financing Documents as among CIBT, CAG and the Purchaser, or prevent any violation hereof, and, to the extent permitted by applicable law, as between CIBT, CAG and the Purchaser, each party waives any objection the imposition of such relief. Notwithstanding the foregoing, this Section 8.16 only shall apply with respect to Article 5 and Sections 6.4 and 6.6 of this Agreement and only for the period that such Article and Sections survive in accordance with their respective terms.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By: ______________________
Name: Toby Chu
Title: President and Chief Executive Officer

CAPITAL ALLIANCE GROUP INC.

By: ______________________
Name: Toby Chu
Title: Director & CEO

SHANE CORPORATION S.À R.L.

By: ______________________
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By:________________________
Name: Toby Chu
Title: President and Chief Executive Officer

CAPITAL ALLIANCE GROUP INC.

By: ______________________________
Name:
Title:

SHANE CORPORATION S.À R.L.

By: ____________________________
Name:
Title:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (i) APRIL 24, 2007, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

Warrant No. 07-001
Date of Issuance: April 24, 2007

Shares: 5,361,667
(subject to adjustment)

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

Common Shares Purchase Warrant

CIBT School of Business & Technology Corp., a corporation organized under the laws of British Columbia (the "Company"), for value received, hereby certifies that Shane Corporation S.à.r.l., a private limited liability company (*a société à responsabilité limitée*) under the laws of the Grand-Duchy of Luxembourg ("Purchaser"), or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to 5,361,667 common shares with no par value (as adjusted from time to time pursuant to the provisions of this Warrant) of the Company (or such other class of shares in accordance with the provisions of this Warrant) ("Common Shares"), at a purchase price equal to U.S.$0.93254585 per share of Common Shares. The Common Shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as "Warrant Stock" and the "Purchase Price," respectively.

This Warrant is issued pursuant to a Securities Purchase Agreement, dated as of March 30, 2007, by and among the Company, Capital Alliance Group, Inc. and Purchaser (the "Purchase Agreement"), and is subject to the terms and conditions of the Purchase Agreement.

1. **Exercise**.

(a) **Manner of Exercise.** This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company reasonably may designate, accompanied by payment in full of the

Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder or as provided in Section 1(c) below.

(b) **Effective Time of Exercise.** Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c) **Net Issue Exercise.**

(i) Commencing at the time which is immediately prior to the closing of the Company's initial public offering, if any, in lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder's duly authorized attorney, in which event the Company shall issue to such holder a number of shares of Common Shares computed using the following formula:

$$X = \frac{Y(A - B)}{A}$$

Where: X = The number of shares of Warrant Stock to be issued to the Registered Holder.

Y = The number of shares of Warrant Stock (at the date of such calculation).

A = The fair market value of one share of Common Shares (at the date of such calculation).

B = The Purchase Price (as adjusted to the date of such calculation).

(ii) For purposes of this Section 1(c), the fair market value of one share of Common Shares on the date of calculation shall mean:

(A) if the exercise is in connection with an initial public offering of the Common Shares, and if the Company's registration statement (or similar offering document) relating to such public offering has been declared effective by the Securities and Exchange Commission (or its foreign equivalent, if applicable and necessary), then the fair market value of Common Shares shall be the initial price per share at which the Common Shares were sold to the public as specified in the final prospectus (or similar offering document) with respect to the offering;

(B) if this Warrant is exercised after, and not in connection with, the Company's initial public offering, and if the Company's Common Shares are traded on a securities exchange or actively traded over-the-counter:

(1) then, if the Common Shares are traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a thirty (30) day period ending three trading days before the date of calculation; or

(2) then, if the Common Shares are actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three trading days before the date of calculation; or

(C) if neither (A) nor (B) is applicable, the fair market value shall be at the highest price per share which the Company could obtain on the date of calculation from a willing, arm's length buyer for Common Shares, as determined in good faith by the Company's Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 5(b) below, in which case the fair market value per share of Common Shares shall be deemed to be the value of the consideration per share received or to be received by the holders of such stock pursuant to such acquisition.

(d) **Delivery to Holder.** As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder may direct:

(i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled,

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal to (i) the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1 above; and

(iii) in the case of a net issuance exercise pursuant to Section 1(c), the number of shares calculated as "X" pursuant to such Section.

2. **Adjustments**.

(a) **Stock Splits and Dividends.** If outstanding shares of the Company's Common Shares shall be subdivided into a greater number of shares or a dividend in Common Shares shall be paid in respect of Common Shares, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Shares shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination

shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b) **Reclassification, Etc**. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2(a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(c) **Full-Ratchet Adjustments.** If at any time or from time to time, during the period from date of this Warrant through the date which is eighteen (18) months thereafter, the Company sells or is deemed to sell Additional Shares of Common Shares (as hereinafter defined), for a purchase price less than the then-effective applicable Purchase Price, then and in each such case the then-effective Purchase Price shall be reduced on a full-ratchet basis, as of the opening of business on the date of such issue or sale, to the lowest price per share for which such Additional Shares of Common Shares are so sold or deemed to be sold. The Purchase Price shall initially be U.S.$0.93254585 per share of Common Shares. All references to a Purchase Price herein shall mean such Purchase Price as so adjusted.

(d) **Weighted Average Adjustments.** If at any time or from time to time, after the date which is eighteen (18) months after the date of this Warrant, the Company sells or is deemed to sell Additional Shares of Common Shares (as hereinafter defined), for a purchase price less than the then-effective applicable Purchase Price, then and in each such case the then-effective Purchase Price shall be determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the number of Common Shares outstanding immediately prior to such issuance (the "Outstanding Common") plus the number of Common Shares that the aggregate consideration received by the Company for such issuance would purchase at such Purchase Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of such Additional Shares of Common Shares. For purposes of the foregoing calculation, the term "Outstanding Common" shall include the aggregate maximum number of Common Shares deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account

potential antidilution adjustments) of any securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, Common Shares.

(e) "**Additional Shares of Common Shares**" shall mean all Common Shares issued by the Company and any security issued by the Company convertible into or exchangeable or exercisable for, Common Shares whether or not subsequently reacquired or retired by the Company, except for:

(1) Common Shares issued pursuant to stock dividends, stock splits or similar transactions, as described in Sections 2(a) hereof;

(2) Common Shares or warrants to purchase Common Shares, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions approved by the Board of Directors;

(3) Common Shares or preferred shares issuable upon exercise of warrants outstanding as of the date of this Warrant, in accordance with the terms of such warrants as of the date hereof;

(4) Common Shares, or warrants or options to purchase Common Shares, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors;

(5) Common Shares issued or issuable in a public offering;

(6) Common Shares issued or issuable to an entity as a component of any business relationship with such entity for the purpose of (A) joint ventures, (B) distribution or supply of the Company's products (if any) or services or (C) any other arrangements involving corporate partners that are for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors;

(7) Common Shares issued or issuable to employees, officers, consultants or directors of the Company, or other persons performing services for the Company, pursuant to a stock option plan or restricted stock plan approved by the Board of Directors; and

(8) Common Shares issued or issuable with the affirmative vote of holders of Warrants representing a majority of the Common Shares issuable upon exercise of this Warrant.

(f) **Warrant**. The Warrant may, at the option of the Registered Holder, be exercisable into a separate class of common shares of the Company ("New Common Shares"), having substantially the same rights and privileges as the existing common shares of the Company except that the New Common Shares shall be entitled, upon dissolution or winding-up of the Company, to a $0.00001 per share liquidation preference over the existing common shares of the Company. At any time prior to the exercise of the Warrant, the Company shall, upon the written request of the Registered Holder to such effect, create, authorize and reserve for issuance

a sufficient number of New Common Shares to satisfy the right of purchase provided for in this Warrant, whereupon this Warrant shall deemed to provide for the purchase of New Common Shares in lieu of Common Shares and the expression "Common Shares" shall be deemed, for all purposes under this Warrant, including any other adjustments under this Section 2, to refer to the "New Common Shares".

(g) **Adjustment Certificate.** When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3. **Transfers.**

(a) **Unregistered Security.** Each holder of this Warrant acknowledges that the Company is not a reporting issuer in any jurisdiction of Canada, and that this Warrant and the Warrant Stock have not been registered and that they are exempt from the requirement that the Company prepare and file a prospectus with the Canadian securities regulatory authorities, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) compliance with registration and prospectus requirements under Canadian securities legislation or exemptions therefrom or (ii) an opinion of counsel reasonably satisfactory to the Company specifying the prospectus and registration exemptions under Canadian securities law permitting the sale, transfer or other disposition of this Warrant or any Warrant Stock. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b) **Transferability.** Subject to the provisions of the Purchase Agreement, the Shareholders Agreement, dated as of April 24, 2007, by and among the Company, Purchaser and certain other shareholders of the Company (the "Shareholders Agreement"), the Registration Rights Agreement, dated as of April 24, 2007 by and among the Company, Purchaser and certain other shareholders of the Company and Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company to any Permitted Transferee (as defined below). For purposes of this Warrant, "Permitted Transferee" shall mean an Affiliate who or which agrees in writing to be bound by and comply with the terms of this Warrant as if such Permitted Transferee were originally a Registered Holder hereunder. "Affiliate" shall mean, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a

trust, a joint venture, an unincorporated organization and any other entity and a governmental entity, regulatory authority or any department, agency or political subdivision thereof.

(c) **Warrant Register**. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

4. **No Impairment**. The Company will not, by amendment of its articles or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 13 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

5. **Termination**. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the "Expiration Date"): (a) April 24, 2012, (b) the sale, conveyance or disposal of all or substantially all of the Company's property or business or the Company's merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this Section 5(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or to an equity financing in which the Company is the surviving corporation, or (c) six months following the closing of an initial public offering of the Company's Common Shares pursuant to an effective registration statement or similar document under the Securities Act or other applicable securities law of another jurisdiction.

6. **Notices of Certain Transactions**. In case:

(a) the Company shall take a record of the holders of its Common Shares (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company or its Material Subsidiaries (as defined in the Purchase Agreement), or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) business days prior to the record date or effective date for the event specified in such notice.

7. **Reservation of Stock.** The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. Nothing contained in this certificate shall affect or restrict the right of the Company to issue Common Shares or other securities from time to time.

8. **Exchange of Warrants.** Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Shares called for on the face or faces of the Warrant or Warrants so surrendered.

9. **Replacement of Warrants.** Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company (or in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10. **Notices.** All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by personal delivery, or overnight courier, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of personal delivery or the next business day if sent by overnight courier. Notices shall be delivered as follows (unless written notice of a subsequent modification is given by the applicable party):

If to the Company:

CIBT School of Business & Technology Corp.
1200 - 777 West Broadway

Vancouver BC, Canada V5Z 4J7
Telephone: (604) 871-9909
Attn: Toby Chu

with a copy (which shall not constitute notice) to:

Heller Ehrman LLP
Times Square Tower
7 Times Square
New York, New York 10036
Telephone: (212) 847-8732
Attn: Salvatore J. Vitiello, Esq.

and

Maitland & Company
625 Howe Street, Suite 700
Vancouver, British Columbia
V6C 2T6, Canada
Attn: Ron Paton, Esq.

If to the Registered Holder:

Shane Corporation S.à r.l.
c/o Camden Partners
500 East Pratt Street
Suite 1200
Baltimore, MD 21202
Attn: David Warnock

with a copy to (which shall not constitute notice hereunder):

WilmerHale
1875 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
Attn: Gerry Cater, Esq.

11. **No Rights as Shareholder**. Except as set forth in the Shareholders Agreement, until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

12. **No Fractional Shares**. No fractional shares of Common Shares will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the

fair market value of one share of Common Shares (determined in the manner set forth in Section 1(c)(ii)).

13. **Amendment or Waiver**. Any term of this Warrant may be amended or waived upon written consent of the Company and the holders of Warrants representing at least a majority in interest of the Common Shares issuable upon exercise of this Warrant. By acceptance hereof, the Registered Holder acknowledges that in the event the required consent is obtained, any term of this Warrant may be amended or waived with or without the consent of the Registered Holder of any portion of this Warrant.

14. **Severability**. The terms of this Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15. **Headings.** The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16. **Governing Law.** This Warrant shall be governed, construed and interpreted in accordance with the laws of the Province of British Columbia, Canada, without giving effect to principles of conflicts of law.

(Signature page follows)

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By ____________________________________

Name: Tim Leong

Title: CFO

Address: 1200-777 West Broadway
Vancouver, British Columbia V5Z 4J7

EXHIBIT A

PURCHASE/EXERCISE FORM

To: CIBT School of Business & Technology Corp. Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No. ________, hereby irrevocably elects to (a) purchase _____ shares of the Common Shares covered by such Warrant and herewith makes payment of U.S.$ ________, representing the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for _______ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 1(c) of such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Article 4 of the Purchase Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Purchase Agreement, provided that the term "Purchaser" shall refer to the undersigned and the term "Securities" shall refer to the Warrant Stock.

The undersigned further acknowledges that it has reviewed the market standoff provisions set forth in Section __ of the Registration Rights Agreement (as defined in the Warrant) and agrees to be bound by such provisions.

Signature:____________________________

Name (print):_________________________

Title (if applic.)_______________________

Company (if applic.):___________________

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, ____ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Shares covered thereby set forth below, to:

Name of Assignee	**Address/Fax Number**	**No. of Shares**

Dated:__________________ Signature:____________________________

____

Witness: ____________________________

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (i) April 24, 2007, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

CIBT SCHOOL OF BUSINESS
& TECHNOLOGY CORP.

DEBENTURE

$5,000,000.00

April 24, 2007
Vancouver, B.C.

FOR VALUE RECEIVED, **CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.**, a corporation organized under the laws of British Columbia, Canada (the "***Company***") promises to pay to Shane Corporation S.à.r.l., a private limited liability company (*société à responsabilité limitée*) under the laws of the Grand-Duchy of Luxembourg, or its registered successors or permitted assigns (the "***Investor***"), in lawful money of the United States of America ("***USD***") the principal sum of Five Million Dollars ($5,000,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Debenture on the unpaid principal balance payable as described in paragraph 2 below. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on April 24, 2010 (the "***Initial Maturity Date***"). So long as no Event of Default has occurred and is continuing, and no Change of Control Event has occurred, the Initial Maturity Date may be extended upon thirty (30) days' prior written notice to the Investor, at the option of the Company, until April 24, 2011 if the Company's EBITDA for Fiscal Year (as defined below) 2009 is at least 36,902,996 RMB.

This Debenture was issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of March 30, 2007, by and among the Company, Capital Alliance Group, Inc. and the Investor (the "***Purchase Agreement***") and is subject to the terms thereof and the following terms:

1. ***Definitions***. As used in this Debenture, the following capitalized terms have the following meanings:

(a) "***Affiliate***" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" has meanings correlative to the foregoing.

(b) ***"BC Securities Laws"*** means the *Securities Act* (British Columbia), including the respective regulations issued thereunder, as amended, as well as all applicable rules, policy statements, notices, blanket rulings, instruments and orders issued by the British Columbia Securities Commission.

(c) ***"Change of Control Event"*** means:

(i) the acquisition of the Company by another entity by means of merger, consolidation, statutory share exchange or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates, or

(ii) the Company's sale, lease or other disposition of all or substantially all of its assets, or

(iii) adoption of a plan for the liquidation or dissolution of the Company;

provided, that in the case of clause (i) above, after the Change of Control Event, the shareholders of the Company immediately prior to the Change of Control Event own less than a majority of the outstanding voting equity securities of the surviving entity immediately following the Change of Control Event; provided, further, that the following shall not constitute a Change of Control Event: a merger, consolidation, statutory share exchange or other transaction or series of related transactions effected exclusively for the purpose of changing the Corporation's domicile.

(d) "***Company***" means the corporation initially executing this Debenture and any Person which shall succeed to or assume the obligations of the Company under this Debenture.

(e) "***EBITDA***" means earnings of the Company before interest, taxes, depreciation and amortization determined in accordance with Generally Accepted Accounting Principles.

(f) "***Event of Default***" has the meaning given in Section 4 hereof.

(g) ***"Fiscal Year"*** means the Company's fiscal year, currently ending on June 30th of each year.

(h) "***Generally Accepted Accounting Principles***" means Canadian generally accepted accounting principles, applied on a consistent basis, as in effect on such date.

(i) "***Investor***" has the meaning given in the first paragraph hereof.

(j) "***Lien***" means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the United States Uniform Commercial Code or comparable law of any jurisdiction.

(k) "***Majority in Interest***" means holders of more than 50% of the aggregate outstanding principal amount of this Debenture.

(l) "***Material Subsidiary***" means Beijing Fenghua Education Consulting Co. and CIBT Weifang Education Management, Inc.

(m) "***Obligations***" means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Debenture, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under applicable Canadian bankruptcy law.

(n) "***Other Taxes***" means any present or future transfer, mortgage, stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies, imposed by Canada or any province or territory thereof, the United States of America or any other jurisdiction that arise from any payment made hereunder or otherwise with respect to this Debenture.

(o) "***Person***" means and includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(p) "***Qualified IPO***" means a firm commitment underwritten public offering pursuant to an effective registration statement or similar document under the United States Securities Act of 1933, as amended, or other applicable securities law of another jurisdiction, covering the offer and sale of common shares of the Company to the public and resulting in offering proceeds (net of underwriting discounts and commissions) to the Company of not less than USD $25 million and with the Company having a pre-money valuation of at least USD $100 million.

(q) "***Taxes***" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case

of the Investor such taxes (including income taxes) as are imposed on or measured by the Investor's net income in any jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Investor is organized or maintains its principal lending office or any subdivision of taxing authority thereof or therein or any other jurisdiction in which the Investor is doing business.

(r) "***Transaction Documents***" means (i) this Debenture, (ii) the Purchase Agreement, (iii) the Shareholders Agreement, (iv) the Registration Rights Agreement, (v) the Management Rights Letter, the Pledge Agreement and (vii) the Guaranty Agreement, each dated as of the date hereof. The documents listed as (iii)-(vi) in the preceding sentence shall be as defined in the Purchase Agreement.

2. ***Interest.***

(a) The Company promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at the per annum rate of 8%; provided, however, that, immediately following the occurrence and during the continuance of an Event of Default, the Company promises to pay to the Investor interest on the unpaid principal amount hereof at the per annum rate of 20%. Interest shall be payable quarterly in arrears not later than the fifth day of each calendar quarterly for the preceding quarter and shall be calculated on the basis of a 365-day or 366-day year for the actual number of days elapsed. Following an Event of Default, interest shall be payable monthly in arrears not later than the fifth day of each month for the preceding month and shall be calculated on the basis of a 365-day or 366-day year for the actual number of days elapsed.

(b) So long as no Event of Default has occurred and is continuing prior to the consummation of a Qualified IPO, if the Company provides written notice to the Investor of its intention to prepay this Debenture, interest on this Debenture for the period (x) from the last calendar quarter prior to the date of such notice that interest was required to be paid on this Debenture (y) to the date of consummation of such Qualified IPO, shall accrue at a rate of 5% per annum, rather than 8% per annum. In the event of a Qualified IPO, this Debenture shall be repaid in full within sixty (60) days of the closing of such Qualified IPO. Failure to make such payment shall be deemed to be an Event of Default. In the event the Qualified IPO is not consummated, the operation of this provision with respect to such reduction in the interest rate shall become null and void.

(c) So long as no Event of Default has occurred and is continuing, if the Company's EBITDA for a Fiscal Year during the term of this Debenture is at least 25% less than the amounts set forth below for such Fiscal Year, then interest for such year shall be deemed to have accrued for such Fiscal Year at the rate of 15% per annum on the outstanding principal amount of this Debenture, rather than 8% per annum. In such event, the Company shall make an additional lump-sum payment of interest to the Investor equal to the difference between the amount of interest which was paid on the outstanding principal amount of this Debenture for that Fiscal Year at an interest of 8% per annum and the amount of interest which would have been payable on the outstanding principal amount of this Debenture had the interest rate for such Fiscal Year been 15% per annum. Such lump-sum payment shall be made by the Company to

the Investor within sixty (60) days of receipt by the Company of its audited financial statements for such Fiscal Year.

Fiscal Year:	2007	2008	2009	2010
EBITDA:	5,534,899 RMB	19,087,679 RMB	36,902,996 RMB	56,770,683 RMB

3. ***Voluntary Prepayments and Mandatory Repayments.***

(a) ***Voluntary Prepayment.*** The Company may prepay the Obligations outstanding under this Debenture in increments of at least $1,000,000, at any time without premium or penalty. Such prepayment shall be applied first to accrued but unpaid interest and then to the outstanding principal amount of this Debenture.

(b) ***Mandatory Repayment.*** This Debenture and all accrued and unpaid interest thereon shall become due and payable upon a Change of Control Event. Such mandatory repayment shall be made upon the consummation of such Change of Control Event.

4. ***Events of Default***. The occurrence of any of the following shall constitute an **"Event of Default"** under this Debenture:

(a) ***Failure to Pay***. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder whether by default, at maturity, under Section 2(b) or 2(c) or otherwise or (ii) any other payment required under the terms of this Debenture on the due date; and such payment shall not have been made within ten (10) days of written notice from holders of a Majority in Interest to the Company of such failure to pay, provided that no notice shall be required in the case of a (A) Qualified IPO, (B) a Change of Control Event, or (C) a lump sum payment under Section 2(c); or

(b) ***Voluntary Bankruptcy or Insolvency Proceedings***. The Company and/or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or its subsidiaries or of all or a substantial part of its or their property, (ii) be unable, or admit in writing its or their inability, to pay its or their debts as they mature, (iii) make a general assignment for the benefit of its or their creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable law), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its subsidiaries or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its or their property by any official in an involuntary case or other proceeding commenced against it or them, (vii) discontinue its or their business, or (viii) take any action for the purpose of effecting any of the foregoing; or

(c) ***Involuntary Bankruptcy or Insolvency Proceedings***. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, any Material Subsidiary or of all or a substantial part of its or their property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, a Material Subsidiary or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement; or

(d) ***Breach of Covenants and Other Agreements.*** The Company or CAG shall fail to perform or observe any material term, covenant or agreement contained in the Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for 45 days (or in the case of Section 5.2(c) to (f) of the Purchase Agreement, 10 days, except in the case of CIBT's obligation to deliver the monthly financials for February in each year pursuant to Section 5.2(e), 25 days) after written notice thereof shall have been given to the Company by the Investor, provided that no notice or cure period shall apply with respect to covenants or agreements set forth in the Guaranty Agreement or Sections 5.1, 5.3, 6.5 or 6.6 of the Purchase Agreement; or

(e) ***Breach of Representations.*** If any representation or warranty of CAG, the Company or any Subsidiary in any of the Transaction Documents shall prove to have been false in any material respect upon the closing date of the transactions contemplated thereby or if such representation or warranty is made as of a specific date, as of such date; or

(f) ***Other Indebtedness Acceleration.*** If the lenders under any senior credit facility maintained from time to time by the Company or any Material Subsidiary accelerate the payment of principal or interest of more than $100,000 under such senior credit facility and such acceleration is not cured within thirty (30) days after the date of acceleration; or

(g) ***Material Judgments***. If final judgment for the payment of money not covered by insurance (subject to deductible amounts) in excess of an aggregate amount of $750,000 shall be rendered against the Company or its subsidiaries, individually or collectively, and shall remain undischarged for a period of greater than sixty (60) days without such judgment and any levy or execution thereof having been effectively stayed or vacated or a surety bond been given for the payment thereof.

5. ***Rights of Investor upon Default***. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(b) or 4(c) or the events described in the proviso to Section 4(a)) and at any time thereafter during the continuance of such Event of Default, the Investor may, with the written consent of the holders of a Majority in Interest, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 4(b) or 4(c), or the events described in the proviso to Section 4(a), immediately and without notice, all outstanding Obligations hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default and subject

to the consent of the holders of a Majority in Interest, Investor may exercise any other right power or remedy granted to such holders by the Transaction Documents or otherwise permitted to such holders by law, either in equity or at law, or both.

6. ***Taxes.***

(a) Any and all payments by the Company to the Investor pursuant to this Debenture shall be made free and clear of, and without deduction or withholding, for any Taxes. In addition, the Company shall immediately pay all Other Taxes.

(b) The Company shall indemnify and hold harmless the Investor for the full amount of Taxes or Other Taxes imposed on or paid by the Investor arising in connection with any amounts paid or credited pursuant to this Debenture and any liability (including penalties, interest and expenses payable or incurred in connection therewith) arising from or with respect to such Taxes or Other Taxes, whether or not they were correctly or legally asserted, up to a maximum amount of 11.11% of the then prevailing interest rate on this Debenture. For the avoidance of doubt, if the stated interest rate is 8%, the maximum effective interest rate would be 8.8888%. Payment under this indemnification shall be made within thirty (30) days from the date the Investor makes written demand for it. A certificate containing reasonable detail as to the amount of such Taxes or Other Taxes submitted to the Company by the Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Investor.

(c) The Company shall furnish to the Investor the original or a certified copy of a receipt, if available, or other reasonably acceptable document to the Investor evidencing payment of Taxes or Other Taxes made by it within thirty (30) days after the date of any such payment.

(d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Investor or the Investor is required to deduct or withhold and remit any Taxes or Other Taxes from any payment made by the Company, then:

(i) the sum payable to the Investor shall be increased as necessary so that after making all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this Section 6) such Investor receives and continues to hold for its own account after such deductions, withholdings and remittances, a net amount equal to the full amount it would have received had no such deductions or withholdings been made, up to a maximum amount of 11.11% of the then prevailing interest rate on this Debenture;

(ii) the Company shall make such deductions and withholdings;

(iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) the Company shall also pay to the Investor all additional amounts which the Investor, acting reasonably, specifies as necessary to preserve the

after-tax yield such Investor would have received if such Taxes or Other Taxes had not been imposed up to a maximum amount of 11.11% of the then prevailing interest rate on this Debenture.

(e) This Section 6 shall survive the payment in full of principal, interest and any other amounts payable hereunder.

7. ***Successors and Assigns***. Subject to the restrictions on transfer described in Section 9 hereof, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. ***Waiver and Amendment***. Any provision of this Debenture may be amended, waived or modified upon the written consent of the Company and the holders of a Majority in Interest.

9. ***Transfer of this Debenture***. With respect to any offer, sale or other disposition of this Debenture, the Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Investor's counsel, or other evidence reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without complying with the registration and prospectus requirements of the BC Securities Laws, and without registration or qualification under any applicable federal or state or provincial law then in effect. Upon receiving such written notice and, if so requested, opinion or other evidence, the Company, as promptly as practicable, shall notify the Investor that the Investor may sell or otherwise dispose of this Debenture, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 9 that other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Investor promptly after such determination has been made. Each Debenture thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the BC Securities Laws, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Debenture shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Debenture for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Debenture for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Debenture shall be overdue and the Company shall not be affected by notice to the contrary. The Company may not assign its rights or obligations hereunder to any Person without the prior written consent of the Investor, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary herein, the Investor may assign this Debenture in whole or in part with all corresponding rights and obligations hereunder to any one or more of its Affiliates who agree in writing to be bound by the terms hereof. Upon such assignment, the assignee(s) shall be deemed the Investor(s) for all purposes under the Debenture so transferred.

10. ***Notices***. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing or mailed or delivered to each party at the respective addresses of the parties as set forth on the signature page hereto or in

this Section 10, or at such other address as one party shall have furnished to the other in writing. All such notices and communications will be deemed effectively given the earlier of (i) when delivered personally, or (ii) one business day after being deposited with an overnight courier service of recognized standing.

Notices shall be delivered to the Investor as follows:

Shane Corporation S.à r.l.
c/o Camden Partners
500 East Pratt Street
Suite 1200
Baltimore, MD 21202
Attn: David Warnock

with a copy to (which shall not constitute notice hereunder):

WilmerHale
1875 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
Attn: Gerry Cater

11. ***Usury.*** In the event any interest is paid on this Debenture that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Debenture.

12. ***Waivers; Defenses.*** The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. The obligations of the Company under this Debenture shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason. No delay by the Investor in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Investor and then only to the extent set forth therein.

13. ***Covenants***. The Company agrees to comply with the covenants set forth in the Purchase Agreement (including, without limitation, Articles 5 and 6) and such covenants are incorporated herein by reference thereto. The Company further agrees to provide the Investor with written notice at least 10 business days prior to a Change of Control Event.

14. ***Replacement of Debenture***. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Debenture, the Company will deliver a new Debenture of like tenor in lieu of this Debenture. Any Debenture delivered in accordance with the provisions of this Section 14 shall be dated as of the date of this Debenture.

15. ***Attorneys' and Collection Fees***. Should any Obligations under this Debenture be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Debenture be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to principal and interest due and payable hereon, all reasonable costs of collection, including reasonable attorneys' fees and expenses, incurred by the Investor in collecting or enforcing this Debenture.

16. ***Governing Law.*** This Debenture and all actions arising out of or in connection with this Debenture shall be governed by and construed solely in accordance with the laws of the Province of British Columbia, and the laws of Canada applicable therein, without regard to the conflicts of law provisions thereof. The parties attorn to the exclusive jurisdiction of the courts of British Columbia.

[*Signature Page Follows*]

The Company has caused this Debenture to be issued as of the date first written above.

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.
a corporation organized under the laws of British Columbia, Canada

By:____________________________
Name: Toby Chu
Title: President and Chief Executive Officer

Address for Notices:

CIBT School of Business & Technology Corp.
1200-777 West Broadway
Vancouver, British Columbia V5Z 4J7

Exhibit C

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.
1200 - 777 West Broadway
Vancouver BC, Canada V5Z 4J7

April 24, 2007

Shane Corporation S.à.r.l.
c/o Camden Partners
500 East Pratt Street
Suite 1200
Baltimore, MD 21202

RE: Management Rights

Ladies and Gentlemen:

This letter will confirm our agreement that, in connection with the purchase of an aggregate $5 million principal amount of a debenture (the "**Debenture**"), together with a warrant (the "**Warrant**") to purchase up to 5,361,667 common shares (subject to adjustment) without par value (the "**Common Shares**") of CIBT School of Business & Technology Corp. (the "**Company**") pursuant to the Securities Purchase Agreement by and among Shane Corporation S.à.r.l. (the "**Purchaser**"), Capital Alliance Group ("**CAG**") and the Company, the Purchaser shall be entitled to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights, and other rights specifically provided to the Purchaser in the applicable financing instruments and agreements.

1. The Purchaser shall be entitled to designate two members of the Company's Board of Directors (the "**Purchaser Directors**") pursuant to the Shareholders Agreement among the Company, CAG, the Purchaser and BMO as defined in such agreement, dated as of March 30, 2007.

2. If the Purchaser is not represented on the Company's Board of Directors, representatives of the Purchaser shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with representatives of the Purchaser regularly during each year at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

3. Representatives of the Purchaser may, upon reasonable notice, during normal business hours, examine the books and records of the Company and inspect its facilities and may make reasonable requests for information at reasonable times and intervals concerning the general status of the Company's financial condition and operations.

4. If the Purchaser is not represented on the Company's Board of Directors, the Company shall deliver to the Purchaser, copies of all notices, minutes, consents and other

material, including, without limitation, (i) an annual budget and operating plan for each fiscal year; and (ii) each report, schedule and other document filed or received pursuant to the Federal and state securities laws in the form provided to the members of the Company's Board of Directors.

5. If the Purchaser is not represented on the Company's Board of Directors: (a) the Company shall give a representative of the Purchaser copies of all notices, minutes, consents and other material that the Company provides to members of the Company's Board of Directors; and (b) the Company shall invite the Purchaser to send a representative to attend in a nonvoting observer capacity all meetings of the Company's Board of Directors and such representative may participate in discussions of matters brought to the Board.

6. So long as the Purchaser is represented on the Company's Board of Directors, the Company shall: (i) obtain within 60 days of the date hereof, and then maintain directors' and officers' insurance with policy limits of at least $1 million; and (ii) the Company shall indemnify the Company's directors and officers to the fullest extent permitted under the law of British Columbia and shall enter into all such agreements and use its best efforts to obtain any necessary amendments to its Articles of Incorporation or by-laws to give effect to this paragraph 6.

7. The Purchaser has agreed, and the Purchaser Directors will agree, to hold in confidence and trust and not use or disclose any material non-public information, in whatever form or format and however it may be embodied, concerning the Company that is furnished, made available, or otherwise disclosed to the Purchaser by or on behalf of the Company, orally or in writing, in connection with the Purchaser's rights under this letter or the transactions consummated in connection herewith. The Purchaser acknowledges that it is aware (and that the representatives of the Purchaser with access to the Company's information have been or will be advised in writing) that Canadian securities laws restrict persons with material non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Purchaser and its directors, officers, and employees shall not purchase or sell securities of the Company while in possession of material non-public information about the Company, nor shall any of them communicate any material non-public information regarding the Company to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Any Purchaser Director or other officer, partner, employee or agent of the Purchaser that will have access to the Company's information shall be advised of these confidentiality and insider trading restrictions and shall acknowledge and agree to these restrictions in writing before receiving any material non-public information concerning the Company.

8. The Company shall, upon reasonable notice, furnish to the Purchaser all information that the Purchaser may reasonably request to enable the Purchaser to file any form required by any governmental authority.

9. With respect to the Purchaser, the rights described herein shall terminate and be of no further force or effect with respect to the Purchaser upon (a) there ceasing to be any indebtedness

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of April 24, 2007 (this "Agreement"), by and among **CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.**, a corporation organized under the laws of British Columbia (the "Company"), **SHANE CORPORATION S.À.R.L.**, a private limited liability company (*société à responsabilité limitée*) under the laws of the Grand-Duchy of Luxembourg (the "Purchaser"), **CAPITAL ALLIANCE GROUP INC.**, a corporation organized under the laws of British Columbia ("CAG"), and **BMO CAPITAL MARKETS CORP.**, a Delaware corporation ("BMO", and together with CAG and the Purchaser, the "Investors").

WHEREAS, the Company and the Investors deem it to be in their respective best interests to set forth herein their rights in connection with registration, public offerings and sales of the Common Shares and are entering into this Agreement as a condition to, and in connection with, the Investors entering into the Purchase Agreement (as defined below).

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Investors hereby agree as follows:

Section 1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms of "controlling" and "controlled" have meanings correlative to the foregoing.

"BC Securities Laws" means the *Securities Act* (British Columbia), and the rules and regulations promulgated thereunder, as amended, as well as all applicable rules, policy statements, notices, blanket rulings, instruments and orders issued by the British Columbia Securities Commission.

"Board" means the Board of Directors of the Company.

"Commission" means the United States Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

"Common Shares" means the common shares of the Company with no par value.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

"Initial Offering" shall mean the initial underwritten public offering of the Common Shares registered under the Securities Act and shall include, for all purposes, a Qualified Initial Offering if the Qualified Initial Offering is the Initial Offering.

"Person" shall be construed broadly to include any individual, partnership, limited liability company, corporation, affiliated group, trust or other legal entity.

"Primary Shares" means at any time the authorized but unissued Common Shares.

"Purchase Agreement" means the Securities Purchase Agreement with respect to the sale of (i) a debenture in an original principal amount of $5,000,000 and (ii) the Warrants, by and among the Company, CAG and the Purchaser, dated as of March 30, 2007.

"Qualified Initial Offering" means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Shares of the Company to the public and resulting in offering proceeds (net of underwriting discounts and commissions) to the Company of not less than U.S.$25 million and with the Company having a pre-money valuation of at least U.S.$100 million.

"Registrable Shares" means Restricted Shares issued or issuable upon exercise of the Warrants and the Common Shares held by the Investors and their respective Affiliates and transferees.

"Restricted Shares" means shares of Common Shares held by the Investors and any other securities which by their terms are exercisable or exchangeable for or convertible into Common Shares (including, without limitation, the Warrants) or other securities which are so exercisable, exchangeable or convertible and any securities received in respect thereof, which are held by such Investor. As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares under United States securities laws when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are eligible to be sold or distributed pursuant to Rule 144 (including, without limitation, Rule 144(k)) within any consecutive three (3) month period without volume or manner of sale limitations, or (iii) they shall have ceased to be outstanding.

"Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

"Securities Act" means the United States Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

"Warrants" means the warrants issued by the Company pursuant to the Purchase Agreement.

Section 2. Required Registration.

(a) At any time following the earlier of (x) five (5) years from the date of the Closing (as such term is defined in the Purchase Agreement) or (y) six (6) months after the closing of a Qualified Initial Offering, if the holders of at least 20% of the Registrable Shares shall in writing state that such holders desire to sell Registrable Shares in the public securities markets and request the Company to effect the registration under the Securities Act on Form S-1 (or any successor form) of such Registrable Shares (such registration having an aggregate offering price to the public of not less than $10,000,000), the Company shall promptly use its best efforts to effect the registration under the Securities Act of the Registrable Shares which the Company has been so requested to register by such Investors.

(b) Notwithstanding anything contained in this Section 2 to the contrary, the Company shall not be obligated to effect any registration under the Securities Act, except in accordance with the following provisions:

(i) The Company shall not be obligated to file and cause to become effective more than one (1) registration statement for the holders of the Registrable Shares initiated pursuant to Section 2(a) above.

(ii) The Company shall not be obligated to file and cause to become effective any registration statement for the holders of the Registrable Shares initiated pursuant to Section 2(a) above within one hundred and eighty (180) days after the effective date of a registration subject to Section 3 hereof, unless such offering is not the Initial Offering, in which case, within sixty (60) days after the effective date of such registration subject to Section 3 hereof; or

(iii) The Company may delay the filing or effectiveness of any registration statement for a period of up to one hundred and twenty (120) days after the date of a request for registration pursuant to this Section 2 if at the time of such request the Company reasonably determines that such registration and offering would be materially detrimental to the Company and its shareholders; provided that the Company may not utilize this right more than once in any twelve (12) month period.

(iv) With respect to any registration pursuant to Section 2(a), the Company shall promptly give notice of such requested registration to all Investors who do not request registration hereunder, and the Company may include in such registration any Registrable Shares, if requested by an Investor to register such Registrable Shares, and Primary Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares and/or Primary Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares and/or Primary Shares proposed to be included in such registration shall be included in the following order:

(A) first, the Registrable Shares requested to be included in such registration pursuant to Section 2(a) and 2(b) (or, if necessary, such Registrable Shares pro rata among the holders thereof based on the number of Registrable Shares requested to be registered by each such holder); and

(B) second, the Primary Shares.

(v) If the Investors which are holders of the Registrable Shares requesting to be included in a registration pursuant to Section 2(a) so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering. The Investors shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Investors holding at least a majority of the Registrable Shares requested to be included in such registration to act as the lead managing underwriter or underwriters in connection with such offering.

(vi) At any time before the registration statement covering Registrable Shares pursuant to Section 2(a) becomes effective, the holders of at least a majority of the Registrable Shares held by the Investors initiating such registration, may request the Company to withdraw or not to file the registration statement. In that event, unless such request of withdrawal was caused by, or made (A) as a result of a delay pursuant to Section 2(b)(ii) above, or (B) in response to the material adverse effect of an event on the business, properties, condition, financial or otherwise, or operations of the Company not known by the holders initiating such request at the time their request was made, then the holders shall be deemed to have used their demand registration right under Section 2(b)(i) and the Company shall no longer be obligated to register Registrable Shares pursuant to the exercise of such registration right pursuant to Section 2(a) unless the holders of Registrable Shares shall pay to the Company the expenses incurred by the Company through the date of such request to withdraw or not file the registration statement.

Section 3. Piggyback Registration.

(a) If the Company proposes for any reason to register Primary Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it promptly shall give written notice prior to such filing to the Investors of its intention to so register such Primary Shares and, upon the written request of the Investors to include in such registration Registrable Shares (which request shall be delivered to the Company within twenty (20) days after delivery of any such notice by the Company, and shall specify the number of Registrable Shares proposed to be included in such registration and shall state the Investors intended method of distribution of such Registrable Shares), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration to the extent necessary to permit the sale or other disposition in accordance with the intended method of disposition; provided, however, in the case of an underwritten offering, if the managing underwriter advises the Company that the inclusion of all Registrable Shares requested to be included in such registration would be materially detrimental to the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Company, then the number of Primary Shares and Registrable Shares proposed to be included in such registration shall be included in the following order:

(i) first, the Primary Shares; and

(ii) second, any Registrable Shares requested to be included in such registration pursuant to Section 3(a) pro rata among such Investors holding Registrable Shares based upon the number of Registrable Shares requested to be registered by each such Investor.

Section 4. Registrations on Form S-3.

Notwithstanding anything contained in Section 2 to the contrary, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the holders of the Registrable Shares then outstanding shall have the right to request in writing unlimited demand registrations on Form S-3, or such successor form, which request or requests shall (a) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof, (b) state the intended method of disposition of such Registrable Shares and (c) relate to Registrable Shares having an aggregate offering price of at least two million dollars ($2,000,000); provided, however, that the Company shall not be required to file more than two such registrations on Form S-3 in any twelve (12) month period or during the period ending one hundred and eighty (180) days after the effective date of a registration statement subject to Section 3. A requested registration on Form S-3 or any such successor form in compliance with this Section 4 shall not count as a registration statement initiated pursuant to Section 2 but shall otherwise be treated as a registration initiated pursuant to, and shall, except as otherwise expressly provided in this Section 4, be subject to Section 2, including, without limitation, Sections 2(b)(ii)-(iv).

Section 5. Lock-Up Agreement.

(a) In connection with the Initial Offering, if requested by the Company and the managing underwriter, each Investor agrees that he, she or it, shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Common Shares however or whenever acquired (other than those Common Shares included in such registration) without the prior written consent of the Company or the managing underwriter, as the case may be, for a period (the "Lockup Period") designated by the Company or the underwriters, as the case may be, in writing to the Investors, which period shall not exceed one hundred eighty (180) days after the effective date of such registration statement; provided, however, that all executive officers and directors of the Company must agree to a Lockup Period of at least the same duration. The Company shall obtain the agreement of any Person permitted to sell securities in a registration to be bound by and to comply with this Section 5 as if such Person was an Investor hereunder. Notwithstanding the foregoing, in the event any of the agreements or restrictions set forth above are waived or terminated with respect to any holder of securities of the Company, then the foregoing provisions shall be waived or terminated with respect to each Investor to the same extent.

(b) In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Investor and the securities of every other Person subject to the restrictions in Section 5(a) or permitted to sell securities in the offering.

(c) Each Investor agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 5, provided that this Section 5(c) shall not apply to transfers pursuant to a registration statement or transfers after the Lockup Period.

(d) Each Investor agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Shares of each Investor (and the shares or securities of every other Person subject to the restriction contained in this Section 5):

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER'S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER'S PRINCIPAL OFFICE. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

Section 6. Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for twelve (12) months from the effective date of such registration statement, or until all of such Registrable Shares have been disposed of, if earlier;

(b) furnish, as expeditiously as possible, but in any event, at least five (5) business days before filing a registration statement that registers such Registrable Shares, a reasonable number of copies of the prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to each Investor with one (1) copy for one counsel selected by the holders of Registrable Shares requesting such registration (the "Investors' Counsel"), reasonable number of copies of all such documents proposed to be filed;

(c) as expeditiously as possible, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for twelve (12) months, or until all of such Registrable Shares have been disposed of, if earlier, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(d) promptly notify in writing each Investor and the Investors' Counsel (i) of the receipt by the Company of any request by the Commission for the amending or supplementing of the registration statement or prospectus, (ii) of the receipt by the Company of

any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction;

(e) use its best efforts to register or qualify such Registrable Shares and do any and all other acts and things that may be reasonably necessary or advisable under such other securities or blue sky laws of such jurisdictions as the Investors reasonably request in order to sell or otherwise dispose of Registrable Securities; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph (e) or to make any changes in its Articles of Incorporation which the Board determines to be contrary to the best interests of the Company;

(f) furnish to the Investors such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investors may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(g) without limiting subsection (e) above, use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Investors holding such Registrable Shares to consummate the disposition of such Registrable Shares;

(h) notify the Investors holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Investors, prepare and furnish to such Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) make available upon reasonable notice and during normal business hours, for inspection by the Investors holding such Registrable Shares and any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Investors or underwriter (collectively, the "Inspectors"), at such Inspector's expense, all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement;

(j) use its best efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

(k) use its best efforts to obtain from its counsel an opinion or opinions in customary form;

(l) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares prior to the effective date of the registration statement;

(m) issue to any underwriter to which the Investors holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(n) list such Registrable Shares on any securities exchange on which any shares of the Common Shares are listed or, if the Common Shares are not listed on a securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on such automated quotation system as the holders of a majority of such Registrable Shares shall reasonably request; and

(o) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements in accordance with Rule 158 of the Securities Act covering a period of twelve (12) months beginning within three (3) months after the effective date of the registration statement.

Each holder of the Registrable Shares, upon receipt of any notice from the Company of any event of the kind described in Section 6(h) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(h) hereof, and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

Section 7. Expenses.

All expenses (other than underwriting discounts and commissions relating to the Registrable Shares, as provided in the last sentence of this Section 7) incurred by the Company in complying with Section 6, including, without limitation, all registration and filing fees (including all expenses incident to filing with NASD, fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and reasonable fees and expenses of one Investors' Counsel) shall be paid by the Company. All underwriting discounts and selling commissions applicable to the Registrable Shares shall be borne by the holders selling such Registrable Shares, in proportion to the number of Registrable Shares sold by each such holder. Notwithstanding the above, the Company shall only be responsible for the expenses set forth above with respect to five (5) registrations on Form S-3 pursuant to Section 4 hereof.

Section 8. Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act or other applicable securities law pursuant to this Agreement and to the extent permitted by law, the Company shall indemnify and hold harmless the holders of Registrable Shares, any underwriter (as defined in the Securities Act) for such holder and each Person, if any, who controls such holder or underwriter within the meaning of the Securities Act or the Exchange Act (each, a "Holder Indemnified Person") against any losses, claims, damages or liabilities (joint or several), or actions in respect thereof, to which any Holder Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse each Holder Indemnified Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares made in reliance upon and in conformity with written information furnished to the Company by any such Holder Indemnified Person expressly for use with respect to such registration or qualification.

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares whose Registrable Securities were included in such registration shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 8) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, any underwriter, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a "Company Indemnified Person") against any losses, claims, damages or liabilities (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares or arise out of or are based

upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, if such untrue statement, allegedly untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such holder of Registrable Shares expressly for inclusion in such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, except in the case of fraud or willful misconduct, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after actual knowledge by an indemnified party of any claim as to which indemnity may be sought under the preceding paragraphs of this Section 8, such indemnified party will give written notice to the indemnifying party. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure materially prejudices the indemnifying party's ability to defend such action) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 8. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice at it own expense) and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 8. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one law firm to the indemnified party. No indemnifying party, in the defense of any claim or litigation, except with the consent of each indemnified party, shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, and no indemnified party shall consent to entry of any judgment or settle a claim or litigation without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of

indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person.

Section 9. Information by Investors.

The Investors shall furnish to the Company such written information regarding the Investors and the distribution proposed by any Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 10. Furnishing of Information.

As long as any Investor owns Registrable Shares, the Company covenants that, after such time as it becomes subject to the reporting requirements of the Exchange Act, it shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company shall make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of a Qualified Initial Offering so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act. Upon the request of any Investor (at any time after 90 days after the effective date of a Qualified Initial Offering), the Company shall deliver to such person a written certification of a duly authorized officer as to whether it has complied with such requirements. In connection with any future access or diligence of the Company by an Investor, the Company agrees that its will not furnish to the Investor any material non-public information unless it first discloses in writing that such information is of such character and the Investor thereafter agrees in writing to receive such information and to keep such information confidential.

Section 11. Future Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the outstanding Registrable Shares, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2 hereof, unless under the terms of such agreement, such holder

or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Shares of the Investors which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 2(a) or within one hundred and twenty (120) days of the effective date of any registration effected pursuant to Section 2.

Section 12. Termination.

This Agreement shall terminate and be of no further force or effect on the first to occur of (i) five (5) years after the date of a Initial Offering; (ii) with respect to any holder of Registrable Shares, at such time after a Qualified Initial Offering as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Investor's shares during a three-month period without registration or (iii) when there shall no longer be any Registrable Shares outstanding.

Section 13. Benefits of Agreement; Third Party Beneficiary.

This Agreement shall bind and inure to the benefit of the Company, the Investors and subject to Section 14, the respective successors and assigns of the Company and the Investors. The managing underwriter(s) of the Initial Offering are intended third party beneficiaries of the agreements of the Company and the Investors contained in Section 5.

Section 14. Assignment.

Each Investor may assign its rights hereunder to (i) any partner or retired partner of any holder which is a partnership, (ii) any member or retired member of any holder who is a limited liability company, (iii) any family member or trust for the benefit of any individual holder, (iv) any investment fund that is under common management with, and is an Affiliate of an Investor or (v) any transferee who acquires at least 50,000 Registrable Shares; provided, however, that such transferring Investor shall provide prior written notice to the Company and such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions and other obligations contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

Section 15. Entire Agreement.

This Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the Investors and the Company with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

Section 16. Notices.

All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by personal delivery, or overnight courier, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of personal delivery or the next business day if sent by overnight courier. Notices shall be delivered as follows:

(i) if to the Company, to:

CIBT School of Business & Technology Corp.
1200 - 777 West Broadway
Vancouver BC, Canada V5Z 4J7
Attn.: Toby Chu

With a copy (which shall not constitute notice) to:

Heller Ehrman LLP
Times Square Tower
7 Times Square
New York, New York 10036
Attn: Salvatore J. Vitiello, Esq.

and

Maitland & Company
625 Howe Street, Suite 700
Vancouver, British Columbia
V6C 2T6, Canada
Attn: Ron Paton, Esq.

(ii) if to any Investor at its address set forth on the signature pages hereto:

With a copy (which shall not constitute notice) to:

WilmerHale
1875 Pennsylvania Avenue, N.W.
Washington, DC 20006
Attn: Gerry Cater

Section 17. Modifications; Amendments; Waivers.

The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by (i) the Company, CAG and the

Purchaser and (ii) Investors holding at least a majority of the Registrable Shares held by all Investors.

Section 18. Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of original or facsimile counterparts and delivered electronically or by fax, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 19. Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 20. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of New York without regard to the principles of conflicts of law thereof.

Section 21. Severability.

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

THE COMPANY:

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By: ______________________________

Name: Toby Chu

Title: President and Chief Executive Officer

INVESTORS:

SHANE CORPORATION S.À R.L.

By: ______________________
Name: David Warnock
Title: Manager

Address for Notices:

Shane Corporation S.à r.l.
c/o Camden Partners
500 East Pratt Street
Suite 1200
Baltimore, MD 21202
Attn: David Warnock

CAPITAL ALLIANCE GROUP INC.

By: ______________________
Name:
Title:

Address for Notices:
1200-777 West Broadway
Vancouver, British Columbia V5Z 4J7

BMO SECURITIES, INC.

By: ______________________
Name:
Title:

Address for Notices:

INVESTORS:

SHANE CORPORATION S.À R.L.

By: ___________________________
Name: David Warnock
Title: Manager

Address for Notices:

Shane Corporation S.à r.l.
c/o Camden Partners
500 East Pratt Street
Suite 1200
Baltimore, MD 21202
Attn: David Warnock

CAPITAL ALLIANCE GROUP INC.

By: ___________________________
Name: Toby Chu
Title: President

Address for Notices:
1200-777 West Broadway
Vancouver, British Columbia V5Z 4J7

BMO SECURITIES, INC.

By: ___________________________
Name:
Title:

Address for Notices:

INVESTORS:

SHANE CORPORATION S.À R.L.

By: ________________________
Name: David Warnock
Title: Manager

Address for Notices:

Shane Corporation S.à r.l.
c/o Camden Partners
500 East Pratt Street
Suite 1200
Baltimore, MD 21202
Attn: David Warnock

CAPITAL ALLIANCE GROUP INC.

By: ________________________
Name:
Title:

Address for Notices:
1200-777 West Broadway
Vancouver, British Columbia V5Z 4J7

BMO CAPITAL MARKETS CORP.

By: [signature]
Name: Dominic Pestino
Title: Executive Managing Director

Address for Notices:
BMO Capital Markets
3 Times Square, Fl. 29
New York, NY 10036

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

SHAREHOLDERS AGREEMENT

This Shareholders Agreement (this "Agreement") is made as of the 24th day of April, 2007, by and among **CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.**, a corporation governed by the laws of British Columbia (the "Company"), **Shane Corporation S.à.r.l.**, a private limited liability company (*société à responsabilité limitée*) under the laws of the Grand-Duchy of Luxembourg ("ShaneCo"), **CAPITAL ALLIANCE GROUP INC.**, a corporation governed by the laws of British Columbia ("CAG"), and **BMO CAPITAL MARKETS CORP.**, a Delaware corporation ("BMO" and, together with CAG and ShaneCo, the "Equity Holders").

It is deemed to be in the best interest of the Company and the Equity Holders that provision be made for the continuity and stability of the business and policies of the Company and its subsidiaries, as the same may exist from time to time, and, to that end, the Company and the Equity Holders desire to set forth their agreement with respect to the shares of capital stock of the Company owned by them.

WHEREAS, the Company has entered into a Purchase Agreement (as defined herein) pursuant to which the Equity Holders shall acquire from the Company a debenture in the original principal amount of U.S.$5,000,000 (the "Debenture") and a warrant exercisable for 5,361,667 common shares of the Company with no par value (the "Warrant");

WHEREAS, as a condition to the consummation of the transactions contemplated by the Purchase Agreement, the parties hereto are required to enter into and execute this Agreement;

ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS

The following terms have the following meanings:

"**Agreement**" shall have the meaning set forth in the preamble hereto.

"**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

"**Board**" means the Board of Directors of the Company.

"**BMO**" shall have the meaning set forth in the preamble hereto.

"**Buyer**" shall have the meaning set forth in Section 3.4(b).

"**CAG**" shall have the meaning set forth in the preamble hereto.

"**Common Shares**" means the common shares of the Company with no par value.

"**Company**" shall have the meaning set forth in the preamble hereto.

"**Co-Sale Right**" shall have the meaning set forth in Section 3.3(e).

"**Debenture**" shall have the meaning set forth in the recitals hereto.

"**Drag-Along Notice**" shall have the meaning set forth in Section 3.5(a)

"**Dragging Equity Holders**" shall have the meaning set forth in Section 3.5(a)

"**Equity Holders**" shall have the meaning set forth in the preamble hereto.

"**Equity Holder Notice**" shall have the meaning set forth in Section 3.3(b).

"**Equity Securities**" means (i) Common Shares and (ii) Common Shares issued or issuable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, Common Shares held by an Equity Holder.

"**Future Equity Holder**" shall have the meaning set forth in Section 3.1.

"**New Securities**" means all Equity Securities other than:

(1) Common Shares issued pursuant to stock dividends, stock splits or similar transactions;

(2) Common Shares issued or issuable to employees, officers, consultants or directors of the Company, or other persons performing services for the Company, pursuant to a stock option plan or restricted stock plan approved by the Board of Directors;

(3) Common Shares, or options or warrants to purchase Common Shares, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions approved by the Board of Directors;

(4) Common Shares issuable upon exercise of warrants outstanding as of the date of this Agreement in accordance with the terms of such warrants as of the date hereof;

(5) Common Shares or warrants to purchase Common Shares, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors;

(6) Common Shares issued or issuable in a public offering; and

(7) Common Shares issued or issuable to an entity as a component of any business relationship with such entity for the purpose of (A) joint venture, (B) distribution or supply of the Corporation's products (if any) or services or (C) any other arrangements involving corporate partners that are for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors.

"**Offer**" shall have the meaning set forth in Section 3.4(a).

"**Offered Equity Securities**" shall have the meaning set forth in Section 3.3(b).

"**Participating Equity Holders**" shall have the meaning set forth in Section 3.4(b).

"**Permitted Transferee**" shall mean (i) in the case of a Equity Holder who is an individual, such Equity Holder's ancestors, descendants or spouse, or any custodian or trustee for the account of such Equity Holder (or for the account of such Equity Holder's ancestors, descendants or spouse), (ii) in the case of a Equity Holder which is a partnership or a limited liability company, any constituent partner or member or former partner or member thereof or any Affiliates of such Equity Holder and (iii) in the case of a Equity Holder which is a corporation, any parent corporation or wholly-owned subsidiary corporation of such corporation or any Affiliates of such Equity Holder; in the case of each of (i)-(iii) above, (a) who or which is not a competitor of the Company as determined by the Board in good faith and (b) who or which agrees in writing to be bound by and comply with the terms of this Agreement as if such Transferee (as defined in Section 3.2 hereof) were originally a Equity Holder hereunder (which agreement shall be in form and substance reasonably satisfactory to the Company).

"**Person**" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and a governmental entity, regulatory authority or any department, agency or political subdivision thereof.

"**Preemptive Period**" shall have the meaning set forth in Section 3.4(a).

"**Preemptive Period Extension**" shall have the meaning set forth in Section 3.4(b).

"**Pro Rata Amount**" means, with respect to any Equity Holder, the quotient obtained by dividing (i) the number of Equity Securities held by such Equity Holder by (ii) the number of Equity Securities held by all Equity Holders.

"**Purchase Agreement**" means the Purchase Agreement with respect to the sale of the Debenture and the Warrant, by and among the Company, CAG and ShaneCo, dated as of March 30, 2007.

"**Purchase Equity Holder Notice**" shall have the meaning set forth in Section 3.3(b).

"**Purchase Notice**" shall have the meaning set forth in Section 3.4(b).

"**Purchase Offer Equity Securities**" shall have the meaning set forth in Section 3.3(b).

"**Qualified Public Offering**" means a firm commitment underwritten public offering pursuant to an effective registration statement or similar document under the United States Securities Act of 1933, as amended, or other applicable securities law of another jurisdiction, covering the offer and sale of Common Shares of the Company to the public.

"**Qualified Sale**" means a Sale of the Company which by its terms results in the payment at the closing of such transaction of net proceeds to ShaneCo in respect of its Equity Securities held on the date hereof (after deductions for exercise price, escrow or holdback obligations, earnouts or other contingent consideration, and transaction costs and other costs allocable directly or indirectly to the Equity Holders) of at least $1,750,000.

"**Qualifying Equity Holder**" shall have the meaning set forth in Section 3.4(a).

"**Remaining Equity Securities**" shall have the meaning set forth in Section 3.3(b).

"**Remaining New Securities**" shall have the meaning set forth in Section 3.4(b).

"**Sale of the Company**" shall mean (i) the acquisition of the Company by another entity by means of merger, consolidation, statutory share exchange or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates, or (ii) the Company's sale, lease or other disposition of all or substantially all of its assets; provided, that in the case of clause (i) above, after the Sale of the Company the shareholders of the Company immediately prior to the Sale of the Company own less than a majority of the outstanding voting equity securities of the surviving entity immediately following the Sale of the Company; *provided*, *further*, that a Sale of the Company shall not include the above events if caused by (x) the issuance of securities issued in a bona fide financing for capital raising purposes approved by the Board of Directors, or (y) a merger, consolidation, statutory share exchange or other transaction or series of related transactions effected exclusively for the purpose of changing the Corporation's domicile. Solely with respect to ShaneCo, a transaction or series of related transactions shall constitute a Sale of the Company for purposes of Section 3.5 only if it also is a Qualified Sale.

"**Second Offer**" shall have the meaning set forth in Section 3.4(b).

"**Selling Equity Holder**" shall have the meaning set forth in Section 3.3(a).

"**ShaneCo**" shall have the meaning set forth in the preamble hereto.

"**Shares**" means all Equity Securities held by the Equity Holders.

"**Taxes**" means any federal, state, local, or foreign income, asset, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration,

alternative or add on minimum, estimated or other taxes or fees of any kind whatsoever, including any interest, penalty or addition thereto.

"**Termination Date**" means the date of consummation of a Qualified Public Offering.

"**Transfer**" means to sell, transfer, assign, pledge, hypothecate or otherwise dispose of, either voluntarily or involuntarily and with or without consideration, including transfer by operation of law.

"**Transferee**" shall have the meaning set forth in Section 3.2.

"**Transferring Equity Holder**" shall have the meaning set forth in Section 3.2.

"**Warrant**" shall have the meaning set forth in the recitals hereto.

ARTICLE II.

BOARD REPRESENTATION

Section 2.1 Board Representation.

(a) The Company and the Equity Holders shall take such corporate actions as may be reasonably required to ensure that the number of directors constituting the Board is at all times seven (7), and to elect as directors of the Company in any election of directors the following persons:

(i) two members of the Board selected by ShaneCo; and

(ii) five members of the Board selected by CAG.

(b) Each designation or any proposal to remove from the Board any director shall be made by delivering to the Company a notice signed by the party or parties entitled to such designation or proposal. As promptly as practicable, but in any event within ten (10) days, after delivery of such notice, the Secretary of the Company shall take or cause to be taken such corporate actions as may be reasonably required to cause the election or removal proposed in such notice. Such corporate actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of shareholders. If such meeting or written consent of the Board and/or shareholders, as applicable, shall not be called or obtained by the Secretary of the Company within ten (10) days, then the holders of a majority in interest of the class or series of the Company's capital stock entitled to select such director may call such meeting or take steps to obtain such written consent at the expense of the Company.

Section 2.2 Voting Agreement.

Each Equity Holder shall vote all Shares held by such Equity Holder for the election to the Board of all individuals designated in accordance with Section 2.1 and for the removal from the Board of all directors proposed to be removed in accordance with Section 2.1. Each Equity Holder shall use all commercially reasonable efforts to cause each director originally nominated

by such Equity Holder to vote for the election to the Board of all individuals designated in accordance with Section 2.1.

Section 2.3 Vacancy; Interim Director.

The Company shall notify each Equity Holder of the occurrence of any vacancy in any seat of the Board. A vacancy in any directorship designated as provided in Section 2.1(a) above, shall be filled only by vote (or written consent in lieu thereof) of the group entitled to designate such directorship. The Equity Holders or members of the Board, as the case may be, entitled to designate a successor to fill such vacancy shall do so within thirty (30) days after delivery of such notice.

Section 2.4 Meetings; Expenses; Compensation.

(a) The Company shall convene meetings of the Board at least one time each calendar quarter. Each calendar year the Company shall convene at least one meeting of the Board in China. Upon any failure by the Company to convene any meeting required by this paragraph, a director nominated under Section 2.1 shall be empowered to convene such meeting.

(b) The Company shall notify each of the directors on the Board of a meeting of the Board as per the provisions of the by-laws of the Company. The Company shall reimburse each director who is not an employee of the Company for his or her travel and reasonable out-of-pocket expenses incurred in connection with the attendance of meetings of the Board or any committee thereof or the performance of his or her other duties as a director.

ARTICLE III.

CERTAIN RIGHTS AND RESTRICTIONS WITH RESPECT TO THE SHARES

Section 3.1 Required Equity Holders.

The Company shall require each Person that acquires from the Company Equity Securities entitling them either directly or indirectly to hold more than one percent (1%) of the Common Shares after the date hereof (a "Future Equity Holder") to execute a counterpart to this Agreement, agreeing to be treated as an Equity Holder, whereupon such Person shall be bound by, and entitled to the benefits of, the provisions of this Agreement relating to such Equity Holder.

Section 3.2 Limitations on Transfers.

Subject to the compliance with the other terms and conditions of this Article III, no Transfer of any Equity Securities by any Equity Holder (the "Transferring Equity Holder") shall become effective unless and until the transferee, including any Permitted Transferee (the "Transferee") (unless already subject to this Agreement), executes and delivers to the Company a counterpart signature page to this Agreement, agreeing to be treated as a Equity Holder. Upon such Transfer and such execution and delivery, the Transferee shall be deemed a Equity Holder

for purposes of this Agreement and shall be bound by and entitled to the benefits of this Agreement with respect to the Transferred Equity Securities in the same manner as the Transferring Equity Holder. Prior to June 30, 2009 (the "Restricted Period"), no Equity Holder shall transfer any Equity Securities to any individual, company or other entity (or its affiliates) with operations in China that the Board determines in good faith to be competitive with the Company's operations in China ("Competitive Entities") without the prior approval of a majority of the members of the Board. Promptly following the Restricted Period and on each six-month anniversary thereafter, the Equity Holders and the Company shall in good faith mutually agree on a written list of Competitive Entities as of that date, and thereafter no Equity Holder shall transfer any Equity Securities to any listed entity without the prior approval of a majority of the members of the Board. Any Transfer of Equity Securities by any Equity Holder not in accordance with this Section 3.2 shall be void.

Section 3.3 Right of First Offer; CoSale Right.

(a) Subject to Section 3.4(h), before any Equity Securities may be Transferred by any Equity Holder or any of their Transferees (*provided* that in each case such Transferee shall have agreed in writing to be bound by and comply with the provisions of this Agreement affecting the Equity Securities so transferred) (a "Selling Equity Holder"), such Equity Securities shall be first offered as set forth in this Section 3.3.

(b) The Selling Equity Holder shall deliver a notice (the "Equity Holder Notice") to the Company and each other Equity Holder stating (i) such Selling Equity Holder's bona fide intention to Transfer such Equity Securities and (ii) the number of such Equity Securities proposed to be Transferred (the "Offered Equity Securities"). Within fifteen (15) days after receipt of the Equity Holder Notice, the Company and each other Equity Holder shall deliver to the Selling Equity Holder and each other Equity Holder one or more notices (collectively, the "Purchase Equity Holder Notice") stating the number of Equity Securities the Company and each other Equity Holder proposes to purchase, if any (the "Purchase Offer Equity Securities"), and the purchase price offered by the Company and each other Equity Holder for such Purchase Offer Equity Securities. The Offered Equity Securities less the Purchase Offer Equity Securities shall be referred to in this Section 3.4 as the "Remaining Equity Securities."

(c) Following the Selling Equity Holder's receipt of the Purchase Equity Holder Notice, the Selling Equity Holder shall have fifteen (15) days to accept or reject in writing the offers made in the Purchase Equity Holder Notice, if any. If the Selling Equity Holder accepts the Company's offer to purchase the Purchase Offer Equity Securities, the closing of the purchase of the Purchase Offer Equity Securities shall be effected at the offices of the Company (or such other place as may be reasonably agreed upon by the parties) at such time as mutually agreed upon by the parties to the transaction and the Selling Equity Holder, but in no event later than thirty (30) days following the Selling Equity Holder's acceptance of the Company's and/or other Equity Holders offers to purchase the Purchase Offer Equity Securities. Delivery of certificates duly endorsed for transfer or accompanied by a duly executed stock power shall be made against receipt of the purchase price therefor, as specified in the Purchase Equity Holder Notice, payable by certified or cashier's check or wire transfer to an account designated by the Selling Equity Holder.

(d) Subject to Section 3.3(e), if the Company and the other Equity Holders decline or fail to timely make an offer(s) to purchase the Offered Equity Securities or if the Selling Equity Holder rejects the offer(s) to purchase the Offered Equity Securities or if the number of Offered Equity Securities exceeds the number of Purchase Offer Equity Securities, then the Selling Equity Holder shall have forty-five (45) days from such date to seek a written offer from a third party to purchase the Remaining Equity Securities described in the Equity Holder Notice.

(e) If all of the Shares are not elected to be purchased by the Company as provided in this Section 3.3, each Equity Holder shall have the right (the "Co-Sale Right"), exercisable upon written notice to the Company within fifteen (15) business days after the expiration of latest time period set forth in Sections 3.3(a) through (d) above, to participate in the Selling Equity Holder's sale of Shares pursuant to the specified terms and conditions of the Equity Holder Notice. To the extent an Equity Holder exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Shares which the Selling Equity Holder may sell pursuant to such Equity Holder Notice shall be correspondingly reduced. The Co-Sale Right of each Equity Holder shall be subject to the following terms and conditions:

(i) Each Equity Holder may sell all or any part of that number of shares of Equity Securities held by such Equity Holder equal to the product obtained by multiplying (A) the aggregate number of Shares covered by the Equity Holder Notice by (B) a fraction, the numerator of which is the number of Equity Holder Shares at the time held by such Equity Holder and the denominator of which is the number of Equity Holder Shares at the time held by all Equity Holders participating in such sale (including the Selling Equity Holder).

(ii) Each Equity Holder may effect its participation in the sale by delivering to the Selling Equity Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the Shares which such Equity Holder elects to sell.

(f) If all of the Shares are not elected to be purchased by the Company and the other Equity Holders as provided in this Section 3.3, the Selling Equity Holder may Transfer the balance of the Shares, subject to reduction for the exercise of any Co-Sale Right, to any Person (subject to Section 3.2) at the price specified therein or at a higher price at any time within sixty (60) days of the date of the Purchase Equity Holder Notice; *provided*, *however*, that any such sale is in accordance with the terms and conditions hereof. Any Transfer after such sixty- (60) day period or on terms more favorable to the proposed Transferee than described in the Equity Holder Notice shall be subject again to this Section 3.3.

(g) The Company shall not be required (i) to Transfer on its books any Equity Securities which shall have been Transferred in violation of any of the provisions set forth in this Section 3.3 or (ii) to treat as owner of such Equity Securities, or to accord the right to vote or receive dividends as such owner, any Transferee to whom such Equity Securities shall have been so Transferred.

(h) Notwithstanding anything contained herein to the contrary, the provisions of this Section 3.3 shall not apply to a Transfer of any Equity Securities by an Equity Holder to any Permitted Transferee.

(i) The rights and obligations set forth in Section 3.3 shall be binding upon any Transferee of Equity Securities acquired in a transaction which complies with this Section 3.3, *provided* that, upon such Transfer, the Transferee is then deemed an Equity Holder for purposes of this Agreement. Prior to consummation of such Transfer, each such Transferee or its legal representative shall execute and deliver documents in form and substance reasonably satisfactory to the Company assuming the rights and obligations of an Equity Holder under this Agreement with respect to the Transferred Shares.

Section 3.4 Preemptive Rights.

(a) If the Company proposes to offer New Securities to any Person, the Company shall, before such offer, deliver to each Equity Holder that then holds at least 250,000 Equity Securities (such Equity Holder, a "Qualifying Equity Holder") an offer (the "Offer") for that Qualifying Equity Holder to purchase up to its Pro Rata Amount of such New Securities upon the terms set forth in this Section. The Offer shall state that the Company proposes to issue New Securities and specify their number and terms (including purchase price). The Offer shall remain open and irrevocable for a period of thirty (30) days (the "Preemptive Period") from the date of its delivery.

(b) A Qualifying Equity Holder may accept the Offer by delivering to the Company a notice (the "Purchase Notice") within the Preemptive Period. The Purchase Notice shall state the number of New Securities such Qualifying Equity Holder desires to purchase. In the event that the Qualifying Equity Holders do not fully exercise their right to purchase their Pro Rata Amount of the New Securities, the Secretary of the Company shall, within two (2) business days following expiration of the Preemptive Period, give written notice of that fact to all the Qualifying Equity Holders who or which delivered a Purchase Notice within the Preemptive Period (the "Second Offer"). The Second Offer shall specify the number of remaining New Securities not purchased by the Qualifying Equity Holders (the "Remaining New Securities"), and such Qualifying Equity Holders who delivered a Purchase Notice within the Preemptive Period (the "Participating Equity Holders") shall have an additional option, for a period of ten (10) days following receipt of the Second Offer (the "Preemptive Period Extension") to purchase all or any part of the Remaining New Securities on the terms and conditions set forth in the Offer and on a pro rata basis, based on the number of Equity Holder Shares held by each such Participating Equity Holder in relation to the amount of Equity Holder Shares held by all Participating Equity Holders, which option shall be exercised by the delivery of written notice to the Secretary of the Company within such Preemptive Period Extension.

(c) The issuance of New Securities to the Participating Equity Holders shall be made on a business day, as designated by the Company, not less than five (5) and not more than thirty (30) days after expiration of the Preemptive Period or Preemptive Period Extension, if applicable, on those terms and conditions of the Offer not inconsistent with this Section.

(d) If the number of New Securities to be sold in connection with the Offer exceeds the number of New Securities that the Participating Equity Holders have agreed to purchase in accordance with this Section 3.4, the Company may issue such excess or any portion thereof on the terms and conditions of the Offer to any Person within ninety (90) days after expiration of the Preemptive Period or Preemptive Period Extension, if applicable. If such issuance is not made

within such ninety (90) day period, the restrictions provided for in this Section shall again become effective.

Section 3.5 Drag-Along Right.

(a) In the event that the holders of at least 60% of the then outstanding Common Shares (the "Dragging Equity Holders"), and the Board approve a Sale of the Company in writing, specifying that this Section 3.5 shall apply to such transaction, then the Company shall provide written notice of such approval (the "Drag-Along Notice") to each Equity Holder and each Equity Holder hereby agrees:

(i) if such transaction requires the approval of the shareholders of the Company, to vote (in person, by proxy or by action by written consent, as applicable), with respect to all Equity Securities or any other Company securities that such shareholder owns or over which such shareholder otherwise exercises voting power, in favor of such Sale of the Company and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale of the Company;

(ii) if such transaction is a sale of Equity Securities held by Equity Holders, to sell the same proportion of Equity Securities beneficially held by such Equity Holder as is being sold by the Dragging Equity Holders to the person or entity to whom the Dragging Equity Holders propose to sell their Equity Securities, on the same terms and conditions as the Dragging Equity Holders;

(iii) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Dragging Equity Holders in order to carry out the terms and provision of this Section 3.5, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(iv) not to deposit, and to cause its Affiliates not to deposit, except as provided in this Agreement, any voting securities of the Company owned by such Equity Holder or Affiliate in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such securities, unless specifically requested to do so by the acquirer in connection with the Sale of the Company; and

(v) to refrain from exercising any dissenters' rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company.

(b) Drag-Along Notice. Each Drag-Along Notice required by Section 3.5(a) shall include reasonable details of the Sale of the Company including, but not limited to, the following: (i) the proposed time and place of the closing of the Sale of the Company; (ii) the substantive terms and conditions of the Sale of the Company including (A) the purchase price and terms of payment and (B) the identity, beneficial ownership (if known by any Dragging Equity Holders), address and telephone number of the third-party purchaser (the "Buyer") having

made the bona fide offer; (iii) the number and class of Equity Securities held by the Buyer and its Affiliates (if any) and the substantive terms and conditions of any previous transactions under which the Buyer or any of its Affiliates purchased capital stock of the Company from the Dragging Equity Holders, including the price per share at which such Equity Securities were purchased; (iv) the number and class of the Dragging Equity Holders' shares; and (v) any written consent of shareholders, shareholder resolutions (if the Sale of the Company is being approved at a shareholders meeting), definitive agreement, and any document or instrument the Equity Holders are required to execute, in each case together with all exhibits, attachments and schedules thereto.

ARTICLE IV.

MISCELLANEOUS

Section 4.1 **Termination of this Agreement.**

This Agreement shall automatically terminate and be of no further force or effect as of the Termination Date.

Section 4.2 **Legend on Share Certificates.**

In addition to such other restrictive legends required by applicable law, each certificate representing Equity Securities that are subject to this Agreement shall bear a legend substantially in the following form:

> "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES ARE SUBJECT TO A SHAREHOLDERS AGREEMENT AMONG CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP. AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE OR INSTRUMENT TO THE SECRETARY OF CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP."

Section 4.3 **Severability.**

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or enforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 4.4 Governing Law; Jurisdiction.

This Agreement shall be governed by and construed and enforced solely in accordance with the internal laws of British Columbia and the laws of Canada applicable therein, without regard to the principles of conflicts of law thereof. The parties attorn to the exclusive jurisdiction of the courts of British Columbia.

Section 4.5 Assignments; Successors and Assigns.

Except in connection with any Transfer of Equity Securities in accordance with this Agreement, the rights and obligations of each Equity Holder under this Agreement may not be assigned. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, legal representatives and heirs.

Section 4.6 Amendments; Waivers.

The terms and provisions of this Agreement may not be modified or amended, nor any provision be waived, except pursuant to a writing signed by the Company, CAG and ShaneCo.

Section 4.7 Notices.

All notices, demands, requests, consents, approvals or other communications (collectively, "**Notices**") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by personal delivery, or overnight courier, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of personal delivery or the next business day if sent by overnight courier. Notices shall be delivered as follows:

(i) if to the Company, to:	CIBT School of Business & Technology Corp. 1200 - 777 West Broadway Vancouver BC, Canada V5Z 4J7 Attn.: Toby Chu
with a copy (which shall not constitute notice) to:	Heller Ehrman LLP Times Square Tower 7 Times Square New York, New York 10036 Attn: Salvatore J. Vitiello, Esq.

and

Maitland & Company
625 Howe Street, Suite 700
Vancouver, British Columbia
V6C 2T6, Canada

Attn: Ron Paton, Esq.

(ii) if to an Equity Holder, at its address set forth on the signature page hereto:

With a copy (which shall not constitute notice) to:

WilmerHale
1875 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
Attn: Gerry Cater, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 4.8 Headings.

The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 4.9 Nouns and Pronouns.

Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

Section 4.10 Entire Agreement.

This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter.

Section 4.11 Counterparts.

This Agreement may be executed in any number of counterparts and delivered electronically or by fax, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 4.12 Specific Enforcement.

The parties hereto acknowledge and agree that the parties hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties

hereto in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the parties hereto shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the British Columbia or any state having subject matter jurisdiction.

Section 4.13 Aggregation.

Equity Securities of the Company owned by Permitted Transferees of a Equity Holder may be aggregated for the purposes of calculating the aggregate percentage of capital stock of the Company (including such percentage represented by Equity Holder Shares) held by any Equity Holder hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement on the date first written above.

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By: ______________________________
Name: Toby Chu
Title: President and Chief Executive Officer

Address for Notices:

CIBT School of Business & Technology Corp.
1200 - 777 West Broadway
Vancouver BC, Canada V5Z 4J7
Attn: Toby Chu

CAPITAL ALLIANCE GROUP INC.

By: ______________________________
Name: Tim Leong
Title: CFO

Address for Notices:

BMO CAPITAL MARKETS CORP.

By: ______________________________
Name:
Title:

Address for Notices:

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement on the date first written above.

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By: ______________________________
Name: Toby Chu
Title: President and Chief Executive Officer

Address for Notices:

CIBT School of Business & Technology Corp.
1200 - 777 West Broadway
Vancouver BC, Canada V5Z 4J7
Attn: Toby Chu

CAPITAL ALLIANCE GROUP INC.

By: ______________________________
Name:
Title:

Address for Notices:

BMO CAPITAL MARKETS CORP.

By: ______________________________
Name: Dominic Petito
Title: Executive Managing Director

Address for Notices:
BMO Capital Markets
3 Times Square, Fl. 29
New York, NY 10036

SHANE CORPORATION S.À.R.L.

By: ______________________________

Name: David Warnock

Title: Manager

Address for Notices:

Shane Corporation S.à r.l.
c/o Camden Partners
500 East Pratt Street
Suite 1200
Baltimore, MD 21202
Attn: David Warnock

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this "***Guaranty Agreement***") is made and entered into as of April 24, 2007 by and among Capital Alliance Group Inc., a corporation governed by the laws of the Province of British Columbia ("***Guarantor***"), and Shane Corporation S.à.r.l., a private limited liability company (*société à responsabilité limitée*) under the laws of the Grand-Duchy of Luxembourg ("***Purchaser***").

WHEREAS, Purchaser, CAG and CIBT School of Business & Technology Corp., a corporation governed by the laws of the Province of British Columbia and subsidiary of Guarantor ("***CIBT***") are parties to that certain Securities Purchase Agreement, dated as of March 30, 2007 (the "***Purchase Agreement***") providing for the issuance to Purchaser by CIBT of a Debenture in an original aggregate principal amount of $5,000,000 (the "***Debenture***") and a warrant to acquire common stock of CIBT (the "***Warrants***"); and

WHEREAS, it is a condition of the consummation of the transactions contemplated by the Purchase Agreement that Guarantor enters into and delivers this Guaranty Agreement; and

WHEREAS, the transactions contemplated by the Purchase Agreement are beneficial to Guarantor and it is in consideration for such benefits that Guarantor agrees to enter into this Guaranty Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

Defined terms used herein shall have the meaning set forth in the Purchase Agreement if not defined herein.

ARTICLE I
GUARANTEE

Section 1.01. Guarantee. Guarantor hereby guarantees to Purchaser (or Purchaser's successors to or assigns of the Debenture, if applicable) prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of (i) all principal and interest on the Debenture (ii) any other fees, costs, charges or other monetary obligations accrued thereon from time to time owing to Purchaser by CIBT pursuant to the Debenture, and (iii) other obligations under the Purchase Agreement to the extent an obligation set forth in the Purchase Agreement is incorporated by reference into the Debenture (such obligations being herein collectively called the "***Guaranteed Obligations***"). Guarantor hereby agrees that if CIBT shall fail to pay in full when due (whether at stated maturity or by acceleration pursuant to its terms) any of the Guaranteed Obligations, Guarantor will pay the same, promptly following demand and notice of the failure to pay, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity or by acceleration pursuant to its terms) in accordance with the terms of such extension or renewal. Subject to

Section 1.03, the obligations of the Guarantors under this Section 1.01 shall terminate when all Guaranteed Obligations have been paid in full.

Section 1.02. Obligations Unconditional. The obligations of Guarantor under Section 1.01 are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of CIBT under the Debenture, the Purchase Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, the occurrence of any one or more of the following shall not alter or impair the liability of Guarantor hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of the Debenture or the Purchase Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Debenture or the Purchase Agreement or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefore shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv) any other Person shall become a guarantor of the Guaranteed Obligations.

Guarantor hereby expressly waives diligence, presentment, demand of payment (except as set forth in Section 1.01), protest and all notices whatsoever, and any requirement that Purchaser exhausts any right, power or remedy or proceed against CIBT under the Debenture, the Purchase Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Guarantor waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Purchaser upon this Guaranty Agreement or acceptance of this Guaranty Agreement, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty Agreement, and all dealings between CIBT and Purchaser, shall likewise by conclusively presumed to have been had or consummated in reliance upon this Guaranty Agreement. This Guaranty Agreement shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and, without limiting the covenants of Guarantor in Article III hereof, not of performance, without regard to any right of offset with respect to

the Guaranteed Obligations at any time or from time to time held by Purchaser, and the obligations and liabilities of Guarantor hereunder shall not be conditioned or contingent upon the pursuit by Purchaser or any other Person at any time of any right or remedy against CIBT or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefore or right of offset with respect thereto. This Guaranty Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and the successors and assigns thereof, and shall inure to the benefit of Purchaser, and its successors and assigns, until such time as all Guaranteed Obligations have been infeasibly paid and satisfied in full.

Section 1.03. Reinstatement. The obligations of Guarantor under this Guaranty Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of CIBT in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Guarantor agrees that it will indemnify Purchaser on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by Purchaser in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 1.04. Subrogation; Subordination. Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations by CIBT and/or Guarantor and the expiration and termination of the obligations of CIBT under the Debenture and the Purchase Agreement, it shall not exercise any right or remedy arising by reason of any payment by it pursuant to its guarantee in Section 1.01, whether by subrogation or otherwise, against CIBT or any security for any of the Guaranteed Obligations, including the Pledge Agreement (as defined in the Purchase Agreement). The payment of any amounts due with respect to any indebtedness of CIBT now or hereafter owing to Guarantor by reason of any payment by Guarantor under this Guaranty Agreement is hereby subordinated to the prior indefeasible payment in full in cash such portion of such Guaranteed Obligations as Guarantor is legally obligated to pay hereunder. Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of CIBT to Guarantor until the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

Section 1.05. Instrument for the Payment of Money. Guarantor hereby acknowledges that the guarantee in this Guaranty Agreement constitutes an instrument for the payment of money, and consents and agrees that Purchaser, at its sole option, in the event of a dispute by Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action or other like proceeding or action under applicable law.

Section 1.06. Continuing Guarantee. The guarantee in this Guaranty Agreement is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

Section 1.07. General Limitation on Guarantee Obligations. In any action or proceeding involving any applicable bankruptcy, insolvency, reorganization law or other law

affecting the rights of creditors generally, if the obligations of Guarantor under Section 1.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors on account of the amount of its liability under Section 1.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by Guarantor, Purchaser or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF GUARANTOR

Guarantor hereby represents and warrants to Purchaser as follows:

Section 2.01. Organization; Authorization; Enforceability. Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted. Guarantor has all the necessary power and authority to execute, deliver and perform its obligations under this Guaranty Agreement and has taken all action necessary to authorize the execution, delivery and performance by it of this Guaranty Agreement. No other proceedings on the part of Guarantor is necessary for such authorization, execution, delivery and consummation. Guarantor has duly executed and delivered this Guaranty Agreement. The execution, delivery and performance of this Guaranty Agreement and compliance with their provisions by Guarantor will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, the governing and/or organizational documents of Guarantor, or any indenture, lease, agreement or other instrument to which Guarantor is a party or by which it or any of its properties is bound. This Guaranty Agreement constitutes a legal, valid and binding obligation of Guarantor, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

Section 2.02. No Liens. Guarantor has good and valid title to all of its material tangible properties and assets (real and personal) in each case subject to no Liens, except for Permitted Liens. "***Liens***" shall mean, any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, option, right of others or restriction (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance of any kind. "***Permitted Liens***" means: (i) Liens for taxes not yet due; (ii) Liens reflected in Guarantor's audited financial statements or the notes thereto; (iii) Liens imposed by applicable law and incurred in the ordinary course of business for obligations not yet due and payable to laborers, materialmen and the like; (iv) zoning and other restrictions, variances, covenants, rights-of-way, encumbrances, easements and or other minor irregularities of title, none of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the value of any of the real property of Guarantor, or would impair in any material respect the ability of Guarantor to sell such property for its current use; (v) Liens in respect of capital leases or purchase money indebtedness incurred by Guarantor in connection with its business in the ordinary course;

and (vi) existing and future mortgages secured by real property used by Guarantor or any of its subsidiaries with their business in the ordinary course.

Section 2.03. Existing Debt. Schedule A attached hereto contains a complete and accurate list of all existing indebtedness (including any guaranty of the indebtedness of another Person) of Guarantor.

Section 2.04. Certain Business Relationships With Affiliates. Except as set forth on Schedule 3.24 of the Disclosure Schedule to the Purchase Agreement, no Affiliate of Guarantor (a) owns any property or right, tangible or intangible, which is used in the business of CIBT or Guarantor, (b) has any claim or cause of action against CIBT or Guarantor, or (c) owes any money to, or is owed any money by, CIBT or Guarantor.

ARTICLE III
COVENANTS

Section 3.01. Covenants. Guarantor covenants and agrees to act, and cause CIBT to act, in accordance with the covenants set forth in Article 5 of the Purchase Agreement and not to take, and cause CIBT not to take, any action prohibited by the negative covenants set forth in Article 6 of the Purchase Agreement.

Section 3.02. No Impairment. Except as set forth in Section 4.01 hereof, Guarantor will not, by amendment of its articles or other organizational or governing documents or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Guaranty Agreement, the Debenture or the Purchase Agreement. Guarantor will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Purchaser hereunder and under this Guaranty Agreement, Debenture or the Purchase Agreement.

Section 3.03. Additional Covenants. Guarantor shall not (and shall cause CIBT not to), without the prior written consent of Purchaser, which shall not be unreasonably withheld:

(a) undertake any reorganization, consolidation, merger, dissolution, liquidation, reclassification, recapitalization or reincorporation of CIBT;

(b) create, incur or assume any indebtedness; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, provided, however, that Guarantor may create, incur or assume any indebtedness; assume guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, without consent if such indebtedness does not give rise to a lien or other encumbrance on the stock or other equity securities of CIBT or its subsidiaries or their respective assets;

(c) mortgage or pledge any of its property or assets or subject any such property or assets to any Lien; provided, however, that Guarantor may mortgage or pledge any of its property or assets and may subject its property and assets to any Lien to the extent

such action does not give rise to a Lien or other encumbrance on the stock or other equity securities or assets of CIBT or any of its subsidiaries;

(d) institute or settle any material Proceeding; provided, however, that Guarantor may institute or settle any material Proceeding to the extent such action does not give rise to a Lien or other encumbrance on the stock or other equity securities or assets of CIBT or any of its subsidiaries; or

(e) agree in writing or otherwise to take any of the foregoing actions.

ARTICLE IV
MISCELLANEOUS

Section 4.01. Termination. This Guaranty Agreement shall terminate upon the satisfaction in full by CIBT or Guarantor of all of the Guaranteed Obligations.

Section 4.02. Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of British Columbia, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

Section 4.03. Modifications and Amendments. No amendment, modification or termination of this Guaranty Agreement shall be binding unless executed in writing by Guarantor and Purchaser.

Section 4.04. Waivers and Extensions. Purchaser may waive any condition, right, breach or default under this Guaranty Agreement, provided that such waiver will not be effective against Purchaser unless it is in writing, is signed by Purchaser, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 4.05. Severability. This Guaranty Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Guaranty Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Guaranty Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 4.06. Counterparts; Fax Signatures. This Guaranty Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute the same instrument. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto.

Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

Section 4.07. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, by recognized courier service (with receipt acknowledged) or by registered or certified mail, postage prepaid, as follows:

(a) If to Guarantor, to:

CIBT School of Business & Technology Corp.
1200 - 777 West Broadway
Vancouver BC, Canada V5Z 4J7
Attention: Toby Chu

with a copy, which shall not constitute notice, to:

Heller Ehrman LLP
Times Square Tower
7 Times Square
New York, New York 10036
Attention: Salvatore J. Vitiello, Esq.

and

Maitland & Company
625 Howe Street, Suite 700
Vancouver, British Columbia
V6C2T6, Canada
Attention: Ron Paton, Esq.

(b) If to Purchaser, to:

Shane Corporation S.à.r.l.
c/o Camden Partners, Inc.
500 East Pratt Street, Suite 1200
Baltimore, Maryland 21202
Attention: Mr. David L. Warnock

with a copy, which shall not constitute notice, to:

WilmerHale
1875 Pennsylvania Ave., N.W.
Washington, D.C. 20006
Attention: Gerry Cater, Esq.

or such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other

communication shall be deemed to have been given as of the date so delivered personally or by courier, or five (5) business days after deposited in the mail.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Guaranty Agreement as of the date first above written.

Capital Alliance Group Inc.

By: ______________________________
Name: Toby Chu
Title: President

Shane Corporation S.a.r.l.

By: ______________________________
Name: David Warnock
Title: Manager

IN WITNESS WHEREOF, the parties hereto have executed this Guaranty Agreement as of the date first above written.

Capital Alliance Group Inc.

By: ______________________________
Name:
Title:

Shane Corporation S.a.r.l.

By: ______________________________
Name: David Warnock
Title: Manager

April 24, 2007

CIBT SCHOOL OF BUSINESS AND TECHNOLOGY CORP.
as Pledgor

and

SHANE CORPORATION S.A.R.L.
as Secured Party

Equity Pledge Agreement

CONTENTS

This Equity Pledge Agreement (*Agreement*) is made on April 24, 2007

BETWEEN:

CIBT School of Business & Technology Corp., a company incorporated under the laws of the Province of British Columbia, Canada (the ***Pledgor***); and

Shane Corporation S.à.r.l., a private limited liability company (*société à responsabilité limitée*) under the laws of the Grand-Duchy of Luxembourg (the ***Secured Party***).

WHEREAS:

(A) Pledgor is the legal owner of 100% of the equity interest in the registered capital of Beijing Fenghua Education Consulting Co. Ltd. (the ***Company***), a wholly foreign-owned enterprise organized and existing under the laws of the People's Republic of China.

(B) By a Securities Purchase Agreement (the ***SPA***) dated March 30, 2007, among the Pledgor, Capital Alliance Group, Inc. and the Secured Party, and a debenture dated April 24, 2007 between the Pledgor and the Secured Party (the ***Debenture***), the Secured Party has agreed, subject to the terms of the SPA, to make a loan to the Pledgor in an aggregate principal amount of US $5,000,000.

(C) It is a condition precedent under the SPA that the Pledgor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants described hereafter, the Pledgor and Secured Party agree as follows:

DEFINITIONS AND INTERPRETATION

Definitions

1.1 Except where the context otherwise requires or where otherwise defined herein, words and expressions defined in the SPA bear the same meanings when used herein and the following terms have the following meanings:

Approval Authority means the examination and approval authority for the Company, which as of the date hereof is the Beijing Chaoyang District Commerce Bureau;

Capital Contribution Certificate means the Capital Contribution Certificates issued by the Company to the Pledgor dated April 24, 2007, representing an aggregate contribution to the registered capital of the Company in the amounts set forth on Exhibit A and any certificate(s) issued by the Company from time to time in respect of the Pledgor's contributions to the registered capital of the Company;

Change Regulations means the *Certain Regulations on Changes to the Equity Interests of Investors in Foreign Investment Enterprises* issued by the former Ministry of Foreign Trade and Economic Cooperation and the State Administration for Industry and Commerce on May 28, 1997;

Collateral means all or any part of (i) the Pledgor's equity interest in the registered capital of the Company paid-in by the Pledgor in accordance with the payment schedule under the Articles of Association of the Company; (ii) the Capital Contribution Certificates; (iii) any dividend, profit or other distribution from the Company to the Pledgor; (iv) the proceeds of any of (i) to (iii) above; and (v) the proceeds of any liquidation, winding up or dissolution of the Company payable to the Pledgor;

Enforcement Event means the delivery of a notice under paragraph (a) of Section 17.2 of the Debenture;

Event of Default has the meaning set forth in the Debenture;

Financing Documents has the meaning set forth in the SPA;

Registration Authority means the registration authority for the Company, which as of the date hereof is the Beijing Municipal Bureau for Industry and Commerce;

Secured Obligations means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever and in any currency) of the Pledgor to the Secured Party under each or any of the Financing Documents or any other document evidencing or securing any such obligations and liabilities including in respect of losses, damages, costs and expenses and including by way of indemnity.

Interpretation

1.2 In this Agreement, unless the context otherwise requires:

(a) headings are for convenience only and do not affect the interpretation of this Agreement;

(b) words importing the singular include the plural and vice versa;

(c) a reference to a person includes any natural person, company, partnership, trust, joint venture, association, corporation or other entity and any governmental authority or agency;

(d) a reference to a clause, Exhibit, Schedule or party is a reference to that clause or that Schedule or party to, this Agreement;

(e) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

(f) a reference to a party to any document includes that party's successors and permitted assigns.

PLEDGE

2.1

(a) As continuing security for the payment and discharge in full of the Secured Obligations which are due, owing or payable, the Pledgor hereby pledges to the Secured Party all of the Pledgor's right, title and interest, present and future, in, to and under the Collateral.

(b) For the avoidance of doubt, the security hereby created does not create or impose upon the Secured Party any liability or obligation to perform or fulfil any of the obligations of the Pledgor under or in respect of the Collateral.

2.2 The Pledgor shall record, or cause the Company to record, details of the pledge of the Collateral in the Company's register of shareholders (if it exists) promptly upon the execution of this Agreement, and provide evidence of such recordation to the Secured Party.

Negative Pledge

2.3 The Pledgor hereby undertakes to the Secured Party that, unless the Secured Party otherwise agrees, it shall not:

(a) assign or purport to assign, transfer or otherwise deal with any interest of the Pledgor in the Collateral; or

(b) create, agree to create or permit to exist any trust, interest or Security Interest (howsoever ranking in priority) of any nature whatsoever (other than under this Agreement or arising by operation of law) on or over the Collateral,

except as permitted under the SPA.

Discharge

2.4 Subject to clause 2.5, if at any time all of the Secured Obligations have been paid and discharged in full, the security hereby created shall lapse and be discharged.

Conditions

2.5 Any such discharge of the security referred to in clause 2.4 shall be deemed to be made subject to the condition that it will be void if any payment or security which the Secured Party may previously have received or may thereafter receive from any person in respect of the Secured Obligations is set aside under any applicable law or proves to have become or been for any reason invalid.

Retention of Security

2.6 Notwithstanding the provisions of clauses 2.4 and 2.5, if the Secured Party shall have reasonable grounds for believing that the Pledgor may be insolvent as of the date of any payment made by the Pledgor to the Secured Party, the Secured Party may retain the security created pursuant to this Agreement until the expiry of a period of one (1) month plus such statutory period within which any security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Secured Obligations, notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Secured Party on, or as a consequence of, such payment and discharge provided that, if at any time within such period, a petition is presented to a competent court for an order for the winding up of the Pledgor or any analogous proceedings are commenced by or against the Pledgor, the Secured Party may continue to retain such security for such further period as the Secured Party shall determine and such security shall be deemed to have continued to have been held as security for the payment and discharge in full of all the Secured Obligations.

PERFECTION OF SECURITY

Approval

3.1 In accordance with the Change Regulations, the Pledgor shall procure that the Company, promptly after the execution of this Agreement (and in any event within fifteen (15) days), submit this Agreement for approval to the Approval Authority, together with all such documents as the Approval Authority may require in connection therewith, including, without limitation:

(a) the certificate of approval of the Company;

(b) the current business license of the Company;

(c) the Articles of Association of the Company;

(d) a resolution of the board of directors of the Company substantially in the form of Schedule 1;

(e) the Capital Contribution Certificate for the Company; and

(f) a capital contribution verification report in respect of the Company issued by a registered firm of accountants in the People's Republic of China acceptable to the Secured Party.

The Pledgor shall procure that the Company promptly respond to any requests from the Approval Authority for clarification or additional information and promptly provide notice of such requests, if material, to the Secured Party.

Registrations

3.2 The Pledgor shall procure that the Company shall promptly after receiving approval of the Approval Authority (and in any event within thirty (30) days) register this Agreement with the Registration Authority and provide evidence of the completion of such registration to the Secured Party.

Additional Capital Contributions

3.3 If after the date of this Agreement, the Pledgor pays in any additional contribution to, or otherwise acquires any additional portion of, the registered capital of the Company, the Pledgor shall promptly after paying in such contribution or making such acquisition notify the Approval Authority in writing that such additional capital has been contributed or acquired and is subject to this Agreement and submit to the Approval Authority a Capital Contribution Certificate and a capital contribution verification report reflecting such additional capital contribution or acquisition to the Company together with such other documents and evidence as the Approval Authority may request. Alternatively, at the request of the Secured Party, the Pledgor shall promptly enter into and submit for approval and registration as required by applicable laws of the People's Republic of China such amendments or supplements to this Agreement as the Secured Party may require with respect to such additional capital contribution or acquisition.

Further Assurances

3.4 The Pledgor undertakes to take whatever action required under the SPA and the Debenture for:

(a) perfecting or protecting the security created or intended to be created by this Agreement over the Collateral; or

(b) upon any Enforcement Event, facilitating the realization of the Collateral or the exercise of any right, power or discretion exercisable by the Secured Party in respect of the Collateral;

including, without limitation, procuring the Company to take the following steps as contemplated in the Change Regulations, namely:

(i) making an application to the Approval Authority for modifications to the ownership rights of the Pledgor in the Company;

(ii) submitting to the Approval Authority the Articles of Association, together with any agreements to reflect the interest of the Secured Party in the Company;

(iii) submitting to the Approval Authority copies of the original approval certificate and business license of the Company; and

(iv) submitting to the Approval Authority a list of the members of the board of directors as it will be after the proposed changes to the shareholding rights of the Pledgor are made.

ENFORCEMENT

The Pledgor's Rights Prior to Enforcement of the Pledge

4.1 Until an Enforcement Event, the Pledgor shall be entitled, subject to and in a manner consistent with the provisions of this Agreement, the SPA and the Debenture:

(a) to receive all dividends, profits or other distributions, interest and other income derived from or paid in respect of the Collateral; and

(b) to exercise any voting or other rights and powers attached to the Collateral;

to the exclusion of the Secured Party.

Enforcement

4.2 The security created by this Agreement shall become enforceable immediately upon an Enforcement Event, when the Secured Party shall be entitled to exercise all rights, powers and discretions in respect of the Collateral, to the exclusion of the Pledgor, and to take all action and pursue all remedies available to the Secured Party at law to enforce such security, subject to obtaining all necessary authorisations from the Approval Authority.

No Discharge

4.3 The obligations of the Pledgor under this Agreement shall not be discharged or impaired by:

(a) any invalidity, unenforceability or other defect relating to the Financing Documents or any security relating to such document; or

(b) any amendment to or variation of the Financing Documents or any security relating to any such document; or

(c) any release of or granting of time or any other indulgence to the Pledgor, the Company or any other person; or

(d) any winding up, dissolution, reconstruction or reorganization, legal limitation, incapacity or lack of corporate power or authority or other circumstances of, or any change in the constitution or corporate identity or loss of corporate identity by, the Company, the Pledgor or any other person; or

(e) any other act, event, neglect or omission which would or might but for this clause operate to impair or discharge the Pledgor's liability hereunder.

REPRESENTATIONS AND WARRANTIES; COVENANTS

Representations and Warranties

5.1 In addition to the representations and warranties set out in the SPA, the Pledgor represents and warrants to the Secured Party that:

(a) the execution, delivery and performance by it of this Agreement will not (i) violate any provision of any existing published law or regulation applicable to it or order or decree of any court, governmental authority, bureau or agency having jurisdiction over it or of its charter documents, or (ii) violate any provision of any contract, undertaking or agreement to which it is a party or which is binding upon it or any of its property or assets to an extent which has or is reasonably likely to have a Material Adverse Effect or (iii) result in the imposition or creation of any Security Interest on any part thereof pursuant to the provisions of any such contract, undertaking or agreement (subject to obtaining and effecting approval and registration as referred to in clauses 3.1 and 3.2) other than the Security Interests created by this Agreement;

(b) its contribution to the registered capital of the Company is fully paid in to the extent reflected in the respective Capital Contribution Certificates provided to the Secured Party hereunder; and

(c) the copies of the certificate of approval, business license, and Articles of Association of the Company provided to the Secured Party prior to the date hereof are true, complete and correct copies as of the date hereof.

Covenants

5.2

(a) The Pledgor promptly shall notify the Secured Party of any material matters, changes or claims affecting the Collateral.

5.3

(a) The Pledgor covenants that it will allow the Secured Party to examine, audit and inspect its books, accounts, records (including without limitation any records relating to the Collateral), ledgers, assets and properties of any kind and description whatsoever, and will cause the Company to do the same with respect to its such items, and to make copies thereof, during normal business hours, upon written request provided at least five business days in advance of the contemplated examination, audit and inspection by the Secured Party, which states that such action is in its sole discretion necessary to protect its interests hereunder.

(b) The Pledgor will cooperate, and will cause the Company, to cooperate, in the enforcement by the Secured Party upon an Enforcement Event, including without limitation by auction of the Collateral or by execution of an equity transfer contact from the Pledgor to the Secured Party with respect to the Pledgor's equity interest in the registered capital of the Company.

Reliance

5.4

(a) The Pledgor acknowledges that it has made the representations and warranties in clause 5.1 with the intention of inducing the Secured Party to enter into the SPA on the basis of, and in full reliance on, each of such representations and warranties.

(b) The Pledgor warrants to the Secured Party that each of such representations and warranties is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations and warranties misleading.

Rights and Remedies not Limited

5.5 The rights and remedies of the Secured Party in relation to any misrepresentations or breaches of warranty on the part of the Pledgor shall not be prejudiced:

(a) by any investigation by or on behalf of the Secured Party into the affairs of the Pledgor;

(b) by the execution or the performance of this Agreement; or

(c) by any other act or thing which may be done by or on behalf of the Secured Party in connection with this Agreement and which might, apart from this clause, prejudice such rights or remedies.

Receipt of Moneys

5.6 Subject to the provisions of the SPA and the Debenture and clause 4.1, the Pledgor shall procure that all moneys received by the Pledgor or any other person constituting, or arising from or in connection with, the Collateral shall be paid forthwith to the Secured Party or as the Secured Party may from time to time direct.

CUSTODY OF CAPITAL CONTRIBUTION CERTIFICATES

6. The Pledgor shall on the date hereof provide to the Secured Party (or a nominee on behalf of the Secured Party) the original Capital Contribution Certificate for the Company and, immediately upon their issuance, any original, replacement or additional Capital Contribution Certificates issued from time to time in respect of any additional capital paid in, contributed or acquired by the Pledgor to the Company as

provided in clause 3.3 or otherwise. Any Capital Contribution Certificates so provided shall be returned to the Pledgor after the security created by this Agreement has lapsed and been discharged. To the extent required by any applicable laws and regulations in order to maintain the validity of the Capital Contribution Certificates or to make any registration or filing, the Secured Party agrees to allow or procure the Pledgor access to such Capital Contribution Certificates upon request and to present them to the relevant governmental authorities for such purpose.

EFFECTIVENESS

7. The security created by this Agreement shall become effective:

(a) in the case of any Collateral, other than the Collateral referred to in clause 3.3, upon approval by the Approval Authority as provided in clause 3.1 and when all the registrations referred to in clause 3.2 have been duly completed; and

(b) in the case of any Collateral referred to in clause 3.3, when the approvals and all the registrations referred to in that clause have been duly obtained or completed.

MISCELLANEOUS

Appointment of Attorney

8.1 Subject to the provisions of the SPA and the Debenture and clause 4.1, the Pledgor hereby irrevocably appoints with effect from the occurrence of an Enforcement Event the Secured Party as the Pledgor's attorney with full power (in the name of the Pledgor or otherwise) to carry out any of the Pledgor's obligations hereunder, and to exercise all the rights of the Pledgor in connection with the Collateral and to file any claims or take any lawful action or institute any proceedings which may be necessary for the purpose of putting into effect the intent of this Agreement.

Expenses

8.2 The Pledgor shall on demand pay:

(a) all costs, fees, expenses and taxes in connection with:

(i) all approvals and registrations referred to in clauses 3.2 and 3.3 or otherwise incurred in connection with the perfection or protection of the security created by this Agreement; and

(ii) the obtaining of all necessary Authorisations relating to the execution and performance by the Company of this Agreement; and

(b) all expenses (including legal and out-of-pocket expenses) incurred by the Secured Party in connection with the preservation or enforcement of any of their rights under this Agreement;

and shall keep the Secured Party indemnified against any failure or delay in paying the same.

Notices

8.3 Any notice or demand under this Agreement to or upon the Pledgor shall be in writing and shall be deemed to have been properly served upon the Pledgor if delivered personally or if sent by facsimile, cable or prepaid first-class mail to its registered office for the time being.

8.4 Any such notice or demand:-

(a) which is sent by facsimile, shall be deemed to have been properly served upon the Pledgor two hours after the time of despatch; or

(b) which is sent by first-class prepaid mail and is posted before the last collection of letters from the letter box in which it was posted has been made on any day, shall be deemed to have been properly served upon the Pledgor at 10.00 a.m. on the next succeeding day upon which a delivery of letters is made.

English Language

8.5 Any notice, request or other communication to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English satisfactory to the Secured Party and certified by an authorized representative of the Pledgor, which translation shall be the governing version between the relevant parties.

Applicable Law and Arbitration

8.6

(a) This Agreement is governed by and shall be construed in accordance with the laws of the People's Republic of China.

(b) Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination may be submitted by either party to the China International Economic and Trade Arbitration in Beijing (***CIETAC***) for arbitration in English in accordance with its arbitration rules. The arbitral award is final and binding upon the parties.

The arbitration tribunal shall consist of three arbitrators.

During the course of arbitration, this Agreement shall continue to be performed except for the matters in dispute which are subject to consultation or arbitration.

Severability

8.7 Any provision of this Agreement which is prohibited or unenforceable by reason of any present or future law in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Successors and Assigns

8.8 This Agreement binds and benefits the respective permitted successors and assigns of the parties. However, the Pledgor may not assign or delegate any of its rights or obligations under this Agreement without the consent of the Secured Party.

Amendment

8.9 Any amendment of any provision of this Agreement shall be in writing, signed by the parties and approved by the Approval Authority.

SPA and Debenture to Prevail

8.10. Where any provision of this Agreement conflicts with a provision of the SPA or the Debenture, the terms of the SPA or the Debenture, as the case may be, shall prevail for so long as the same remains in full force and effect. Any consent, waiver or concession granted under the SPA and the Debenture shall also operate as a consent, waiver or concession hereunder. For the avoidance of doubt, to the extent that there is no conflict between the provisions of this Agreement and the SPA or Debenture, the provisions of this Agreement shall prevail.

Execution Copies

8.11 This Agreement has been written in Chinese and English in six (6) originals each, all of which constitute one and the same agreement. Each party shall hold one (1) set of Chinese and English originals. Both language versions shall be equally authentic.

Remedies and Waivers

8.12 No failure or delay by the Secured Party in exercising any power, remedy, discretion, authority or other rights under this Agreement shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing.

This Agreement is entered into by the parties, acting through their duly authorized representatives, as of the date first above written.

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By: ______________________
Toby Chu
Authorized Representative

SHANE CORPORATION S.A.R.L.

By: ______________________
David Warnock
Authorized Representative

In relation to clauses 2.2, 3.1, 3.2, 3.4, and 5.3, accepted and agreed:

BEIJING FENGHUA EDUCATION CONSULTING CO. LTD.

By: ______________________[SEAL]

[Name] Toby Chu
Authorized Representative

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By: ________________________
Toby Chu
Authorized Representative

SHANE CORPORATION S.A.R.L.

By: ________________________
David Warnock
Authorized Representative

In relation to clauses 2.2, 3.1, 3.2, 3.4, and 5.3, accepted and agreed:

BEIJING FENGHUA EDUCATION CONSULTING CO. LTD.

By: ________________________[SEAL]

[Name]
Authorized Representative

SCHEDULE 1

RESOLUTION OF THE BOARD OF DIRECTORS OF BEIJING FENGHUA EDUCATION CONSULTING CO. LTD.

(the ***Company***)

Reference is made to the Equity Pledge Agreement (the ***Agreement***) between CIBT School of Business & Technology Corp. as Pledgor and Shane Corporation S.à.r.l., as Secured Party, whereby the Pledgor has pledged to the Secured Party, among other things, all of the Pledgor's ownership interest in the Company.

The undersigned, being all of the directors of the Company, hereby consent as being in the best interest of the Company, pursuant to its rights under the Articles of Association, to the Pledgor using its ownership interest in the Company for the purposes set out in the Agreement and resolve that the Company will, upon an enforcement of the security created by the Agreement by the Secured Party in accordance with its terms, give all assistance to the Secured Party in realizing the modification of ownership rights in the Company contemplated thereby.

The directors further resolve that the above consent shall not be revoked or superseded without the prior written consent of the Secured Party.

The directors hereby authorize all necessary actions to be taken and any and all additional documents necessary be executed to submit the Pledge to the Approval Authority and the Registration Authority for approval and registration, respectively.

Date: __________ 2007

By:____________________ Name: Toby Chu Title: Chairman	By:____________________ Name: An Ran Title: Director
By:____________________ Name: Shuai Yang Title: Director	By:____________________ Name: Troy Rice Title: Director

April 24, 2007

CIBT SCHOOL OF BUSINESS AND TECHNOLOGY CORP.
as Pledgor

and

SHANE CORPORATION S.A.R.L.
as Secured Party

Equity Pledge Agreement

CONTENTS

CLAUSE **PAGE**

This Equity Pledge Agreement (*Agreement*) is made on April 24, 2007

BETWEEN:

CIBT School of Business & Technology Corp., a company incorporated under the laws of the Province of British Columbia, Canada (the ***Pledgor***); and

Shane Corporation S.à.r.l., a private limited liability company (*société à responsabilité limitée*) under the laws of the Grand-Duchy of Luxembourg (the ***Secured Party***).

WHEREAS:

(A) Pledgor is the legal owner of 100% of the equity interest in the registered capital of CIBT Weifang Education Consulting Co. Ltd. (the ***Company***), a wholly foreign-owned enterprise organized and existing under the laws of the People's Republic of China.

(B) By a Securities Purchase Agreement (the ***SPA***) dated March 30, 2007, among the Pledgor, Capital Alliance Group, Inc. and the Secured Party, and a debenture dated April 24, 2007 between the Pledgor and the Secured Party (the ***Debenture***), the Secured Party has agreed, subject to the terms of the SPA, to make a loan to the Pledgor in an aggregate principal amount of US $5,000,000.

(C) It is a condition precedent under the SPA that the Pledgor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants described hereafter, the Pledgor and Secured Party agree as follows:

DEFINITIONS AND INTERPRETATION

Definitions

1.1 Except where the context otherwise requires or where otherwise defined herein, words and expressions defined in the SPA bear the same meanings when used herein and the following terms have the following meanings:

Approval Authority means the examination and approval authority for the Company, which as of the date hereof is the Weifang Municipal Foreign Trade and Economic Cooperation Bureau;

Capital Contribution Certificate means the Capital Contribution Certificates issued by the Company to the Pledgor dated April 13, 2007 in the amounts set forth on Exhibit A and any certificate(s) issued by the Company from time to time in respect of the Pledgor's contributions to the registered capital of the Company;

Change Regulations means the *Certain Regulations on Changes to the Equity Interests of Investors in Foreign Investment Enterprises* issued by the former Ministry of Foreign Trade and Economic Cooperation and the State Administration for Industry and Commerce on May 28, 1997;

Collateral means all or any part of (i) the Pledgor's equity interest in the registered capital of the Company paid-in by the Pledgor in accordance with the payment schedule under the Articles of Association of the Company; (ii) the Capital Contribution Certificates; (iii) any dividend, profit or other distribution from the Company to the Pledgor; (iv) the proceeds of any of (i) to (iii) above; and (v) the proceeds of any liquidation, winding up or dissolution of the Company payable to the Pledgor;

Enforcement Event means the delivery of a notice under paragraph (a) of Section 17.2 of the Debenture;

Event of Default has the meaning set forth in the Debenture;

Financing Documents has the meaning set forth in the SPA;

Registration Authority means the registration authority for the Company, which as of the date hereof is the Weifang Municipal Bureau for Industry and Commerce;

Secured Obligations means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever and in any currency) of the Pledgor to the Secured Party under each or any of the Financing Documents or any other document evidencing or securing any such obligations and liabilities including in respect of losses, damages, costs and expenses and including by way of indemnity.

Interpretation

1.2 In this Agreement, unless the context otherwise requires:

(a) headings are for convenience only and do not affect the interpretation of this Agreement;

(b) words importing the singular include the plural and vice versa;

(c) a reference to a person includes any natural person, company, partnership, trust, joint venture, association, corporation or other entity and any governmental authority or agency;

(d) a reference to a clause, Exhibit, Schedule or party is a reference to that clause or that Schedule or party to, this Agreement;

(e) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

(f) a reference to a party to any document includes that party's successors and permitted assigns.

PLEDGE

2.1

(a) As continuing security for the payment and discharge in full of the Secured Obligations which are due, owing or payable, the Pledgor hereby pledges to the Secured Party all of the Pledgor's right, title and interest, present and future, in, to and under the Collateral.

(b) For the avoidance of doubt, the security hereby created does not create or impose upon the Secured Party any liability or obligation to perform or fulfil any of the obligations of the Pledgor under or in respect of the Collateral.

2.2 The Pledgor shall record, or cause the Company to record, details of the pledge of the Collateral in the Company's register of shareholders (if it exists) promptly upon the execution of this Agreement, and provide evidence of such recordation to the Secured Party.

Negative Pledge

2.3 The Pledgor hereby undertakes to the Secured Party that, unless the Secured Party otherwise agrees, it shall not:

(a) assign or purport to assign, transfer or otherwise deal with any interest of the Pledgor in the Collateral; or

(b) create, agree to create or permit to exist any trust, interest or Security Interest (howsoever ranking in priority) of any nature whatsoever (other than under this Agreement or arising by operation of law) on or over the Collateral,

except as permitted under the SPA.

Discharge

2.4 Subject to clause 2.5, if at any time all of the Secured Obligations have been paid and discharged in full, the security hereby created shall lapse and be discharged.

Conditions

2.5 Any such discharge of the security referred to in clause 2.4 shall be deemed to be made subject to the condition that it will be void if any payment or security which the Secured Party may previously have received or may thereafter receive from any person in respect of the Secured Obligations is set aside under any applicable law or proves to have become or been for any reason invalid.

Retention of Security

2.6 Notwithstanding the provisions of clauses 2.4 and 2.5, if the Secured Party shall have reasonable grounds for believing that the Pledgor may be insolvent as of the date of any payment made by the Pledgor to the Secured Party, the Secured Party may retain the security created pursuant to this Agreement until the expiry of a period of one (1) month plus such statutory period within which any security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Secured Obligations, notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Secured Party on, or as a consequence of, such payment and discharge provided that, if at any time within such period, a petition is presented to a competent court for an order for the winding up of the Pledgor or any analogous proceedings are commenced by or against the Pledgor, the Secured Party may continue to retain such security for such further period as the Secured Party shall determine and such security shall be deemed to have continued to have been held as security for the payment and discharge in full of all the Secured Obligations.

PERFECTION OF SECURITY

Approval

3.1 In accordance with the Change Regulations, the Pledgor shall procure that the Company, promptly after the execution of this Agreement (and in any event within fifteen (15) days), shall submit this Agreement for approval to the Approval Authority, together with all such documents as the Approval Authority may require in connection therewith, including, without limitation:

(a) the certificate of approval of the Company;

(b) the current business license of the Company;

(c) the Articles of Association of the Company;

(d) a resolution of the board of directors of the Company substantially in the form of Schedule 1;

(e) the Capital Contribution Certificate for the Company; and

(f) a capital contribution verification report in respect of the Company issued by a registered firm of accountants in the People's Republic of China acceptable to the Secured Party.

The Pledgor shall procure that the Company promptly respond to any requests from the Approval Authority for clarification or additional information and promptly provide notice of such requests, if material, to the Secured Party.

Registrations

3.2 The Pledgor shall procure that the Company shall promptly after receiving approval of the Approval Authority (and in any event within thirty (30) days) register this Agreement with the Registration Authority and provide evidence of the completion of such registration to the Secured Party.

Additional Capital Contributions

3.3 If after the date of this Agreement, the Pledgor pays in any additional contribution to, or otherwise acquires any additional portion of, the registered capital of the Company, the Pledgor shall promptly after paying in such contribution or making such acquisition notify the Approval Authority in writing that such additional capital has been contributed or acquired and is subject to this Agreement and submit to the Approval Authority a Capital Contribution Certificate and a capital contribution verification report reflecting such additional capital contribution or acquisition to the Company together with such other documents and evidence as the Approval Authority may request. Alternatively, at the request of the Secured Party, the Pledgor shall promptly enter into and submit for approval and registration as required by applicable laws of the People's Republic of China such amendments or supplements to this Agreement as the Secured Party may require with respect to such additional capital contribution or acquisition.

Further Assurances

3.4 The Pledgor undertakes to take whatever action required under the SPA and the Debenture for:

(a) perfecting or protecting the security created or intended to be created by this Agreement over the Collateral; or

(b) upon any Enforcement Event, facilitating the realization of the Collateral or the exercise of any right, power or discretion exercisable by the Secured Party in respect of the Collateral;

including, without limitation, procuring the Company to take the following steps as contemplated in the Change Regulations, namely:

(i) making an application to the Approval Authority for modifications to the ownership rights of the Pledgor in the Company;

(ii) submitting to the Approval Authority the Articles of Association, together with any agreements to reflect the interest of the Secured Party in the Company;

(iii) submitting to the Approval Authority copies of the original approval certificate and business license of the Company; and

(iv) submitting to the Approval Authority a list of the members of the board of directors as it will be after the proposed changes to the shareholding rights of the Pledgor are made.

ENFORCEMENT

The Pledgor's Rights Prior to Enforcement of the Pledge

4.1 Until an Enforcement Event, the Pledgor shall be entitled, subject to and in a manner consistent with the provisions of this Agreement, the SPA and the Debenture:

(a) to receive all dividends, profits or other distributions, interest and other income derived from or paid in respect of the Collateral; and

(b) to exercise any voting or other rights and powers attached to the Collateral;

to the exclusion of the Secured Party.

Enforcement

4.2 The security created by this Agreement shall become enforceable immediately upon an Enforcement Event, when the Secured Party shall be entitled to exercise all rights, powers and discretions in respect of the Collateral, to the exclusion of the Pledgor, and to take all action and pursue all remedies available to the Secured Party at law to enforce such security, subject to obtaining all necessary authorisations from the Approval Authority.

No Discharge

4.3 The obligations of the Pledgor under this Agreement shall not be discharged or impaired by:

(a) any invalidity, unenforceability or other defect relating to the Financing Documents or any security relating to such document; or

(b) any amendment to or variation of the Financing Documents or any security relating to any such document; or

(c) any release of or granting of time or any other indulgence to the Pledgor, the Company or any other person; or

(d) any winding up, dissolution, reconstruction or reorganization, legal limitation, incapacity or lack of corporate power or authority or other circumstances of, or any change in the constitution or corporate identity or loss of corporate identity by, the Company, the Pledgor or any other person; or

(e) any other act, event, neglect or omission which would or might but for this clause operate to impair or discharge the Pledgor's liability hereunder.

REPRESENTATIONS AND WARRANTIES; COVENANTS

Representations and Warranties

5.1 In addition to the representations and warranties set out in the SPA, the Pledgor represents and warrants to the Secured Party that:

(a) the execution, delivery and performance by it of this Agreement will not (i) violate any provision of any existing published law or regulation applicable to it or order or decree of any court, governmental authority, bureau or agency having jurisdiction over it or of its charter documents, or (ii) violate any provision of any contract, undertaking or agreement to which it is a party or which is binding upon it or any of its property or assets to an extent which has or is reasonably likely to have a Material Adverse Effect or (iii) result in the imposition or creation of any Security Interest on any part thereof pursuant to the provisions of any such contract, undertaking or agreement (subject to obtaining and effecting approval and registration as referred to in clauses 3.1 and 3.2) other than the Security Interests created by this Agreement;

(b) its contribution to the registered capital of the Company is fully paid in to the extent reflected in the respective Capital Contribution Certificates provided to the Secured Party hereunder; and

(c) the copies of the certificate of approval, business license, and Articles of Association of the Company provided to the Secured Party prior to the date hereof are true, complete and correct copies as of the date hereof.

Covenants

5.2

(a) The Pledgor promptly shall notify the Secured Party of any material matters, changes or claims affecting the Collateral.

5.3

(a) The Pledgor covenants that it will allow the Secured Party to examine, audit and inspect its books, accounts, records (including without limitation any records relating to the Collateral), ledgers, assets and properties of any kind and description whatsoever, and will cause the Company to do the same with respect to its such items, and to make copies thereof, during normal business hours, upon a written request provided at least five business days in advance of the contemplated examination, audit and inspection by the Secured Party, which states that such action is in its sole discretion necessary to protect its interests hereunder.

(b) The Pledgor will cooperate, and will cause the Company, to cooperate, in the enforcement by the Secured Party upon an Enforcement Event, including without limitation by auction of the Collateral or by execution of an equity transfer contact from the Pledgor to the Secured Party with respect to the Pledgor's equity interest in the registered capital of the Company.

Reliance

5.4

(a) The Pledgor acknowledges that it has made the representations and warranties in clause 5.1 with the intention of inducing the Secured Party to enter into the SPA on the basis of, and in full reliance on, each of such representations and warranties.

(b) The Pledgor warrants to the Secured Party that each of such representations and warranties is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations and warranties misleading.

Rights and Remedies not Limited

5.5 The rights and remedies of the Secured Party in relation to any misrepresentations or breaches of warranty on the part of the Pledgor shall not be prejudiced:

(a) by any investigation by or on behalf of the Secured Party into the affairs of the Pledgor;

(b) by the execution or the performance of this Agreement; or

(c) by any other act or thing which may be done by or on behalf of the Secured Party in connection with this Agreement and which might, apart from this clause, prejudice such rights or remedies.

Receipt of Moneys

5.6 Subject to the provisions of the SPA and the Debenture and clause 4.1, the Pledgor shall procure that all moneys received by the Pledgor or any other person constituting, or arising from or in connection with, the Collateral shall be paid forthwith to the Secured Party or as the Secured Party may from time to time direct.

CUSTODY OF CAPITAL CONTRIBUTION CERTIFICATES

6. The Pledgor shall on the date hereof provide to the Secured Party (or a nominee on behalf of the Secured Party) the original Capital Contribution Certificate for the Company and, immediately upon their issuance, any original, replacement or additional Capital Contribution Certificates issued from time to time in respect of any additional capital paid in, contributed or acquired by the Pledgor to the Company as

provided in clause 3.3 or otherwise. Any Capital Contribution Certificates so provided shall be returned to the Pledgor after the security created by this Agreement has lapsed and been discharged. To the extent required by any applicable laws and regulations in order to maintain the validity of the Capital Contribution Certificates or to make any registration or filing, the Secured Party agrees to allow or procure the Pledgor access to such Capital Contribution Certificates upon request and to present them to the relevant governmental authorities for such purpose.

EFFECTIVENESS

7. The security created by this Agreement shall become effective:

(a) in the case of any Collateral, other than the Collateral referred to in clause 3.3, upon approval by the Approval Authority as provided in clause 3.1 and when all the registrations referred to in clause 3.2 have been duly completed; and

(b) in the case of any Collateral referred to in clause 3.3, when the approvals and all the registrations referred to in that clause have been duly obtained or completed.

MISCELLANEOUS

Appointment of Attorney

8.1 Subject to the provisions of the SPA and the Debenture and clause 4.1, the Pledgor hereby irrevocably appoints with effect from the occurrence of an Enforcement Event the Secured Party as the Pledgor's attorney with full power (in the name of the Pledgor or otherwise) to carry out any of the Pledgor's obligations hereunder, and to exercise all the rights of the Pledgor in connection with the Collateral and to file any claims or take any lawful action or institute any proceedings which may be necessary for the purpose of putting into effect the intent of this Agreement.

Expenses

8.2 The Pledgor shall on demand pay:

(a) all costs, fees, expenses and taxes in connection with:

(i) all approvals and registrations referred to in clauses 3.2 and 3.3 or otherwise incurred in connection with the perfection or protection of the security created by this Agreement; and

(ii) the obtaining of all necessary Authorisations relating to the execution and performance by the Company of this Agreement; and

(b) all expenses (including legal and out-of-pocket expenses) incurred by the Secured Party in connection with the preservation or enforcement of any of their rights under this Agreement;

and shall keep the Secured Party indemnified against any failure or delay in paying the same.

Notices

8.3 Any notice or demand under this Agreement to or upon the Pledgor shall be in writing and shall be deemed to have been properly served upon the Pledgor if delivered personally or if sent by facsimile, cable or prepaid first-class mail to its registered office for the time being.

8.4 Any such notice or demand:-

(a) which is sent by facsimile, shall be deemed to have been properly served upon the Pledgor two hours after the time of despatch; or

(b) which is sent by first-class prepaid mail and is posted before the last collection of letters from the letter box in which it was posted has been made on any day, shall be deemed to have been properly served upon the Pledgor at 10.00 a.m. on the next succeeding day upon which a delivery of letters is made.

English Language

8.5 Any notice, request or other communication to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English satisfactory to the Secured Party and certified by an authorized representative of the Pledgor, which translation shall be the governing version between the relevant parties.

Applicable Law and Arbitration

8.6

(a) This Agreement is governed by and shall be construed in accordance with the laws of the People's Republic of China.

(b) Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination may be submitted by either party to the China International Economic and Trade Arbitration in Beijing (*CIETAC*) for arbitration in English in accordance with its arbitration rules. The arbitral award is final and binding upon the parties.

The arbitration tribunal shall consist of three arbitrators.

During the course of arbitration, this Agreement shall continue to be performed except for the matters in dispute which are subject to consultation or arbitration.

Severability

8.7 Any provision of this Agreement which is prohibited or unenforceable by reason of any present or future law in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Successors and Assigns

8.8 This Agreement binds and benefits the respective permitted successors and assigns of the parties. However, the Pledgor may not assign or delegate any of its rights or obligations under this Agreement without the consent of the Secured Party.

Amendment

8.9 Any amendment of any provision of this Agreement shall be in writing, signed by the parties and approved by the Approval Authority.

SPA and Debenture to Prevail

8.10. Where any provision of this Agreement conflicts with a provision of the SPA or the Debenture, the terms of the SPA or the Debenture, as the case may be, shall prevail for so long as the same remains in full force and effect. Any consent, waiver or concession granted under the SPA and the Debenture shall also operate as a consent, waiver or concession hereunder. For the avoidance of doubt, to the extent that there is no conflict between the provisions of this Agreement and the SPA or Debenture, the provisions of this Agreement shall prevail.

Execution Copies

8.11 This Agreement has been written in Chinese and English in six (6) originals each, all of which constitute one and the same agreement. Each party shall hold one (1) set of Chinese and English originals. Both language versions shall be equally authentic.

Remedies and Waivers

8.12 No failure or delay by the Secured Party in exercising any power, remedy, discretion, authority or other rights under this Agreement shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing.

This Agreement is entered into by the parties, acting through their duly authorized representatives, as of the date first above written.

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By: ____________________________
Toby Chu
Authorized Representative

SHANE CORPORATION S.A.R.L.

By: ____________________________
David Warnock
Authorized Representative

In relation to clauses 2.2, 3.1, 3.2, 3.4, and 5.3, accepted and agreed:

CIBT WEIFANG EDUCATION CONSULTING CO. LTD..

By: ____________________________[SEAL]

[Name]
Authorized Representative

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By: ________________________

Toby Chu
Authorized Representative

SHANE CORPORATION S.A.R.L.

By: ________________________

David Warnock
Authorized Representative

In relation to clauses 2.2, 3.1, 3.2, 3.4, and 5.3, accepted and agreed:

CIBT WEIFANG EDUCATION CONSULTING CO. LTD..

By: ________________________ [SEAL]

[Name]
Authorized Representative

SCHEDULE 1

RESOLUTION OF THE BOARD OF DIRECTORS OF CIBT WEIFANG EDUCATION CONSULTING CO. LTD.

(the ***Company***)

Reference is made to the Equity Pledge Agreement (the ***Agreement***) between CIBT School of Business & Technology Corp. as Pledgor and Shane Corporation S.à.r.l., as Secured Party whereby the Pledgor has pledged to the Secured Party, among other things, all of the Pledgor's ownership interest in the Company.

The undersigned, being all of the directors of the Company, hereby consent as being in the best interest of the Company, pursuant to its rights under the Articles of Association, to the Pledgor using its ownership interest in the Company for the purposes set out in the Agreement and resolve that the Company will, upon an enforcement of the security created by the Agreement by the Secured Party in accordance with its terms, give all assistance to the Secured Party in realizing the modification of ownership rights in the Company contemplated thereby.

The directors further resolve that the above consent shall not be revoked or superseded without the prior written consent of the Secured Party.

The directors hereby authorize all necessary actions to be taken and any and all additional documents necessary be executed to submit the Pledge to the Approval Authority and the Registration Authority for approval and registration, respectively.

Date: __________ 2007

By:________________ Name: Toby Chu Title: Chairman	By:________________ Name: An Ran Title: Director
By:________________ Name: Shuai Yang Title: Director	

Shane Corporation S.à.r.l.
c/o Camden Partners
500 East Pratt Street
Suite 1200
Baltimore, MD 21202

April 18, 2007

CIBT School of Business & Technology Corp.
1200-777 West Broadway
Vancouver BC, Canada V5Z 4J7
Attn: Toby Chu, President and Chief Executive Officer

Re: Agreement Regarding Certain Closing Matters

Dear Mr. Chu:

Reference is made to that certain Purchase Agreement (the "Purchase Agreement") dated as of March 30, 2007, by and between CIBT School of Business & Technology Corp. ("CIBT"), Capital Alliance Group Inc. ("CAG") and Shane Corporation S.à.r.l. (the "Purchaser"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement.

This letter agreement (this "Letter Agreement") sets forth the mutual agreements and understandings of the parties hereto with respect to the matters set forth below.

Limited Waiver of Certain Provisions of the Purchase Agreement

The Purchaser hereby waives the satisfaction and fulfillment of the condition precedent to the Closing set forth in Sections 3.16 and 5.9 of the Purchase Agreement that require CIBT to obtain and maintain directors and officers liability insurance, subject to the following conditions and restrictions:

- The Purchaser shall, at its sole discretion, determine when to designate members of the CIBT Board of Directors prior to CIBT obtaining directors and officers liability insurance satisfying the requirements of Section 5.9 of the Purchase Agreement. During the time the Purchaser is not represented on the Board of Directors, representatives of the Purchaser shall be entitled to observation rights pursuant to the Management Rights Letter from CIBT, dated as of the Closing Date.

- In the event that CIBT does not obtain directors and officers liability insurance satisfying the requirements of Section 5.9 of the Purchase Agreement within sixty (60) days following the Closing Date, CIBT shall pay interest on the outstanding unpaid principal amount of the Debenture, from such date sixty (60) days following Closing until such

directors and officers liability insurance is obtained, at the per annum rate of 14%. CIBT agrees to amend the Debenture as necessary to incorporate any such change in the terms of the interest rate in the Debenture.

The waiver granted in this Letter Agreement is limited to the matters discussed in the preceding paragraphs and is subject to the conditions and restrictions set forth therein, and shall not be construed as a general waiver of the obligations of CIBT or the rights of the Purchaser set forth in Sections 3.16 or 5.9 or any other provision of the Purchase Agreement.

This Letter Agreement is not a waiver of CIBT's obligation to obtain and maintain the directors and officers liability insurance referenced above, but only a limited waiver of the Purchaser's right not to proceed with the Closing in the absence of satisfaction of such condition. CIBT agrees and acknowledges that it remains responsible to use best efforts to obtain such directors and officers liability insurance.

This Letter Agreement shall be governed under the laws of British Columbia, Canada.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Letter Agreement as of the date first above written.

Sincerely,

SHANE CORPORATION S.À R.L.

By: ______________________________
Name: David Warnock
Title: Manager

AGREED AND ACKNOLWEDGED:

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By: ______________________________
Name: Toby Chu
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Letter Agreement as of the date first above written.

Sincerely,

SHANE CORPORATION S.À R.L.

By: ______________________________
Name: David Warnock
Title: Manager

AGREED AND ACKNOLWEDGED:

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By: ______________________________
Name: Toby Chu
Title: President and Chief Executive Officer

Shane Corporation S.à.r.l.
c/o Camden Partners
500 East Pratt Street
Suite 1200
Baltimore, MD 21202

April 24, 2007

CIBT School of Business & Technology Corp.
1200-777 West Broadway
Vancouver BC, Canada V5Z 4J7
Attn: Toby Chu, President and Chief Executive Officer

Re: Agreement Regarding Certain Closing Matters Involving CIBT Subsidiaries

Dear Mr. Chu:

Reference is made to that certain Purchase Agreement (the "Purchase Agreement") dated as of March 30, 2007, by and between CIBT School of Business & Technology Corp. ("CIBT"), Capital Alliance Group Inc. ("CAG") and Shane Corporation S.à.r.l. (the "Purchaser"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement.

This letter agreement (this "Letter Agreement") sets forth the mutual agreements and understandings of the parties hereto with respect to the matters set forth below.

Limited Waiver of Certain Provisions of the Purchase Agreement

The Purchaser hereby waives the satisfaction and fulfillment of the condition precedent to the Closing set forth in Section 7.2(q) of the Purchase Agreement that requires CIBT to effect the pledge of all CIBT's equity or other interest in its subsidiaries, subject to the following conditions and restrictions:

- CIBT shall execute and deliver to the Purchaser the Pledge Agreements at Closing.

- In the event that CIBT does not obtain (and provide copies to the Purchaser) the Investment Certificates for Beijing Fenghua Education Consulting Co. Ltd. and CIBT Weifang Education Consulting Co. Ltd. (the "Investment Certificates") and any additional schedules or exhibits required under applicable law to create perfected (or similar validation under applicable law) security interests under the Pledge Agreements under such applicable law within thirty (30) days following the Closing Date, CIBT shall pay interest on the outstanding unpaid principal amount of the Debenture, from such date thirty (30) days following Closing until the Investment Certificates are obtained and provided, at the per annum rate of 14%. CIBT agrees to amend the Debenture as

necessary to incorporate any such change in the terms of the interest rate in the Debenture.

The waiver granted in this Letter Agreement is limited to the matters discussed in the preceding paragraphs and is subject to the conditions and restrictions set forth therein, and shall not be construed as a general waiver of the obligations of CIBT or the rights of the Purchaser set forth in Section 7.2(q) or any other provision of the Purchase Agreement.

This Letter Agreement is not a waiver of CIBT's obligation to obtain and provide the Investment Certificates, but only a limited waiver of the Purchaser's right not to proceed with the Closing in the absence of satisfaction of such condition. CIBT agrees and acknowledges that it remains responsible to use best efforts to obtain and provide the Investment Certificates and any additional schedules or exhibits required under applicable law to create perfected (or similar validation under such applicable law) security interests under the Pledge Agreements under such applicable law.

This Letter Agreement shall be governed under the laws of British Columbia, Canada.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Letter Agreement as of the date first above written.

Sincerely,

SHANE CORPORATION S.À R.L.

By: ______________________________
Name: David Warnock
Title: Manager

<u>AGREED AND ACKNOWLEDGED</u>:

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By:______________________________
Name: Toby Chu
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Letter Agreement as of the date first above written.

Sincerely,

SHANE CORPORATION S.À R.L.

By: ______________________________
Name: David Warnock
Title: Manager

AGREED AND ACKNOWLEDGED:

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

By:______________________________
Name: Toby Chu
Title: President and Chief Executive Officer

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (i) APRIL 24, 2007, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

Warrant No. 07-002
Date of Issuance: April 24, 2007

Number of Shares: 268,083
(subject to adjustment)

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP.

Common Shares Purchase Warrant

CIBT School of Business & Technology Corp., a corporation organized under the laws of British Columbia (the "Company"), for value received, hereby certifies that BMO Capital Markets Corp., or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to 268,083e common shares with no par value (as adjusted from time to time pursuant to the provisions of this Warrant) of the Company (or such other class of shares in accordance with the provisions of this Warrant) ("Common Shares"), at a purchase price equal to U.S.$0.93254585 per share of Common Shares. The Common Shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as "Warrant Stock" and the "Purchase Price," respectively.

This Warrant is issued pursuant to a Securities Purchase Agreement, dated as of March 30, 2007, by and among the Company, Capital Alliance Group, Inc. and Purchaser (the "Purchase Agreement"), and is subject to the terms and conditions of the Purchase Agreement.

1. **Exercise.**

(a) **Manner of Exercise.** This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company reasonably may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of

promissory notes or other instruments representing indebtedness of the Company to the Registered Holder or as provided in Section 1(c) below.

(b) **Effective Time of Exercise.** Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c) **Net Issue Exercise.**

(i) Commencing at the time which is immediately prior to the closing of the Company's initial public offering, if any, in lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder's duly authorized attorney, in which event the Company shall issue to such holder a number of shares of Common Shares computed using the following formula:

$$X = \frac{Y(A - B)}{A}$$

Where: X = The number of shares of Warrant Stock to be issued to the Registered Holder.

Y = The number of shares of Warrant Stock (at the date of such calculation).

A = The fair market value of one share of Common Shares (at the date of such calculation).

B = The Purchase Price (as adjusted to the date of such calculation).

(ii) For purposes of this Section 1(c), the fair market value of one share of Common Shares on the date of calculation shall mean:

(A) if the exercise is in connection with an initial public offering of the Common Shares, and if the Company's registration statement (or similar offering document) relating to such public offering has been declared effective by the Securities and Exchange Commission (or its foreign equivalent, if applicable and necessary), then the fair market value of Common Shares shall be the initial price per share at which the Common Shares were sold to the public as specified in the final prospectus (or similar offering document) with respect to the offering;

(B) if this Warrant is exercised after, and not in connection with, the Company's initial public offering, and if the Company's Common Shares are traded on a securities exchange or actively traded over-the-counter:

(1) then, if the Common Shares are traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a thirty (30) day period ending three trading days before the date of calculation; or

(2) then, if the Common Shares are actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three trading days before the date of calculation; or

(C) if neither (A) nor (B) is applicable, the fair market value shall be at the highest price per share which the Company could obtain on the date of calculation from a willing, arm's length buyer for Common Shares, as determined in good faith by the Company's Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 5(b) below, in which case the fair market value per share of Common Shares shall be deemed to be the value of the consideration per share received or to be received by the holders of such stock pursuant to such acquisition.

(d) **Delivery to Holder.** As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder may direct:

(i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled,

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal to (i) the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1 above; and

(iii) in the case of a net issuance exercise pursuant to Section 1(c), the number of shares calculated as "X" pursuant to such Section.

2. **Adjustments.**

(a) **Stock Splits and Dividends.** If outstanding shares of the Company's Common Shares shall be subdivided into a greater number of shares or a dividend in Common Shares shall be paid in respect of Common Shares, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Shares shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination

shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b) **Reclassification, Etc**. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2(a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(c) **Full-Ratchet Adjustments**. If at any time or from time to time, during the period from date of this Warrant through the date which is eighteen (18) months thereafter, the Company sells or is deemed to sell Additional Shares of Common Shares (as hereinafter defined), for a purchase price less than the then-effective applicable Purchase Price, then and in each such case the then-effective Purchase Price shall be reduced on a full-ratchet basis, as of the opening of business on the date of such issue or sale, to the lowest price per share for which such Additional Shares of Common Shares are so sold or deemed to be sold. The Purchase Price shall initially be U.S.$0.93254585 per share of Common Shares. All references to a Purchase Price herein shall mean such Purchase Price as so adjusted.

(d) **Weighted Average Adjustments**. If at any time or from time to time, after the date which is eighteen (18) months after the date of this Warrant, the Company sells or is deemed to sell Additional Shares of Common Shares (as hereinafter defined), for a purchase price less than the then-effective applicable Purchase Price, then and in each such case the then-effective Purchase Price shall be determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the number of Common Shares outstanding immediately prior to such issuance (the "Outstanding Common") plus the number of Common Shares that the aggregate consideration received by the Company for such issuance would purchase at such Purchase Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of such Additional Shares of Common Shares. For purposes of the foregoing calculation, the term "Outstanding Common" shall include the aggregate maximum number of Common Shares deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account

potential antidilution adjustments) of any securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, Common Shares.

(e) "**Additional Shares of Common Shares**" shall mean all Common Shares issued by the Company and any security issued by the Company convertible into or exchangeable or exercisable for, Common Shares whether or not subsequently reacquired or retired by the Company, except for:

(1) Common Shares issued pursuant to stock dividends, stock splits or similar transactions, as described in Sections 2(a) hereof;

(2) Common Shares or warrants to purchase Common Shares, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions approved by the Board of Directors;

(3) Common Shares or preferred shares issuable upon exercise of warrants outstanding as of the date of this Warrant, in accordance with the terms of such warrants as of the date hereof;

(4) Common Shares, or warrants or options to purchase Common Shares, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors;

(5) Common Shares issued or issuable in a public offering;

(6) Common Shares issued or issuable to an entity as a component of any business relationship with such entity for the purpose of (A) joint ventures, (B) distribution or supply of the Company's products (if any) or services or (C) any other arrangements involving corporate partners that are for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors;

(7) Common Shares issued or issuable to employees, officers, consultants or directors of the Company, or other persons performing services for the Company, pursuant to a stock option plan or restricted stock plan approved by the Board of Directors; and

(8) Common Shares issued or issuable with the affirmative vote of holders of Warrants representing a majority of the Common Shares issuable upon exercise of this Warrant.

(f) **Warrant**. The Warrant may, at the option of the Registered Holder, be exercisable into a separate class of common shares of the Company ("New Common Shares"), having substantially the same rights and privileges as the existing common shares of the Company except that the New Common Shares shall be entitled, upon dissolution or winding-up of the Company, to a $0.00001 per share liquidation preference over the existing common shares of the Company. At any time prior to the exercise of the Warrant, the Company shall, upon the written request of the Registered Holder to such effect, create, authorize and reserve for issuance

a sufficient number of New Common Shares to satisfy the right of purchase provided for in this Warrant, whereupon this Warrant shall deemed to provide for the purchase of New Common Shares in lieu of Common Shares and the expression "Common Shares" shall be deemed, for all purposes under this Warrant, including any other adjustments under this Section 2, to refer to the "New Common Shares".

(g) **Adjustment Certificate.** When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3. Transfers.

(a) **Unregistered Security.** Each holder of this Warrant acknowledges that the Company is not a reporting issuer in any jurisdiction of Canada, and that this Warrant and the Warrant Stock have not been registered and that they are exempt from the requirement that the Company prepare and file a prospectus with the Canadian securities regulatory authorities, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) compliance with registration and prospectus requirements under Canadian securities legislation or exemptions therefrom or (ii) an opinion of counsel reasonably satisfactory to the Company specifying the prospectus and registration exemptions under Canadian securities law permitting the sale, transfer or other disposition of this Warrant or any Warrant Stock. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b) **Transferability.** Subject to the provisions of the Purchase Agreement, the Shareholders Agreement, dated as of April 24, 2007, by and among the Company, Purchaser and certain other shareholders of the Company (the "Shareholders Agreement"), the Registration Rights Agreement, dated as of April 24, 2007 by and among the Company, Purchaser and certain other shareholders of the Company and Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company to any Permitted Transferee (as defined below). For purposes of this Warrant, "Permitted Transferee" shall mean an Affiliate who or which agrees in writing to be bound by and comply with the terms of this Warrant as if such Permitted Transferee were originally a Registered Holder hereunder. "Affiliate" shall mean, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a

trust, a joint venture, an unincorporated organization and any other entity and a governmental entity, regulatory authority or any department, agency or political subdivision thereof.

(c) **Warrant Register.** The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

4. **No Impairment.** The Company will not, by amendment of its articles or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 13 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

5. **Termination.** This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the "Expiration Date"): (a) April 24, 2012, (b) the sale, conveyance or disposal of all or substantially all of the Company's property or business or the Company's merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this Section 5(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or to an equity financing in which the Company is the surviving corporation, or (c) six months following the closing of an initial public offering of the Company's Common Shares pursuant to an effective registration statement or similar document under the Securities Act or other applicable securities law of another jurisdiction.

6. **Notices of Certain Transactions.** In case:

(a) the Company shall take a record of the holders of its Common Shares (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company or its Material Subsidiaries (as defined in the Purchase Agreement), or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) business days prior to the record date or effective date for the event specified in such notice.

7. **Reservation of Stock**. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. Nothing contained in this certificate shall affect or restrict the right of the Company to issue Common Shares or other securities from time to time.

8. **Exchange of Warrants**. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Shares called for on the face or faces of the Warrant or Warrants so surrendered.

9. **Replacement of Warrants**. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company (or in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10. **Notices**. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by personal delivery, or overnight courier, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of personal delivery or the next business day if sent by overnight courier. Notices shall be delivered as follows (unless written notice of a subsequent modification is given by the applicable party):

If to the Company:

CIBT School of Business & Technology Corp.
1200 - 777 West Broadway
Vancouver BC, Canada V5Z 4J7
Telephone: (604) 871-9909
Attn: Toby Chu

with a copy (which shall not constitute notice) to:

Heller Ehrman LLP
Times Square Tower
7 Times Square
New York, New York 10036
Telephone: (212) 847-8732
Attn: Salvatore J. Vitiello, Esq.

and

Maitland & Company
625 Howe Street, Suite 700
Vancouver, British Columbia
V6C 2T6, Canada
Attn: Ron Paton, Esq.

If to the Registered Holder:

BMO Capital Markets Corp.
3 Times Square
29th Floor
New York, New York 10036
Attn: Christopher Langone

11. **No Rights as Shareholder.** Except as set forth in the Shareholders Agreement, until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

12. **No Fractional Shares**. No fractional shares of Common Shares will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Shares (determined in the manner set forth in Section 1(c)(ii)).

13. **Amendment or Waiver**. Any term of this Warrant may be amended or waived upon written consent of the Company and the holders of Warrants representing at least a majority in interest of the Common Shares issuable upon exercise of this Warrant. By acceptance hereof, the Registered Holder acknowledges that in the event the required consent is obtained, any term

of this Warrant may be amended or waived with or without the consent of the Registered Holder of any portion of this Warrant.

14. **Severability**. The terms of this Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15. **Headings.** The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16. **Governing Law.** This Warrant shall be governed, construed and interpreted in accordance with the laws of the Province of British Columbia, Canada, without giving effect to principles of conflicts of law.

(Signature page follows)

CIBT SCHOOL OF BUSINESS &
TECHNOLOGY CORP.

By ______________________________
Name: Tim Leong
Title: CFO

Address: 1200-777 West Broadway
Vancouver, British Columbia V5Z 4J7

EXHIBIT A

PURCHASE/EXERCISE FORM

To: CIBT School of Business & Technology Corp. Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No. ________, hereby irrevocably elects to (a) purchase _____ shares of the Common Shares covered by such Warrant and herewith makes payment of U.S.$ _________, representing the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for _______ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 1(c) of such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Article 4 of the Purchase Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Purchase Agreement, provided that the term "Purchaser" shall refer to the undersigned and the term "Securities" shall refer to the Warrant Stock.

The undersigned further acknowledges that it has reviewed the market standoff provisions set forth in Section __ of the Registration Rights Agreement (as defined in the Warrant) and agrees to be bound by such provisions.

Signature:______________________________

Name (print):___________________________

Title (if applic.)_________________________

Company (if applic.):____________________

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, ____ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Shares covered thereby set forth below, to:

Name of Assignee	**Address/Fax Number**	**No. of Shares**

Dated:____________________ Signature:________________________________

____

Witness: ________________________________

Cross Receipt

CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP. (the "Company") hereby acknowledges receipt from SHANE CORPORATION S.À.R.L. (the "Purchaser"), of a wire transfer in immediately available funds in the amount of $5,000,000, representing payment for a debenture issued to the Purchaser in the aggregate principal amount of $5,000,000 and a warrant to purchase an aggregate of 5,361,667 common shares of the Company, payable to the order of the Company in full satisfaction of the Purchaser's obligations pursuant to Section 2.1 of the Purchase Agreement dated as of March 30, 2007 between the Company and the Purchaser.

CIBT SCHOOL OF BUSINESS &
TECHNOLOGY CORP.

By: ______________________
Name: Toby Chu
Title: President and Chief
Executive Officer

Dated: April 24, 2007

SHANE CORPORATION S.À.R.L., hereby acknowledges receipt from CIBT SCHOOL OF BUSINESS & TECHNOLOGY CORP., of a debenture issued to the Purchaser in the aggregate principal amount of $5,000,000 and a warrant to purchase an aggregate of 5,361,667 common shares of the Company, purchased by the Purchaser from the Company pursuant to the above-mentioned Purchase Agreement.

SHANE CORPORATION S.À.R.L.

By: [signature]

Name: David Warnock

Title: Manager

Dated: April 24, 2007